Exhibit 99.3

St. James Federal

savings and loan association

St. James, minnesota

Conversion Valuation Appraisal Report

As of February 13, 2015

Prepared by:

McAuliffe Financial, LLC

19457 Olson Ave., Lake Oswego, OR 97034

McAuliffe Financial, LLC

February 13, 2015

Board of Directors

St. James Federal Savings and Loan Association

501 First Avenue, South

St. James, Minnesota 56081

Dear Board Members:

At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be offered in connection with the mutual-to-stock conversion transaction described below.

This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of the Comptroller of the Currency ("OCC"). This Appraisal has been prepared in accordance with the written valuation guidelines promulgated by the OCC, most recently updated as of October 21, 1994. Specifically, this Appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization", dated as of October 21, 1994; and applicable regulatory interpretations thereof.

Description of Reorganization

On November 5, 2014, the Boards of Directors of St. James Federal Savings & Loan Association (“St. James” or the “Association”), Wells Financial Corp. (“Wells”) and Wells Federal Bank (the “Bank”), respectively, adopted and approved a Plan of Conversion Merger (the “Plan”) and the related Agreement and Plan of Conversion Merger (the “Agreement”), subject to regulatory and Member approvals, whereby St. James proposes to convert from a federally-chartered mutual savings association to a federally-chartered stock savings association, pursuant to the rules and regulations of the Office of the Comptroller of the Currency and any successor thereto (the “OCC”). The Plan and the Agreement provide that St. James shall merge with and into the Bank concurrently with St. James’ conversion to stock form and the issuance of shares of common stock of Wells to depositors and borrowers of St. James and the community served by St. James, pursuant to the terms and conditions of the Plan and the Agreement (the “Conversion Merger”).

It is anticipated that the public shares will be offered in a Subscription offering to the St. James’ Eligible Account Holders, Tax-Qualified Employee Plans, including the employee stock ownership plan (the "ESOP"), Supplemental Eligible Account Holders and Other Members. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the Subscription offering, the shares may be offered for sale in a Community offering.

McAuliffe Financial, LLC

McAuliffe Financial, LLC. ("McAuliffe Financial") is a financial consulting firm serving the financial services industry that, among other things, specializes in financial valuations and analyses of business enterprises and securities. The background and experience of McAuliffe

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Financial is detailed in Exhibit VI-1. We believe that, except for the fee we will receive for our appraisal, we are independent of the Association and the other parties engaged by St. James to assist in the corporate reorganization and stock issuance process.

Valuation Methodology

In preparing our appraisal, we have reviewed the Association’s, Wells’ and Wells Federal Bank’s regulatory applications, including the prospectus as filed with the OCC, the Minnesota Department of Financial Institutions (“MDFI”) and the Securities and Exchange Commission ("SEC"). We have conducted a financial analysis of the Association that has included a review of its financial information for fiscal years ended September 30, 2010 through September 30, 2014, various unaudited information and internal financial reports through December 31, 2014 and due diligence related discussions with the Association’s management, Lindquist & Vennum PLLP, the Association’s counsel in connection with the reorganization, Jones Walker LLP, the counsel for Wells Financial, and Sterne Agee & Leach, Inc., the marketing advisor in connection with the common stock offering. All conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

We have investigated the competitive environment within which the Association operates and have assessed the Association's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on the Association and the industry as a whole. We have analyzed the potential effects of conversion on the Association's operating characteristics and financial performance as they relate to the pro forma market value. We have reviewed the economy in the Association's primary market area and have compared the Association's financial performance and condition with a peer group of publicly-traded thrifts as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts. We have excluded from such analyses thrifts subject to announced or rumored acquisition, mutual holding companies or mutual holding company institutions that have announced their intent to pursue second step conversions, and/or those institutions that exhibit other unusual characteristics.

Our Appraisal is based on the Association's representation that the information contained in the regulatory applications and additional information furnished to us by the Association, its legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Association, its legal counsel and other authorized agents nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the Association's liquidation value.

Our appraised value is predicated on a continuation of the current operating environment for the Association and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions, the stock

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market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability, and may materially impact the value of thrift stocks as a whole or the Association's value alone. To the extent that such factors can be foreseen, they have been factored into our analysis.

Pro forma market value is defined as the price at which the Association's stock, immediately upon completion of the offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

It is our opinion that, as of February 13 2015, the estimated aggregate pro forma market value of the shares to be issued immediately following the offering was $2,300,000 at the midpoint . Pursuant to conversion guidelines, the 15 percent offering range indicates a minimum value of $1,955,000 and a maximum value of $2,645,000. All shares of common stock will be offered for sale at a price equal to the average of the daily arithmetic mean of the closing bid and asked quotations of Wells’ stock as traded on the OTCQB of commencing 30 trading days before the second trading day prior to the date of the final prospectus, rounded to the nearest cent, with any amount equal to or greater than $0.005 rounded to the next higher $0.01. Based on an assumed offering price of $27.00 per share offering price, this valuation range equates to total offering shares of 72,407 shares at the minimum to 97,963 shares at the maximum. In the event that the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a supermaximum value of $3,041,750 without a resolicitation. Based on the $27.00 per share offering price, the supermaximum value would result in total shares issued of 112,657.

Limiting Factors and Considerations

Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

McAuliffe Financial's valuation was determined based on the financial condition and operations of St. James Federal as of December 31, 2014, the date of the financial data included in the regulatory applications and prospectus.

McAuliffe Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by McAuliffe Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the

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Association’s financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

Respectfully submitted,
McAuliffe Financial, LLC

J. Kevin McAuliffe
President

McAuliffe Financial, LLC

Table of Contents

I. DESCRIPTION OF ST. JAMES FEDERAL SAVINGS AND LOAN ASSOCIATION	3

Overview of the Association	3

Balance Sheet Trends	3

Lending Activities	5

Asset Quality	7

Funding Composition	8

Interest Rate Risk Management and Asset/Liability Management	10

Capital	11

Profitability Trends	11

Properties	14

Subsidiary Activities	14

Legal Proceedings	14

II. MARKET AREA ANALYSIS	15

Introduction	15

Demographics	16

Unemployment Rates	17

Competition in Watonwan County	18

Summary	18

III. COMPARISONS WITH PUBLICLY TRADED THRIFTS	20

Introduction	20

Selection Process	20

Review of the Comparable Group	22

Asset size	22

Asset Size	22

Balance Sheet Mix	23

Asset Quality	23

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Equity to Asset Level	23

Profitability	24

Conclusion	24

IV. MARKET VALUE ADJUSTMENTS	26

Introduction	26

Financial Condition	26

Balance Sheet Growth	32

Earnings Performance	34

Market Area Review	38

Cash Dividends	38

Liquidity of the Issue	56

Management	57

Marketing of the Issue	58

Summary of Valuation Adjustments	62

V. MARKET VALUE DETERMINATION	63

Introduction	63

Discussion of Pricing Ratios	63

Price to Earnings Ratio	63

Price to Book Value/Price to Tangible Book Value Ratio	63

Price to Assets Ratio	64

Pro Forma Value	64

Valuation Conclusion	66

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I.	DESCRIPTION OF ST. JAMES FEDERAL SAVINGS AND LOAN ASSOCIATION

Overview of the Association

St. James Federal Savings and Loan Association (“St. James Federal” or the “Association”) was originally chartered on September 15, 1958 in St. James, Minnesota. St. James Federal operates through a single office in St. James which is located in a rural community approximately 100 miles southwest of Minneapolis and approximately 100 miles east of Sioux Falls, South Dakota. At December 31, 2014, the Association’s total assets equaled $27.2 million. The Association’s primary market area of Watonwan County is largely rural and supported by the agricultural industry and with no major population centers.

St. James Federal’s lending efforts have reflected a diversified portfolio focused on agricultural, one-to-four family, commercial and industrial and consumer loans. At December 31, 2014, 39.9% of the Association’s total loan portfolio was comprised of farm and agricultural loans and 31.8% were permanent one-to-four family residential mortgage loans. Management believes that St. James Federal has maintained a very positive image in Watonwan County for its lending and depository services. The primary liability funding source for St. James Federal is retail deposits raised through the Association’s single office.

Balance Sheet Trends

Table 1.1 presents key balance sheet data for St. James Federal for the five fiscal years ended September 30, 2010 through September 30, 2014 and at December 31, 2014. Over this period, St. James Federal’s asset base has remained relatively flat fluctuating between $24.4 million at September 30, 2010 to $27.5 million at September 30, 2012. At December 31, 2014, the Association’s asset base has declined to $27.2 million. The current assets are near the peak reached in fiscal 2012.

Loans, net of the allowance for loan losses, comprise the largest component of assets, equaling $18.7 million (68.8% of assets) as of December 31, 2014. Between September 30, 2010 and December 31, 2014, the Association’s loan portfolio remained relatively flat and fluctuated between a high of $18.7 million at September 30, 2014 and a low of $18.0 million at September 30, 2011. The largest single component of the loan portfolio has consisted of permanent one-to-four family mortgage loans, which has exceeded over 32% of total loans during recent years followed by agricultural loans (22%) and farm loans (18%).

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Table 1.1

St James Federal Savings and Loan Association

Selected Balance Sheet Items

(Dollars in Thousands)

	At September 30,										At December 31,
	2010	% Assets	2011	% Assets	2012	% Assets	2013	% Assets	2014	% Assets	2014	% Assets
Total Assets	$24,367	100.00%	$25,582	100.00%	$27,523	100.00%	$26,993	100.00%	$26,589	100.00%	$27,215	100.00%
Cash and Cash Equivalents	4,246	17.43%	5,589	21.85%	7,125	25.89%	7,479	27.71%	6,758	25.42%	6,776	24.90%
Investment Securities	833	3.42%	1,344	5.25%	1,246	4.53%	914	3.39%	1,231	4.63%	1,198	4.40%
FHLB Stock	80	0.33%	80	0.31%	77	0.28%	35	0.13%	32	0.12%	32	0.12%
Total Cash & Investments	5,159	21.17%	7,013	27.41%	8,447	30.69%	8,428	31.22%	8,021	30.17%	8,006	29.42%
Loans Receivable, net	18,687	76.69%	17,997	70.35%	18,557	67.42%	18,023	66.77%	18,030	67.81%	18,734	68.84%
Real Estate Owned	42	0.17%	-	0.00%	-	0.00%	50	0.19%	32	0.12%	-	0.00%
Other Assets	479	1.97%	572	2.24%	520	1.89%	491	1.82%	506	1.90%	475	1.75%

Deposits (incl Escrows)	21,831	89.59%	23,138	90.45%	23,979	87.12%	24,327	90.12%	23,846	89.68%	24,439	89.80%
Borrowings	165	0.68%	-	0.00%	1,000	3.63%	-	0.00%	-	0.00%	-	0.00%
Other Liabilities	126	0.52%	77	0.30%	28	0.10%	25	0.09%	29	0.11%	21	0.08%
Total Liabilities	22,122	90.79%	23,215	90.75%	25,006	90.85%	24,352	90.22%	23,875	89.79%	24,460	89.88%
Equity	2,245	9.21%	2,367	9.25%	2,517	9.15%	2,641	9.78%	2,714	10.21%	2,755	10.12%
Tangible Equity / Tg. Assets		9.21%		9.25%		9.15%		9.78%		10.21%		10.12%
Loans / Deposits	85.60%		77.78%		77.39%		74.09%		75.61%		76.66%

Source: St James Federal’s internal financial statements and call reports.

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The Association has maintained a high level of cash and investments in recent years in an effort to help manage its interest rate sensitivity and also due to limited quality lending opportunities. Cash, cash equivalents and investment securities have ranged from 21.2% of total assets at September 30, 2010 to 31.2% at September 30, 2013. At December 31, 2014, cash and investments remained high at 29.4%.

The asset base is funded with retail deposits and capital. St. James Federal has rarely relied on FHLB borrowings to fund loan demand or meet asset/liability goals. Only in fiscal 2012 has the Association utilized FHLB borrowings which were repaid in fiscal 2013. All of the Association’s deposits are local deposits. The deposit balance increased from $21.8 million at September 30, 2010 to $24.4 million at December 31, 2014. Overall, between September 30, 2010 and December 31, 2014, the Association’s GAAP equity increased from $2.24 million or 9.21% of assets to $2.76 million or 10.12% of assets. The Association is a “well capitalized” institution pursuant to regulatory standards.

Lending Activities

As presented in Table 1.2, St. James Federal’s lending activities have emphasized the origination of permanent one-to-four family residential mortgage, farm, agricultural and commercial and industrial loans. Between September 30, 2010 and December 31, 2014, these types of loans constituted between 71% and 80% of the Association’s total loan portfolio. The Association plans to continue to offer permanent one-to-four family residential mortgage loans, farming and agricultural, and commercial and industrial loans while also originating smaller volumes of home equity and consumer loans. Generally, the Association does not originate construction or multifamily loans. The majority of St. James Federal’s one-to-four family residential mortgage loans are held in portfolio.

At December 31, 2014, the Association’s permanent first mortgage loans secured by one-to-four family residential properties totaled $6.1 million, or 31.8% of total loans. Generally, the Association’s one-to-four family loans are 5 year balloon loans with 15 to 30 year amortizations. After the initial 5 year term, the loans are re-priced at new market rates and again maintain the 5 year balloon feature. All one-to-four family loans are originated with a maximum loan to value ratio of 80%. For borrowers whose loans qualify for secondary market standards, the Association acts as a broker sending the loan to other financial institutions for a fee.

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Table 1.2

St James Federal Savings and Loan Association

Loan Portfolio

	At September 30,										At December 31,
	2010		2011		2012		2013		2014		2014
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family	$8,601	45.98%	$7,545	41.30%	$6,772	35.92%	$6,649	36.19%	$6,162	33.53%	$6,068	31.82%
Farm loans	NA	NA	NA	NA	2,974	15.77%	3,809	20.73%	3,705	20.16%	3,448	18.08%
Home equity/second	959	5.13%	839	4.59%	890	4.72%	731	3.98%	613	3.34%	643	3.37%
Non-residential	NA	NA	NA	NA	1,487	7.89%	1,421	7.73%	1,818	9.89%	1,851	9.71%
Construction and land	0	0.00%	0	0.00%	0	0.00%	0	0.00%	125	0.68%	216	1.13%
Total real estate loans	12,659	67.68%	12,311	67.39%	12,123	64.30%	12,610	68.64%	12,423	67.61%	12,226	64.12%

Agricultural loans	NA	NA	NA	NA	3,123	16.56%	2,696	14.67%	3,201	17.42%	4,166	21.85%
Commercial and Industrial	4,779	25.55%	4,360	23.87%	1,922	10.19%	1,449	7.89%	1,329	7.23%	1,378	7.23%
Consumer and other loans	1,266	6.77%	1,597	8.74%	1,686	8.94%	1,617	8.80%	1,422	7.74%	1,298	6.81%
Total loans	$18,704	100.00%	$18,268	100.00%	$18,854	100.00%	$18,372	100.00%	$18,375	100.00%	$19,068	100.00%

Allowance for losses	(196)		(271)		(296)		(349)		(345)		(334)
Loans, net	$18,508		$17,997		$18,558		$18,023		$18,030		$18,734

Source: St. James Federal call reports

At December 31, 2014, the Association had $3.4 million in farm loans, representing 18.1% of total loan portfolio. Farm loans are generally fixed rate with 5 year balloon terms. The loans are amortized over a 15 to 30 year term while loan to value ratios generally do not exceed 80%. All of the farm loans are secured by property within or contiguous to the Association’s primary market area.

Home equity and second mortgages represent a small portion of the Association’s loan portfolio. At December 31, 2014, the Association had home equity and second mortgages totaling $643,000, or 3.4% of the total loan portfolio. These loans are generally adjustable rate loans based on the prime rate. The Association structures these loans so payments reflect both principal and interest with loan to value ratios ranging between 80% and 90%.

Nonresidential loan totaled $1.9 million at December 31, 2014, or 9.7% of the total loan portfolio. Generally, these loans consist of commercial buildings, though there is one small church loan. The Association provides borrowers with fixed rate loans secured by the underlying real estate. The Association lends up to 80% of the appraised value with the loans amortizing over a 15 to 30 year term.

St. James Federal rarely makes construction loans. At December 31, 2014, the Association had one construction loan for $213,000.

Agricultural loans totaled $4.2 million at December 31, 2014, or 21.9% of the total loan portfolio. Agricultural loans relate to farming operations and are generally short term of one

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year or less and are normally made over a crop season. Agricultural loans generally require a debt service ratio of 1.10x to 1.15x or have a loan to value ratio of 70%. The Association requires all agricultural borrowers to have crop insurance.

Commercial and industrial loans total $1.4 million at December 31, 2014, or 7.2% of total loans. Commercial loans include loans to local businesses for floor plans and equipment loans. The Association makes commercial loans on a fixed rate basis that include a balloon feature in 5 years. The loans are made to amortize up to 10 years.

Consumer loans include auto loans and personal loans to residents of the Association’s market area. At December 31, 2014, consumer and other loans totaled $1.3 million, or 6.8% of total loans. Generally, consumer loans are made for terms of 3 to 5 years.

St. James Federal does not engage in mortgage banking related activities. Presently, all loans originated by St. James Federal are retained in portfolio. Though not often, the Association has participated in loans with other financial institutions.

Asset Quality

St. James Federal has experienced only moderate levels of non-performing assets over the past 5 years as the agricultural community did not get impacted by declining real estate values experienced in other parts of the U.S. during the most recent economic downturn. As shown in Table 1.3, St. James Federal’s level of non- performing assets (non-accrual loans,

Table 1.3

St. James Federal Savings and Loan Association

Non-Performing Assets

	At September 30,					At Dec. 31,
	2010	2011	2012	2013	2014	2014
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One- to four-family	$67	$61	$152	$218	$109	$129
Multi-family	0	0	0	0	0	0
Home equity	0	0	0	0	0	0
Non-residential	103	94	0	0	0	0
Construction and land	0	0	0	0	0	0
Total real estate loans	$170	$155	$152	$218	$109	$129
Consumer and other loans	15	1	0	0	12	13
Total nonaccrual loans	$185	$156	$152	$218	$121	$142

Real estate owned:	12	0	0	50	50	50
Total nonperforming assets	$197	$156	$152	$268	$171	$192

Total nonperforming loans to total loans	0.99%	0.87%	0.82%	1.21%	0.67%	0.76%
Total nonperforming assets to total assets	0.81%	0.61%	0.55%	0.99%	0.64%	0.71%

Source: St James Federal call reports.

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accruing loans past due 90 days or more and real estate owned (“REO”)), remained relatively stable between September 30, 2010 and December 31, 2014. Generally, the nonperforming asset ratio (“NPA”) relative to total assets remained below 1.00% over the past 5 years. At December 31, 2014, NPAs were 0.71% of assets. Also, as of December 31, 2013 and December 31, 2014, the Association’s had classified assets as follows:

	At December 31, 2013	At December 31, 2014
	(Dollars in Thousands)
Special Mention	$573	$405
Substandard	368	238
Total Classified Assets	941	643

Source: St. James Federal’s internal reports

As shown in Table 1.4, St. James Federal’s allowance for loan loss level has increased over the past several years. Between September 30, 2010 and December 31, the allowance for loan losses increased from $196,000 (1.04% of total outstanding loans) to $334,000 (1.75% of total outstanding loans). As a percentage of non-performing loans, the allowance has exceeded the level of nonperforming loans in each year and represented 235% at December 31, 2014.

Table 1.4

St. James Federal Savings and Loan Association

Allowance for Loan Losses

	At September 30,					At Dec. 31,
	2010	2011	2012	2013	2014	2014
	(Dollars in thousands)
Allowance at Beginning of Period	137	196	271	296	349	345
Provision for loan losses	83	68	45	60	33	0

Charge Offs	24	0	24	7	36	11
Recoveries	0	(7)	(4)	0	0	0
Allowance at End of Period	196	271	296	349	345	334

Allowance to nonperforming loans	105.95%	173.72%	194.74%	160.09%	285.12%	235.21%
Allowance to total loans	1.04%	1.48%	1.60%	1.90%	1.88%	1.75%
Net Charge Offs to average loans	0.13%	-0.04%	0.11%	0.04%	0.20%	0.06%

Source: St. James Federal call reports

Funding Composition

Deposits are the major source of funds for lending and other investment purposes. In addition to deposits, the Association’s other significant sources of funds include liquidity (cash

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and short-term interest-earning deposits), repayment of loans, maturing investments and earnings from operations. Based on the Association’s growth objectives, these sources should continue to adequately address funding demands.

Retail deposits are raised through St. James Federal’s single retail office. The Association does not solicit brokered deposits. As shown in Table 1.5, NOW and demand deposits constitute the largest portion of the Association’s deposit base, remaining constant near 43% to 44% of total deposits. Certificates of deposit, (“CDs”) represented over 40% at December 31, 2014 while regular savings and other deposits comprised the remainder of the deposit portfolio with 15% of total deposits. NOW and demand deposits totaled 44.6% at December 31, 2014. The Association does not offer money market deposit accounts (“MMDA’s”).

Table 1.5

St James Federal Savings and Loan Association

Deposit Portfolio

	At September 30,						At December 31,
	2012		2013		2014		2014
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

NOW and demand deposits	$10,385	43.31%	$10,459	43.00%	$10,410	43.66%	$10,899	44.60%
Regular savings and other deposits	3,240	13.51%	4,013	16.50%	4,093	17.16%	3,709	15.18%
Certificates of deposit – IRA	1,951	8.14%	1,915	7.87%	2,269	9.52%	2,207	9.03%
Certificates of deposit - other	8,402	35.04%	7,939	32.64%	7,074	29.67%	7,624	31.20%
Total	$23,978	100.00%	$24,326	100.00%	$23,846	100.00%	$24,439	100.00%

Source: St James Federal’s call report.

Although deposits are the primary source of funds, the Association may utilize borrowings when it is a less costly source of funds and can be invested at a positive interest rate spread. Borrowings are utilized when additional liquidity is required to fund loan demand or when it meets asset/liability management goals. Borrowings have historically consisted of advances from the FHLB. The Association’s borrowing capacity is approximately $4.0 million with the FHLB. At December 31, 2014, the Association did not have any FHLB advances outstanding and had not utilized such borrowings since fiscal 2012, as deposits have been a reliable funding source. Based on anticipated loan volume and liquid asset levels during the next three years, the Association anticipates zero or minimal FHLB borrowings over the foreseeable future.

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Interest Rate Risk Management and Asset/Liability Management

St. James Federal’s primary objectives of asset/liability management include maximizing earnings and return on capital within acceptable and controllable levels of the following main risks:

•	Interest Rate Risk
•	Valuation Risk
•	Liquidity Risk
•	Credit Risk
•	Capital Risk
•	Operations Risk
•	Yield Curve or Mismatch Risk
•	Basis Risk
•	Embedded Options Risk
•	Event Risk

Additional objectives include providing for growth that is sound, profitable and balanced without sacrificing the quality of service and managing and maintaining policy and procedures that are consistent with the short and long-term strategic goals of the Board of Directors.

St. James Federal relies on an independent interest rate risk report prepared by UBB Securities. Table 1.6 provides a summary of the impact of interest rate shocks on the Association’s net interest income, net interest margin, market value change in the loan and securities portfolios and the impact on net economic value at December 31, 2014. As noted, the Association is asset rate sensitive and will generally increase economic value in a rising rate environment. The amounts of changes in the various categories are all within tolerance levels established by the Board of Directors.

Table 1.6

St. James Federal Savings and Loan Association

Interest Rate Sensitivity

At December 31, 2014

	Net		Market	Market	Economic
	Interest	Net	Value	Value	Value of
	Income	Interest	Change	Change	Equity at
	Change	Margin	of Loans	of Sec.	Risk
Rising 400 basis points	(7.93)	3.56	(3.74)	(11.22)	17.60
Rising 300 basis points	(5.86)	3.64	(3.15)	(8.26)	10.92
Rising 200 basis points	(3.84)	3.72	(2.06)	(5.26)	7.68
Falling 200 basis points	(6.36)	3.62	2.15	2.59	(8.17)

Source: ALMEdge Analyzing Sensitivity to Market Risk December 31, 2014. UBB Securities.

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Capital

St. James Federal exceeded all regulatory capital requirements at December 31, 2014. The Association qualifies as “well capitalized” on such date. Table 1.7 presents St. James Federal’s capital position at December 31, 2014.

Table 1.7

St. James Federal Savings and Loan Association

Capital Position at December 31, 2014

		Percent of
	Amount	Assets
GAAP Capital	2,755	10.12%

Tier 1 Leverage Ratio	2,755	10.12%
Requirement	1,089	4.00%
Excess	1,666	6.12%

Tier 1 Capital Ratio	2,755	15.17%
Requirement	1,090	6.00%
Excess	1,665	9.17%

Total Capital Ratio	2,983	16.43%
Requirement	1,453	8.00%
Excess	1,530	8.43%

Source: St James Federal’s call reports.

Profitability Trends

Table 1.8 presents income and expense trends for St. James Federal for the fiscal years ended September 30, 2010 through September 30, 2014 and for the twelve months ended December 31, 2014. Net income reflected a declining trend between the fiscal years ended September 30, 2012 and September 30, 2014, with net income declining from $150,000, and a return on assets (“ROA”) of 56 basis points, in fiscal 2012 to $73,000, and an ROA of 27 basis points, in fiscal 2014. For the twelve months ended December 31, 2014, net income increased to $96,000, or 36 basis points. The decline in profitability during this time period reflected a reduction in the Association’s net interest margins as well as a modest increase in operating expense levels relative to the asset base. Additionally, in fiscal 2014 and for the most recent twelve month period, the Association’s earnings were negatively impacted by a loss on the sale of real estate.

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Since fiscal 2010, the Association’s net interest margin has ranged from 3.47% in fiscal 2013 to 4.01% in fiscal 2011. The Association’s narrowing net interest margins largely reflects a higher level of lower yielding cash and investments. Over the past year, however, the Association’s net interest margin expanded slightly to 3.64%.

The Association’s net interest income level was partially offset by loan loss provision levels ranging from $83,000 in fiscal 2010 to $32,000 in fiscal 2014. The limited volatility in loan loss provisions reflects minimal charge off activity as well as a relatively low level on non-performing assets.

Non-interest income has been a small source of revenue for the Association and consists primarily of deposit related fees and service charges. In the past year, the Association did experience a loss on the sale of real estate owned properties. The Association had foreclosed on the properties in fiscal 2013 and adjusted the book value. However, the Association was not able to get an updated appraisal due to Minnesota law that prevents the Association or any of its service providers to enter the property for a six month period. Once the Association was able to review the condition of the properties, it was determined further write-downs were necessary and the property was ultimately sold.

Primarily reflecting their small operations, St James Federal has maintained a moderately high operating expense ratio. However, the operating expense ratio reflected some moderate volatility due to a fluctuating asset base rather than the absolute level of expenses increasing. The Associations operating expense ratio was below 3.00% in fiscal 2012 and 2013 as the average asset base increased. Since fiscal 2010, the Associations general and administrative expenses ranged from $754,000 to $838,000. For the most recent twelve month period, the Association’s operating expenses relative to average assets was 3.10%.

Table 1.9 provides McAuliffe Financial’s calculation of St James Federal’s core net income for the latest fiscal year ended September 30, 2014.

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Table 1.8

St James Federal Savings and Loan Association

Income and Expense Trends

(Dollars in Thousands)

	For the Fiscal Year Ended September 30,										For the 12 Months Ended
	2010		2011		2012		2013		2014		December 31, 2014
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)
Average Assets	$25,961	100.00%	$24,975	100.00%	26,553	$100.00%	$27,258	100.00%	$26,791	100.00%	$27,013	100.00%
Average Equity	2,194	8.45%	2,306	9.23%	2,442	9.20%	2,579	9.46%	2,677	9.99%	2,707	10.02%

Interest Income	1,359	5.23%	1,311	5.25%	1,236	4.66%	1,169	4.29%	1,119	4.18%	1,121	4.15%
Interest Expense	(400)	-1.54%	(310)	-1.24%	(262)	-0.99%	(222)	-0.82%	(150)	-0.56%	(138)	-0.51%
Net Interest Income	959	3.69%	1,001	4.01%	974	3.67%	946	3.47%	969	3.62%	983	3.64%
Loan Loss Provision	(83)	-0.32%	(68)	-0.27%	(45)	-0.17%	(60)	-0.22%	(32)	-0.12%	(17)	-0.06%
Net Interest Inc. after Prov.	876	3.37%	933	3.74%	929	3.50%	886	3.25%	937	3.50%	966	3.58%

Noninterest income	61	0.23%	65	0.26%	64	0.24%	63	0.23%	67	0.25%	61	0.23%
Gain <Loss> on sale of assets	-	0.00%	-	0.00%	-	0.00%	-	0.00%	(65)	-0.24%	(53)	-0.20%
General & Admin. Expense	(786)	-3.03%	(804)	-3.22%	(754)	-2.84%	(772)	-2.83%	(833)	-3.11%	(838)	-3.10%
Income Before Income Taxes	151	0.58%	194	0.78%	240	0.90%	178	0.65%	106	0.40%	136	0.50%
Income Tax Provision	(50)	-0.19%	(72)	-0.29%	(90)	-0.34%	(54)	-0.20%	(33)	-0.12%	(40)	-0.15%
Net Income	101	0.39%	122	0.49%	150	0.56%	124	0.46%	73	0.27%	96	0.36%
Return on Equity		4.60%		5.30%		6.14%		4.82%		2.74%		3.55%

Source: St James Federal's internal financial statements and call reports.

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Table 1.9

St James Federal Savings and Loan Association

Core Net Income Calculation

($000)

For the Twelve
Ended December 31, 2014
Net Income as Reported	$96
Pre-Tax Adjustments:
Plus: Loss on Sale of Real Estate	53
Income Tax Impact (34%)	(18)
After-Tax Adjustment	35
Core Net Income	$131
Core ROA	0.49%
Core ROE	4.84%

Source: McAuliffe Financial calculation.

Properties

As of December 31, 2014, the net book value of St. James Federal’s properties was $185,000. The Association owned its single office facility and does not lease any property.

Subsidiary Activities

St. James Federal does not have any subsidiaries.

Legal Proceedings

St. James Federal is not involved in any pending legal proceedings as a defendant other than routine legal proceedings occurring in the ordinary course of business. The Association has indicated that it is not involved in any legal proceedings, the outcome of which would be material to its financial condition or results of operations.

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II.	MARKET AREA ANALYSIS

Introduction

St. James Federal operates out of a single office in the south-central portion of Minnesota in the City of St. James which is the county seat of Watonwan County. St. James is located approximately 100 southwest of Minneapolis. The Association’s primary market area for its lending and deposit gathering base consists of the communities within and contiguous to Watonwan County. Watonwan County is largely agricultural with the community of St James largely supporting the farming needs of the surrounding area. Additionally, the surrounding counties are also largely agricultural comprised of small communities supporting the needs of farmers.

The largest employers in Watonwan County are listed in table 2.1. Though a couple of the largest employers are related to the government and education, a considerable number of the employers support the farming communities. The largest employer, Amour Eckrich, is an animal slaughtering and processing facility and is the facility many farmers in the surround area use to sell their livestock.

Table 2.1
St James Federal Savings & Loan Association

Major Employers in Watonwan County

Company	Employees	Product/Service

Watonwan County
Amour Eckrich	275	Animal Slaughtering & Processing
St James Public Schools	235	Elementary and Secondary Schools
Watonwan County	165	Government
Good Samaritan Society	160	Nursing Care Facilities
S-T Industries	70	Mach Shops; Screw, Nut & Bolt Mfg.
Tony Downs Foods Co.	55	Fruit & Vegetable Preserving
City of St James	36	Government
United Parcel Service	35	Couriers
Watonwan Farm Services	35	Nondurable Goods Merchant Wholesaler
Wilcon Construction	34	New Multifamily Housing Construction
GM Runge, Inc.	20	General Freight Trucking
Industrial Construction Services	20	Industrial Building Construction
St James Publishing Company	19	Newspaper, Periodical, Book Publishers

Source:	LakesnWoods.com.

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Demographics

The population in Watonwan County was approximately 11,200 in 2010 and has remained flat through the most current period. The very small county is mostly rural and is comprised of large farming acreage. With farming the primary economic base, the county demographic base remains generally un-influenced by urban employment centers.

Table 2.2 presents economic and demographic data from 2010 through 2014 and forecast data through 2019. From 2010 to 2014, Watonwan County’s population contracted 0.02 percent

Table 2.2

Economic and Demographic Data for the U.S, the State

of Minnesota and the Primary Market Area of

St James Federal Savings & Loan Association

				Percent	Percent
				Change	Change
Population (000)	2010	2014	2019 Proj	2010-2014	2014-2019 Proj
United States	308,745,538	317,199,353	328,309,464	2.74	3.50
Minnesota	5,303,925	5,424,948	5,582,534	2.28	2.90
Watonwan, MN	11,211	11,209	11,289	-0.02	0.71

				Percent	Percent
				Change	Change
Households	2010	2014	2019 Proj	2010-2014	2014-2019 Proj
United States	116,716,292	120,163,305	124,622,756	2.95	3.71
Minnesota	2,087,227	2,147,610	2,219,923	2.89	3.37
Watonwan, MN	4,520	4,558	4,625	0.84	1.47

				Percent	Percent
				Change	Change
Median Household Income ($)	2011	2014	2019 Proj	2011-2014	2014-2019 Proj
United States	49,726	51,579	53,943	3.73	4.58
Minnesota	56,076	59,127	62,361	5.44	5.47
Watonwan, MN	43,435	52,945	58,486	21.89	10.47

				Percent	Percent
				Change	Change
Per Capita Income ($)	2011	2014	2019 Proj	2011-2014	2014-2019 Proj
United States	26,109	27,721	29,220	6.17	5.41
Minnesota	28,460	30,539	32,567	7.30	6.64
Watonwan, MN	20,316	26,621	29,930	31.03	12.43

Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data.

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compared to the national average growth of 2.74 percent throughout the U.S. and 2.28 percent for the State of Minnesota. Similarly, the population through 2019 is expected to remain flat in Watonwan County while national and state levels are expected to expand 3.50 percent and 2.90 percent, respectively.

Household growth followed a similar pattern as population growth with the number of households relatively flat in Watonwan County and projected to grow 1.47 percent through 2019. Minnesota household growth was higher at 2.89 percent and 3.37 percent for the past four years and projected five year periods, respectively. The slower growth largely reflects the rural environment of Watonwan County and its relatively non-diversified economic base with limited industrial growth.

Median household income growth for Watonwan County has substantially surpassed state and national averages as farming revenue has increased considerably over the past several years and projections indicate this trend will continue. Median household income in Watonwan County was $58,486 and increased 21.89 percent from 2011 to 2014 compared to state and national average increases of 5.44 percent and 3.73 percent, respectively. Relative to the State of Minnesota, the median household income in Watonwan County was 89.5 percent and by 2019 it is expected to be 93.8 percent.

The per capital income level in Watonwan County follow a similar pattern as the median household income.

Unemployment Rates

Unemployment rates in Watonwan County have historically been near State rates and below National rates. The agricultural economy has resulted in stable employment rates for residents of Watonwan County, though the county unemployment rates are affected by seasonal fluctuations.

Table 2.3

St. James Federal Savings & Loan Association

Unemployment Trends

	December 2013	December 2014
Region	Unemployment	Unemployment
United States	6.7%	5.6%
Minnesota	4.7	3.7
Watonwan County (1)	5.1	4.7

(1) Unemployment rates are not seasonally adjusted.

Source: U.S. Bureau of Labor Statistics.

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Competition in Watonwan County

As a savings institution that primarily focuses on real estate lending and the gathering of deposits in southwestern Minnesota, St. James Federal’ primary competitors have been (1) other financial institutions with offices in the local market (including commercial banks, thrifts and credit unions); (2) other mortgage loan originators and mortgage brokers (however, these potential competitors have not been much of a factor during the last three years); (3) those depository and lending organizations not physically located within the market but capable of doing business remotely through the Internet or by other means; and (4) other competitors such as investment firms, mutual funds, insurance companies, etc.

Competition among financial institutions in the Association’s market for the origination of loans and the attraction of deposits has been significant. However, St. James Federal has been able to maintain a stable base of loyal customers and depositors from its local community. As larger institutions compete for market share to achieve economies of scale, the environment for the Association’s products and services is expected to remain highly competitive. Community-sized institutions such as St. James Federal typically compete with larger institutions on pricing or operate in a niche that will allow for operating margins to be maintained at profitable levels.

St. James Federal competes with six other commercial banks for deposits in Watonwan County, including the branch offices of large in-state regional banks and out-of-state superregional banks. Table 2.4 displays deposit market share for all FDIC-insured banks and thrifts in Watonwan County. St. James Federal maintains a small market share in Watonwan County, where it ranks sixth out of seven with a total deposit market share of approximately 7%. One other community bank holds an approximately 51% market share.

Summary

The overall condition of St James Federal’s primary market area is stable, but with limited economic growth. The employment base in Watonwan County has been largely supported by the agricultural community. The largest employers in the County have remained consistent employers over the past 5 years with limited layoffs and Watonwan County did not experience the real estate asset bubble experienced in other parts of the country. St James Federal’s future organic growth is expected to be primarily oriented toward the offering of deposit and lending products in and around Watonwan County.

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Table 2.4

St. James Federal Savings and Loan Association

Competition in Watonwan County

				2014	2014	2013	2013
			2014	Total	Total	Total	Total
			Number	Deposits in	Market	Deposits in	Market
2014	2013		of	Market	Share	Market	Share
Rank	Rank Institution (ST)	Type	Branches	($000)	(%)	($000)	(%)

1	1 Citizens Bank Group Inc. (MN)	Bank HC	3	172,084	50.82	166,746	51.35
2	2 Odin Bancshares Inc. (MN)	Bank HC	1	33,794	9.98	33,450	10.30
3	3 Trimont Bancorp. (MN)	Bank HC	2	32,707	9.66	30,844	9.50
4	4 Ctzns Bancorp. of New Ulm Inc. (MN)	Bank HC	1	27,279	8.06	25,668	7.90
5	5 Frst Natl Agcy St. James Inc. (MN)	Bank HC	1	26,886	7.94	24,999	7.70
6	6 St James FS&LA (MN)	Savings Bank	1	24,277	7.17	24,715	7.61
7	7 Alliance Financial Svcs Inc (MN)	Bank HC	1	21,621	6.38	18,318	5.64
	Total For Institutions In Market		10	338,648		324,740

Note: Market Share is for U.S. Territories only and non-retail branches are not included.

Source: SNL Financial and FDIC data

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III.	COMPARISONS WITH PUBLICLY TRADED THRIFTS

Introduction

An integral aspect in our valuation of St. James Federal entails a financial comparison of the Association with a selected group of publicly traded peer thrifts (“Comparable Group”). For the reasons stated below, the Comparable Group, which was selected based upon similar operating characteristics, are comprised solely of publicly traded thrifts. This section describes the methodologies and key factors utilized in the selection of the appropriate Comparable Group. Based on our comparative financial analysis with the Comparable Group in this section and Section IV and our subsequent review and analysis of the group’s pricing multiples in Section V, we are able to determine an appropriate valuation of the Association.

The various characteristics of the Comparable Group provide the basis for applying the appropriate adjustments for St. James Federal’s pro forma value. Factors that impact the Association’s pro forma value relative to the Comparable Group include balance sheet composition, capital levels, asset quality, profitability level and market area.

Our goal in the selection process for a Comparable Group is to find thrifts with operating characteristics that most closely match those of the Association. However, given the declining universe of actively traded thrifts with similar ownership structures, financial characteristics, business strategies and market areas, it is not possible to select a Comparable Group of thrifts that are exactly similar to the Association.

Selection Process

As of the date of this appraisal, there are a total of 192 publicly traded thrift institutions (inclusive of OTC Bulletin Board and Pink Sheets). Of this total, 31 institutions were mutual holding companies (“MHCs”) and 10 were under acquisition and were eliminated due to their unique pricing characteristics.

Of the 151 remaining institutions, there are a total of 62 that do not trade on a major exchange and 16 that completed an initial public offering within the past year. McAuliffe Financial limited the Comparable Group to institutions whose common stock is listed on a major exchange (defined as the NYSE or NASDAQ) since these companies tend to trade regularly. Thrifts that trade over the counter or as pink sheets are not included in the Comparable Group, due to irregular trading activity and wide bid/ask spreads, which may skew the trading value and make trading multiples less reliable as an indicator of value. Additionally, we believe it is

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important that the peers must be seasoned publicly traded issues that have at least one year of trading history. The resulting inventory of available thrifts to select a Comparable Group is 73.

Also in our selection process, we considered the following factors, to the extent possible:

•	Non-performing asset levels for the Comparable Group should be at or below industry averages. The median and average level of non-performing assets to total assets for all publicly traded thrifts was 1.91% and 1.58%, respectively, as of the date of the appraisal.

•	The Comparable Group should have a capital level at or above industry averages. Each member of the Comparable Group should show a tangible equity to tangible assets ratio of at least 10%.

•	Members of the Comparable Group should show positive reported income or, at least, positive core earnings.

•	In general, the Comparable Group should be comprised of community oriented thrifts and, to the extent possible, operating primarily in rural markets (We attempted to exclude institutions whose deposit base was concentrated in a densely populated urban setting or highly populated metropolitan area).

In our selection process noted above, we attempted to exclude any potential comparable group members with significantly high non-performing asset levels or that show an absence of core earnings since institutions with these attributes are typically discounted in the marketplace.

It is important to note that, given the relatively small universe of exchange traded, small asset sized thrifts, and our additional selection criteria, the number of acceptable thrifts worthy of consideration are very limited.

Our selection process results in a total of 10 Comparable Group thrifts. McAuliffe Financial reviewed the recent publicly available reports and news releases of these 10 thrifts and determined that all 10 were acceptable comparables. Table 3.1 identifies the Comparable Group members.

In addition to the selected Comparable Group, a Supplemental Group of OTC Bulletin Board and Pink Sheet thrifts have been included to provide further insight on the trading environment and pricing characteristics of small institutions like St. James Federal. The

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selection process for the Supplemental Group was the same as that used for the Comparable Group. Table 3.2 presents some characteristics of the Supplemental Group.

Review of the Comparable Group

Certain key characteristics of the Comparable Group were examined as they relate and compare to St James Federal. The following five characteristics were examined:

Table 3.1

St James Federal Peer Group

Institution Name	Ticker	City, State	Industry	Offices	IPO Date	Total Assets
First Federal of Northern Michigan Bancorp, Inc.	FFNM	Alpena, MI	Savings Bank	9	4/4/2005	311,923
FS Bancorp, Inc.	FSBW	Mountlake Terrace, WA	Savings Bank	8	7/10/2012	509,754
HMN Financial, Inc.	HMNF	Rochester, MN	Savings Bank	11	6/30/1994	577,426
La Porte Bancorp, Inc.	LPSB	La Porte, IN	Savings Bank	7	10/5/2012	518,616
Madison County Financial, Inc.	MCBK	Madison, NE	Savings Bank	5	10/4/2012	301,929
Polonia Bancorp, Inc.	PBCP	Huntingdon Valley, PA	Savings Bank	5	11/13/2012	297,885
Prudential Bancorp, Inc.	PBIP	Philadelphia, PA	Savings Bank	7	10/10/2013	527,082
United Community Bancorp	UCBA	Lawrenceburg, IN	Savings Bank	8	1/10/2013	508,938
Wolverine Bancorp, Inc.	WBKC	Midland, MI	Savings Bank	4	1/20/2011	338,671
WVS Financial Corp.	WVFC	Pittsburgh, PA	Savings Bank	6	11/29/1993	294,689

St James Federal Supplemental Peer Group

Institution Name	Ticker	City, State	Industry	Offices	IPO Date	Total Assets
CCSB Financial Corp.	CCFC	Munster, IN	Savings Bank	3	4/1/1996	87,263
Community Investors Bancorp, Inc.	CIBN	Liberty, MO	Savings Bank	3	1/9/2003	131,599
First Niles Financial, Inc.	FNFI	Bucyrus, OH	Savings Bank	5	2/7/1995	96,437
Great American Bancorp, Inc.	GTPS	Niles, OH	Savings Bank	1	10/27/1998	176,704
Hibernia Bancorp, Inc.	HIBE	Champaign, IL	Savings Bank	2	6/30/1995	105,445
Patriot Federal Bank	PFDB	Canajoharie, NY	Savings Bank	3	12/31/2005	122,365
Quarry City Savings and Loan Association	QRRY	Warrensburg, MO	Savings Bank	1	7/26/2013	46,757
Royal Financial, Inc.	RYFL	Chicago, IL	Savings Bank	3	1/21/2005	128,043
United-American Savings Bank	UASB	Pittsburgh, PA	Savings Bank	1	8/6/2010	90,084
Versailles Financial Corporation	VERF	Versailles, OH	Savings Bank	1	1/11/2010	52,513

Asset size

1.	Balance Sheet Mix

2.	Asset Quality

3.	Equity to Asset Level

4.	Profitability

Asset Size

We selected a peer group of thrifts which all had asset sizes below $600 million which generally represents small community based financial institutions. However, because of St

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James Federal’s very small asset size of $27.0 million at December 31, 2014, there are no publicly traded peers that closely match the Association’s limited asset base. The Comparable Group, however, does represent a group of small community based financial institutions. The Comparable Group had a median asset size of $424 million, and range in size from $298 million to $577 million. Reflective of their small asset size, the Comparable Group thrifts have a below average number of branches that range from 4 to 11 (see Table 3.1).

The Supplemental Peer Group reflects a group with smaller assets and less branch locations. Their median asset size was $101 million, and range in size from $47 million to $177 million and had a branch network of 1 to 5 branches.

Balance Sheet Mix

Since fiscal 2010, St James Federal has maintained an above average level of cash and investments relative to assets, and has historically maintained a high percentage of deposits as a liability funding source. For the Association, cash and investments equaled 29.4% of assets and deposits equaled 89.8% of assets at December 31, 2014. While certain members of the Comparable Group also maintained above average levels of cash and investments and deposits, the Comparable Group, on average, maintained cash and investments and deposits levels that were lower as lending opportunities were more prevalent in their larger markets. The median cash and investments to assets ratio and deposits to assets ratio for the Comparable Group was 32.7% and 72.0%, respectively, while the Supplemental Group had ratios of 20.0% and 76.8%, respectively (see Table 3.2).

Asset Quality

At December 31, 2014, St James Federal’s non-performing assets (“NPAs”) to total assets ratio was 0.71%. This compared to a median ratio of 1.48% for the Comparable Group and 1.32% for the Supplemental Group (see Table 3.2). These asset quality ratios for the Association, the Comparable Group and Supplemental Group were favorable compared to the publicly traded thrift industry average of 1.91%.

Equity to Asset Level

At December 31, 2014, the Association showed an equity to asset ratio and tangible equity to tangible assets ratio of 10.12%. If the Association was able to complete a standard conversion on its own, the Association’s pro forma tangible equity ratio would approximate

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14.52% at the midpoint of the valuation range. The median equity and tangible equity ratio for the Comparable Group was 13.54% and 13.10%, respectively while the Supplemental Group had respective ratios of 12.20% and 12.20% (see Table 3.2).

Profitability

The thrift industry, for the most part, has reported an increasing trend in reported profitability during the last several years with significant earnings variability. Profitability results during this time period largely reflect lower provisions for losses and, in some cases, improved net interest margins from low cost of funds and return of more interest earning assets from their nonperforming status. St James Federal’s operating performance, on the other hand, have remained relatively consistent over the same time frame, though during the twelve months ended December 31, 2014, the Association’s earnings were affected by losses on the sale of real estate. For the twelve months ended December 31, 2014, the Association reported a return on assets (“ROA”) of 0.36% and return on equity (“ROE”) of 3.55%. Core ROA and ROE for the Association was 0.49% and 4.84%, respectively. The pro forma core ROA and ROE for the Association is 0.33% and 3.25%, respectively. The Comparable Group reported a median ROA of 0.66% and a median ROE of 3.97% and a median core ROA and ROE of 0.55% and 4.05%, respectively (see Table 3.2 and Table 4.6). The Supplemental Group reported a median ROA of 0.33% and a median ROE of 2.12% and a median core ROA and ROE of 0.24% and 1.93%, respectively. The core ROA figure for the 10 Comparable Group thrifts ranged between a low of 0.00% to a high of 1.21% while the core ROE figures ranged from a low of 0.02% to a high of 9.12%. The Supplemental Group had a core ROA range of (0.04%) to 0.70% and a core ROE range of (0.42%) to 8.56%. The Association’s, Comparable Group’s and the Supplement Group core ROA and ROE levels were below the industry median ROA and ROE of 0.74 and 5.46%, respectively.

Conclusion

Although no single thrift or group of thrifts can be precisely the same as any other due to the numerous variables related to the nature of an institution’s condition, operations and environment, based on the foregoing selection criteria as well as the detailed comparative metrics presented in Section IV, we believe that the selected Comparable Group is appropriate, subject to the adjustments applied in the following section.

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Table 3.2

Key Financial Measures

	St James Federal	Comparative Group Median	Supplemental Group Median
	At or for the 12	At or for the	At or for the 12
	months ended 12/31/14	most recent 12 mo period	most recent 12 mo period
Balance Sheet Data
Net Loans to Deposits	76.66	88.20	97.31
Net Loans to Assets	68.84	63.66	71.57
Cash and Investments to Assets	29.42	32.66	20.01
Deposits to Assets	89.80	71.96	76.78
Borrowings to Assets	0.00	7.80	9.40

Balance Sheet Growth
(Latest 12 Months)
Asset Growth Rate	1.51	2.31	5.83
Loan Growth Rate	1.59	9.71	9.19
Deposit Growth Rate	1.31	0.41	3.43

Asset Quality
NPAs/Assets	0.71	1.48	1.32

Capital
Equity to Assets	10.12	13.54	12.20
Tang. Equity to Tang. Assets	10.12	13.10	12.20
Intangible Assets to Equity	0.00	0.00	0.00
Equity + Reserves to Assets	11.35	14.56	13.24

Profitability
ROA	0.36	0.66	0.33
ROE	3.55	3.97	2.12
Core ROA	0.49	0.55	0.24
Core ROE	4.84	4.05	1.93

Source: St James Federal's call reports, internal financials and SNL Financial

McAuliffe Financial, LLC Page 26

IV.	MARKET VALUE ADJUSTMENTS

Introduction

In this section, we make appropriate adjustments to determine the estimated pro forma market value of St James Federal based on a comparison of the Association with the Comparable Group. These adjustments will take into consideration such key items as financial condition, balance sheet growth, earnings performance, market area, cash dividends, liquidity of the stock to be issued, recent regulatory issues, management, subscription interest and thrift equity market conditions.

Based upon the pricing multiples of the Comparable Group and the types of adjustments described above, we will determine an estimated pro forma market value for St James Federal.

Financial Condition

In analyzing a thrifts institution’s financial condition, investors focus on both balance sheet strength and balance sheet mix. In this connection, we focus on such factors as equity/capital levels, balance sheet mix, funding mix, liquidity, interest rate risk and asset quality. Tables 4.1 through 4.4 highlight St James Federal’s key balance sheet, capital and asset quality data relative to the comparative group.

As noted in Table 4.1, the Association and the Comparable Group have a relatively small asset size. St James Federal’s total assets of $27.2 million compares to a median and average asset size of $423.8 million and $418.7 million, respectively, for the Comparative Group. The Supplemental Group, which includes thrifts traded on the Bulletin Board and Pink Sheets, had median and average asset sizes of $100.9 million and $103.7 million respectively. The Association has only one office while the median branch office size of the comparative group is six offices (also average of six offices) and 3 offices for the Supplemental Group. Subsequent to the merger with Wells Financial, the combined organization will have a slightly smaller asset base relative to the peer group and will operate from a 10 branch network.

The Association is a “well capitalized” institution under regulatory capital standards. The Association’s tangible equity to tangible assets ratio (St. James Federal has no intangible assets) of 10.12% compared to the Comparable Group median and average tangible equity ratios of 13.54% and 15.22%, respectively (See Table 4.3). The median and average ratios for the

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Supplemental Group were 12.20% and 13.94% respectively. Subsequent to the merger with Wells Financial, the pro forma consolidated tangible equity ratio is projected to be 11.03% at the midpoint of the offering valuation range.

Table 4.1

Key Balance Sheet Data

Company Name		Total	Loans/	Loans/	Securities/	Cash & Sec.	Deposits/	Borrowings/
Comparable Group	Ticker	Assets	Deposits	Assets	Assets	Assets	Assets	Assets
First Federal of Northern Michigan	FFNM	311,923	63.76	52.99	38.76	41.02	82.87	6.98
FS Bancorp, Inc.	FSBW	509,754	93.54	81.27	9.89	13.83	82.48	3.34
HMN Financial, Inc.	HMNF	577,426	75.18	64.11	24.00	32.08	86.03	0.00
La Porte Bancorp, Inc.	LPSB	518,616	90.89	59.46	30.75	33.71	65.71	17.37
Madison County Financial, Inc.	MCBK	301,929	114.57	78.18	15.41	16.45	69.65	8.61
Polonia Bancorp, Inc.	PBCP	297,885	107.22	71.79	21.04	23.63	65.69	19.81
Prudential Bancorp, Inc.	PBIP	527,082	85.51	63.21	26.95	33.24	74.27	0.06
United Community Bancorp	UCBA	508,938	57.89	47.62	38.74	46.27	82.63	2.95
Wolverine Bancorp, Inc.	WBKC	338,671	137.45	87.55	0.98	10.70	65.11	15.65
WVS Financial Corp.	WVFC	294,689	25.35	12.16	84.91	85.80	48.03	40.79

Average		418,691	85.14	61.83	29.14	33.67	72.25	11.56
Median		423,805	88.20	63.66	25.48	32.66	71.96	7.80
Maximum		577,426	137.45	87.55	84.91	85.80	86.03	40.79
Minimum		294,689	25.35	12.16	0.98	10.70	48.03	0.00

Supplemental Group
CCSB Financial Corp.	CCFC	87,263	83.06	69.26	7.71	20.26	84.70	2.86
Community Investors Bancorp, Inc.	CIBN	131,599	107.05	77.35	12.61	18.56	71.75	19.38
First Niles Financial, Inc.	FNFI	96,437	39.08	23.93	63.45	71.15	61.40	25.92
Great American Bancorp, Inc.	GTPS	176,704	67.84	57.93	0.61	37.26	86.00	2.26
Hibernia Bancorp, Inc.	HIBE	105,445	105.58	80.64	9.31	14.31	76.87	1.42
Patriot Federal Bank	PFDB	122,365	92.74	70.50	24.63	26.08	76.69	13.83
Quarry City Savings and Loan Assoc	QRRY	46,757	101.89	82.53	0.20	13.62	80.54	2.14
Royal Financial, Inc.	RYFL	128,043	106.72	70.60	16.68	19.33	66.67	11.71
United-American Savings Bank	UASB	90,084	86.70	72.54	21.84	24.89	83.92	7.37
Versailles Financial Corporation	VERF	52,513	119.44	76.27	1.42	19.76	64.17	11.43

Average		103,721	91.01	68.16	15.84	26.52	75.27	9.83
Median		100,941	97.31	71.57	10.96	20.01	76.78	9.40
Maximum		176,704	119.44	82.53	63.45	71.15	86.00	25.92
Minimum		46,757	39.08	23.93	0.20	13.62	61.40	1.42

St James Federal Savings Loan Assoc.		27,215	76.66	68.84	4.52	29.42	89.80	0.00

Variance to the Comparable Median		(396,590)	(11.54)	5.18	(20.96)	(3.24)	17.84	(7.80)
Variance to the Supplemental Median		(73,726)	(20.65)	(2.73)	(6.44)	9.41	13.02	(9.40)

Source: SNL Financial

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Table 4.2

Comparative Group Loan Composition

Company Name		Const				Total		Consumer
Comparable Group	Ticker	& Dev	1-4 Unit Res	MultiFamily	Other	RE Lns	Com Bus	& Other
First Federal of Northern Michigan	FFNM	1.17	43.29	1.25	35.72	81.44	10.84	6.71
FS Bancorp, Inc.	FSBW	14.70	11.90	4.12	10.93	26.95	19.80	38.79
HMN Financial, Inc.	HMNF	1.98	19.31	2.05	45.07	68.41	18.11	13.49
La Porte Bancorp, Inc.	LPSB	3.49	55.52	5.56	25.98	85.14	5.62	5.66
Madison County Financial, Inc.	MCBK	1.69	14.22	3.25	59.32	76.79	17.21	3.28
Polonia Bancorp, Inc.	PBCP	0.00	88.35	1.36	7.27	96.98	0.08	2.83
Prudential Bancorp, Inc.	PBIP	9.89	82.74	1.72	7.99	89.93	0.20	4.76
United Community Bancorp	UCBA	2.85	52.60	8.87	19.04	80.50	3.30	13.78
Wolverine Bancorp, Inc.	WBKC	11.07	15.16	20.13	49.47	84.76	5.06	2.68
WVS Financial Corp.	WVFC	9.92	55.61	11.27	11.09	77.96	3.93	8.11

Average		5.68	43.87	5.96	27.19	76.89	8.42	10.01
Median		3.17	47.95	3.68	22.51	80.97	5.34	6.18
Maximum		14.70	88.35	20.13	59.32	96.98	19.80	38.79
Minimum		0.00	11.90	1.25	7.27	26.95	0.08	2.68

Supplemental Group
CCSB Financial Corp.	CCFC	4.94	53.60	9.13	21.28	84.00	7.16	4.83
Community Investors Bancorp, Inc.	CIBN	1.97	63.23	5.77	9.30	78.30	6.10	13.63
First Niles Financial, Inc.	FNFI	0.53	72.35	1.03	14.95	88.33	0.48	10.66
Great American Bancorp, Inc.	GTPS	1.78	47.50	14.25	19.51	83.04	5.94	9.24
Hibernia Bancorp, Inc.	HIBE	4.13	59.60	0.15	30.22	89.98	4.63	1.06
Patriot Federal Bank	PFDB	2.70	55.76	1.03	15.17	71.95	10.33	15.02
Quarry City Savings and Loan Assoc	QRRY	13.86	47.90	NA	NA	84.81	2.92	5.13
Royal Financial, Inc.	RYFL	5.30	25.18	27.79	35.61	88.58	4.91	1.21
United-American Savings Bank	UASB	2.33	73.83	2.07	9.31	85.21	2.16	10.29
Versailles Financial Corporation	VERF	0.68	70.84	0.20	19.46	90.50	4.06	4.71

Average		3.82	56.98	6.82	19.42	84.47	4.87	7.58
Median		2.51	57.68	2.07	19.46	85.01	4.77	7.18
Maximum		13.86	73.83	27.79	35.61	90.50	10.33	15.02
Minimum		0.53	25.18	0.15	9.30	71.95	0.48	1.06

St James Federal Savings Loan Assoc.		1.13	31.82	0.00	31.17	64.12	7.23	28.66

Variance to the Comparable Median		(2.04)	(16.13)	(3.68)	8.66	(16.85)	1.89	22.48
Variance to the Supplemental Median		(1.38)	(25.86)	(2.07)	11.71	(20.89)	2.46	21.48

Source: SNL Financial

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Table 4.3

Comparative Group Capital Ratios

Company Name		Equity/	Tang. Equity/	Intang./	Equity+Reserves/
Comparable Group	Ticker	Assets	Tang. Assets	Equity	Assets
First Federal of Northern Michigan	FFNM	9.61	9.22	4.50	10.08
FS Bancorp, Inc.	FSBW	12.92	12.92	0.00	14.11
HMN Financial, Inc.	HMNF	13.16	13.16	0.00	14.61
La Porte Bancorp, Inc.	LPSB	15.89	14.46	10.48	16.58
Madison County Financial, Inc.	MCBK	20.47	20.20	1.67	22.82
Polonia Bancorp, Inc.	PBCP	13.03	13.03	0.00	13.51
Prudential Bancorp, Inc.	PBIP	24.31	24.31	0.00	24.78
United Community Bancorp	UCBA	13.91	12.94	NA	14.51
Wolverine Bancorp, Inc.	WBKC	18.15	18.15	0.00	20.66
WVS Financial Corp.	WVFC	10.80	10.80	0.00	10.89

Average		15.22	14.92	1.85	16.25
Median		13.54	13.10	0.00	14.56
Maximum		24.31	24.31	10.48	24.78
Minimum		9.61	9.22	0.00	10.08

Supplemental Group
CCSB Financial Corp.	CCFC	12.02	12.02	0.00	13.80
Community Investors Bancorp, Inc.	CIBN	8.37	8.37	0.00	9.35
First Niles Financial, Inc.	FNFI	12.39	12.39	0.00	12.68
Great American Bancorp, Inc.	GTPS	9.31	9.06	2.95	10.01
Hibernia Bancorp, Inc.	HIBE	20.75	20.75	0.00	21.39
Patriot Federal Bank	PFDB	9.36	9.22	1.58	10.25
Quarry City Savings and Loan Assoc	QRRY	16.94	16.94	0.00	17.98
Royal Financial, Inc.	RYFL	20.20	20.20	0.00	21.27
United-American Savings Bank	UASB	8.14	8.14	0.00	8.59
Versailles Financial Corporation	VERF	21.91	21.91	0.00	22.39

Average		13.94	13.90	0.45	14.77
Median		12.20	12.20	0.00	13.24
Maximum		21.91	21.91	2.95	22.39
Minimum		8.14	8.14	0.00	8.59

St James Federal Savings Loan Assoc.		10.12	10.12	0.00	11.35

Variance to the Comparable Median		(3.42)	(2.98)	0.00	(3.21)
Variance to the Supplemental Median		(2.08)	(2.08)	0.00	(1.89)

Source: SNL Financial

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Table 4.4

Comparative Group Asset Quality

Company Name		NPLs/	Reserves/	NPAs	NPAs	Reserves/
Comparable Group	Ticker	Loans	NPLs	Assets	Equity	Loans
First Federal of Northern Michigan	FFNM	0.58	153.14	1.23	12.82	0.88
FS Bancorp, Inc.	FSBW	0.29	500.82	0.24	1.85	1.45
HMN Financial, Inc.	HMNF	2.99	76.30	2.43	18.45	2.22
La Porte Bancorp, Inc.	LPSB	2.29	57.22	2.12	9.52	1.16
Madison County Financial, Inc.	MCBK	0.18	NM	0.15	0.60	2.94
Polonia Bancorp, Inc.	PBCP	1.15	35.34	1.51	13.09	0.67
Prudential Bancorp, Inc.	PBIP	2.20	34.02	1.46	6.00	0.75
United Community Bancorp	UCBA	5.39	32.36	2.73	20.31	2.21
Wolverine Bancorp, Inc.	WBKC	1.72	162.46	1.68	9.27	2.79
WVS Financial Corp.	WVFC	1.29	55.08	0.16	1.45	0.71

Average		1.81	122.97	1.37	9.34	1.58
Median		1.51	57.22	1.48	9.40	1.31
Maximum		5.39	500.82	2.73	20.31	2.94
Minimum		0.18	32.36	0.15	0.60	0.67

Supplemental Group
CCSB Financial Corp.	CCFC	4.92	49.81	4.36	36.47	2.53
Community Investors Bancorp, Inc.	CIBN	3.54	35.77	2.84	33.98	1.27
First Niles Financial, Inc.	FNFI	5.82	20.33	1.79	14.47	1.18
Great American Bancorp, Inc.	GTPS	1.36	87.62	1.28	14.24	1.19
Hibernia Bancorp, Inc.	HIBE	0.34	236.11	0.30	1.47	0.79
Patriot Federal Bank	PFDB	1.38	91.07	0.98	10.46	1.25
Quarry City Savings and Loan Assoc	QRRY	0.82	152.83	0.68	4.02	1.25
Royal Financial, Inc.	RYFL	1.13	133.14	2.20	11.64	1.50
United-American Savings Bank	UASB	1.30	46.66	1.36	16.70	0.61
Versailles Financial Corporation	VERF	0.00	NM	0.00	0.00	0.63

Average		2.06	94.82	1.58	14.34	1.22
Median		1.33	87.62	1.32	12.94	1.22
Maximum		5.82	236.11	4.36	36.47	2.53
Minimum		0.00	20.33	0.00	0.00	0.61

St James Federal Savings Loan Assoc.		0.74	235.21	0.71	6.30	1.75

Variance to the Comparable Median		(0.77)	177.99	(0.77)	(3.10)	0.44
Variance to the Supplemental Median		(0.59)	147.59	(0.61)	(6.64)	0.53

Source: SNL Financial

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The Association has historically maintained a high level of cash and investments and funded the Association’s lending and investment programs primarily with deposits. The Association’s cash and investments represented 29.4% of total assets at December 31, 2014 compared to a median ratio of 32.6% for the Comparative Group and 20.0% for the Supplemental Group. Deposits, on the other hand, represented 89.8% of total assets relative to a median ratio of 72.0% for the Comparative Group and 76.8% for the Supplement Group. Loans relative to assets were 68.8% for St. James Federal versus a median of 63.7% for the Comparative Group and 71.6% for the Supplemental Group while the loan to deposit ratio was 76.7% for the Association versus a median of 88.2% for the Comparative Group and 97.3% for the Supplemental Group.

We have also compared St. James Federal’s loan portfolio composition to that of the Comparable Group. As shown in Table 4.2, 28.7% of the Association’s total loan portfolio is concentrated in consumer and other loans with a large portion of the other loans comprising agricultural production loans. Additionally, 31.2% of the loan portfolio consists of “other” real estate loans largely consisting of farm loans. The Comparable Group’s loan portfolio is more focused on 1-4 family lending. Permanent one-to-four family residential loans constitute 48.0% of the Comparable Group’s total loan portfolio and 57.7% for the Supplemental Group compared to 31.8% for the Association.

St. James Federal’s interest rate risk position is presented in Section I. The Association’s interest rate risk position appears to be within the acceptable limits established in its Interest Rate Risk Policy guidelines. While no similar interest rate risk data is readily available for the Comparable Group, we have duly noted St. James Federal’s diversified loan portfolio appears to adequately address interest rate fluctuations.

Asset quality is also an important consideration in assessing St. James Federal’s estimated market value. We have performed an analysis of St James Federal’s non-performing assets (“NPAs”), non-performing loans (“NPLs”) and allowance for loan loss (“reserves”) levels compared to the Comparable Group and Supplemental Group (see Table 4.4). The Association’s level of NPLs to total loans of 0.74% is below the Comparable Group median and average ratios of 1.51% and 1.81%, respectively. The Supplemental Group had median and average ratios of 1.33% and 2.06%, respectively. The Association’s NPA to total assets ratio of 0.71% also

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compared favorably to the Comparative Group and Supplemental Group median ratios of 1.48% and 1.32%, respectively. The Comparable Group and Supplemental Group maintain a lower reserve level than does St. James Federal. The Association’s reserves level equal 1.75% of total loans versus the lower Comparable Group and Supplemental Group median levels of 1.31% and 1.22% respectively. Finally, the Association’s ratio of reserves to NPAs of 235.2% compared to the Comparable Group’s and Supplemental Group’s lower median ratio of 57.2% and 87.6%, respectively.

A comparison of St James Federal to the Comparable Group is summarized below:

Positive	Neutral	Negative
-Lower NPLs and NPAs	-Liquid Assets Position	-Smaller Asset Size
-Higher Deposit Levels	-Pro Forma Capital	and Number of Branches
-Loan Reserves to Loans

A comparison of St. James Federal to the Supplemental Group is summarized below:

Positive	Neutral	Negative
-Lower NPLs and NPAs	-Liquid Assets Position	-Smaller Asset Size
-Higher Deposit Levels	-Pro Forma Capital	and Number of Branches
-Loan Reserves to Loans

On balance, and taking into consideration St James Federal’s balance sheet strength relative to the Comparable Group and the Supplemental Group and the positive impact of the merger with Wells Financial, we believe that a slight upward adjustment is warranted for financial condition.

Balance Sheet Growth

As we discussed in Section I, St. James Federal’s asset growth rate since December 31, 2013 was 1.51%. Similarly, loan growth and deposit growth has been relatively flat over the past year. The large rural community surrounding St. James is largely controlled by farming and the growth prospects within the St. James community is very limited.

For the latest twelve months ended December 31, 2014, the Association’s growth in assets, loans and deposits were 1.51%, 1.59% and 1.31%, respectively. This compared to median asset, loans and deposit growth of 2.31%, 9.71% and 0.41% for the Comparable Group

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Table 4.5

Balance Sheet Growth

Company Name		Asset	Net Loan	Deposit
Comparable Group	Ticker	Growth	Growth	Growth
First Federal of Northern Michigan	FFNM	45.84	18.42	63.56
FS Bancorp, Inc.	FSBW	21.61	41.36	24.81
HMN Financial, Inc.	HMNF	(10.98)	(4.90)	(10.32)
La Porte Bancorp, Inc.	LPSB	(1.57)	4.24	(1.71)
Madison County Financial, Inc.	MCBK	8.98	10.68	3.21
Polonia Bancorp, Inc.	PBCP	4.25	8.74	(1.00)
Prudential Bancorp, Inc.	PBIP	0.36	3.30	0.64
United Community Bancorp	UCBA	(0.64)	(0.05)	0.02
Wolverine Bancorp, Inc.	WBKC	16.24	23.44	34.40
WVS Financial Corp.	WVFC	(6.16)	13.18	0.18

Average		7.79	11.84	11.38
Median		2.31	9.71	0.41
Maximum		45.84	41.36	63.56
Minimum		(10.98)	(4.90)	(10.32)

Supplemental Group
CCSB Financial Corp.	CCFC	(3.64)	(6.07)	(3.36)
Community Investors Bancorp, Inc.	CIBN	6.71	14.34	(2.57)
First Niles Financial, Inc.	FNFI	(0.35)	6.61	(4.66)
Great American Bancorp, Inc.	GTPS	2.92	9.62	3.01
Hibernia Bancorp, Inc.	HIBE	(0.71)	6.89	(2.71)
Patriot Federal Bank	PFDB	15.80	30.18	3.84
Quarry City Savings and Loan Assoc	QRRY	6.88	17.51	5.01
Royal Financial, Inc.	RYFL	6.12	21.33	13.54
United-American Savings Bank	UASB	5.54	8.26	5.11
Versailles Financial Corporation	VERF	8.12	8.76	8.66

Average		4.74	11.74	2.59
Median		5.83	9.19	3.43
Maximum		15.80	30.18	13.54
Minimum		(3.64)	(6.07)	(4.66)

St James Federal Savings Loan Assoc.		1.51	1.59	1.31

Variance to the Comparable Median		(0.80)	(8.12)	0.90
Variance to the Supplemental Median		(4.32)	(7.60)	(2.12)

Source: SNL Financial

McAuliffe Financial, LLC Page 34

(see Table 4.5). The Supplemental Group also experienced stronger asset, loan and deposit growth rates of 5.83%, 9.19% and 3.43%. Subsequent to merging with Wells Financial, the Association’s balance sheet growth will likely continue to be minimal as demographic data reflect limited population growth and market area growth opportunities are dim.

Balance sheet growth rates for the thrift industry is expected to reflect some expansion as thrifts are less affected by the impact of nonperforming assets and increased capital requirements. We believe that moderate downward adjustment is warranted for this item relative to both the Comparative Group and the Supplemental Group.

Earnings Performance

The earnings performance, including earnings sustainability and consistency of a thrift institution is determined by both internal and external factors. Internal factors include the composition of the balance sheet, the strength of the balance sheet (capital levels, interest rate and credit risk levels), the abilities of management and staff, the size and location of the branch office network and infrastructure in place to execute. External factors include the competitive environment, the interest rate environment, the regulatory climate and national and particularly local economic (including housing market) conditions.

For a small institution such as St James Federal that generate a less diversified revenue stream, net income levels are typically based on three major line items: (1) net interest income; (2) loan loss provision; and (3) non-interest (operating) expenses. In this section, we compare St. James Federal’s profitability levels to the Comparative Group and Supplemental Group levels, primarily based on these income/expense items.

As we discussed in Section I, St. James Federal’s net income and ROA levels have remained relatively consistent over the last five fiscal years. After peaking in fiscal 2012, the Association has realized declining income over the past two fiscal years ended in September 30, 2014. The recent decline was primarily driven by higher overhead expenses relative to the asset base and losses on the sale of real estate owned properties.

For the last twelve months ended December 31, 2014, St. James Federal generated a reported ROA and ROE of 0.36% and 3.55%, respectively. The Association’s core ROA and ROE were 0.49% and 4.84%, respectively. This compares to the Comparable Group’s median reported ROA of 0.66% (average ROA of 0.65%) and reported ROE of 3.97% (average ROE of 4.39+%). The Comparable Group’s median core ROA and core ROE was 0.55% (average core

McAuliffe Financial, LLC Page 35

Table 4.6

Reported and Core Profitability Ratios

Company Name
Comparable Group	Ticker	ROAA (%)	ROAE (%)	Core ROAA (%)	Core ROAE (%)
First Federal of Northern Michigan	FFNM	0.77	7.05	0.56	4.80
FS Bancorp, Inc.	FSBW	1.01	7.17	1.01	7.22
HMN Financial, Inc.	HMNF	1.21	9.12	1.21	9.12
La Porte Bancorp, Inc.	LPSB	0.86	5.38	0.86	5.35
Madison County Financial, Inc.	MCBK	1.01	4.69	1.04	4.84
Polonia Bancorp, Inc.	PBCP	0.00	0.02	0.00	0.02
Prudential Bancorp, Inc.	PBIP	0.37	1.51	0.32	1.30
United Community Bancorp	UCBA	0.40	2.88	0.41	2.93
Wolverine Bancorp, Inc.	WBKC	0.55	2.84	0.55	2.84
WVS Financial Corp.	WVFC	0.33	3.25	0.34	3.29

Average		0.65	4.39	0.63	4.17
Median		0.66	3.97	0.55	4.05
Maximum		1.21	9.12	1.21	9.12
Minimum		0.00	0.02	0.00	0.02

Supplemental Group
CCSB Financial Corp.	CCFC	0.11	0.97	0.11	0.97
Community Investors Bancorp, Inc.	CIBN	0.42	5.03	0.41	4.87
First Niles Financial, Inc.	FNFI	0.23	1.77	0.01	0.09
Great American Bancorp, Inc.	GTPS	0.42	4.45	0.29	3.05
Hibernia Bancorp, Inc.	HIBE	0.10	0.48	0.05	2.47
Patriot Federal Bank	PFDB	(0.01)	(0.08)	(0.04)	(0.42)
Quarry City Savings and Loan Assoc	QRRY	0.52	2.99	0.52	2.99
Royal Financial, Inc.	RYFL	0.48	2.47	0.27	1.39
United-American Savings Bank	UASB	0.69	8.39	0.70	8.56
Versailles Financial Corporation	VERF	0.19	0.83	0.20	0.91

Average		0.32	2.73	0.25	2.49
Median		0.33	2.12	0.24	1.93
Maximum		0.69	8.39	0.70	8.56
Minimum		(0.01)	(0.08)	(0.04)	(0.42)

St James Federal Savings Loan Assoc.		0.36	3.55	0.49	4.84

Variance to the Comparable Median		(0.30)	(0.42)	(0.06)	0.79
Variance to the Supplemental Median		0.03	1.43	0.25	2.91

Source: SNL Financial

McAuliffe Financial, LLC Page 36

ROA of 0.63%) and 4.05% (average core ROE of 4.17%), respectively (see Table 4.6). The Supplemental Group had a median ROA of 0.33% and median ROE of 2.12% and their core ROA and core ROE ratios were 0.24% and 1.93%, respectively. On a pro forma basis, the Association’s core ROA and ROE are 0.35% and 2.41%, respectively.

Table 4.7 provides the key earnings components for St. James Federal, the Comparative Group and Supplemental Group. The Association generated a slightly higher net interest margin than the Comparative Group and Supplemental Group. The Association’s net interest margin of 3.64% compared to the Comparable Groups’ median net interest margin of 3.32% (average of 3.23%) and the Supplemental Groups’ median net interest margin of 3.48%. More than offsetting the higher net interest margin, the Association generated a lower level of non-interest income compared to the Comparable Group and Supplemental Group. The Association’s non-interest income of only 0.23% compared to a median of 0.65% (average of 0.81%) for the Comparable Group. The Supplemental Group generated a median non-interest income level of 0.37% (average of 0.51%).

The Association recorded a non-interest expense ratio higher than the Comparable Group but lower than the Supplemental Group. St. James Federal’s operating expense ratio was 3.10% versus the Comparable Group median and average ratios of 2.63% and 3.04%. Meanwhile, the Association and the Comparable Group had similar loan loss provision levels (0.06% versus median and average ratios of 0.06% and 0.04%) for the Comparable Group. Relative to the Supplemental Group, the Association’s operating expenses ratio compared favorably to the peer group median ratio of 3.31% (average of 3.19%) while the level of loan loss provision for the Association was similar to the Supplemental Group.

St. James Federal’s efficiency ratio of 84.56% is less favorable than the Comparable Group’s median and average ratios of 77.53% and 77.91%, respectively and slightly lower than the Supplemental Group ratios of 88.55% and 85.76%, respectively.

After the merger and stock offering, the Association’s operating expenses are not expected to decline materially as a result of economies attained through the elimination of duplicate expenses. Wells expects to keep all of the employees for at least one year subsequent to closing of the merger and no personnel efficiencies are expected. The savings realized from duplicative vendors is expected to be offset by expenses related to contract termination fees.

McAuliffe Financial, LLC Page 37

Income generated from the offering proceeds that are raised and reinvested will be more than offset by expenses related to ESOP.

Table 4.7

Earnings Components

Company Name		Net Interest	Noninterest Income	Loan Loss Prov	Noninterest Expense	Efficiency
Comparable Group	Ticker	Margin	/Avg Assets	/Avg Assets	/Avg Assets	Ratio
First Federal of Northern Michigan	FFNM	3.46	0.66	0.24	3.67	91.62
FS Bancorp, Inc.	FSBW	5.12	2.23	0.40	5.30	74.02
HMN Financial, Inc.	HMNF	3.48	1.19	(1.15)	3.51	84.68
La Porte Bancorp, Inc.	LPSB	3.17	0.47	(0.03)	2.42	71.48
Madison County Financial, Inc.	MCBK	3.80	0.64	0.47	2.52	57.19
Polonia Bancorp, Inc.	PBCP	2.88	1.58	0.07	4.23	97.91
Prudential Bancorp, Inc.	PBIP	2.65	0.17	0.06	2.24	81.04
United Community Bancorp	UCBA	2.58	0.68	0.05	2.53	82.03
Wolverine Bancorp, Inc.	WBKC	3.57	0.34	0.26	2.73	69.01
WVS Financial Corp.	WVFC	1.58	0.17	0.01	1.20	70.09

Average		3.23	0.81	0.04	3.04	77.91
Median		3.32	0.65	0.06	2.63	77.53
Maximum		5.12	2.23	0.47	5.30	97.91
Minimum		1.58	0.17	(1.15)	1.20	57.19

Supplemental Group
CCSB Financial Corp.	CCFC	3.55	0.58	0.00	3.69	95.69
Community Investors Bancorp, Inc.	CIBN	3.93	0.94	0.34	3.59	77.16
First Niles Financial, Inc.	FNFI	1.91	0.13	0.16	1.98	101.11
Great American Bancorp, Inc.	GTPS	3.06	1.71	(0.01)	4.05	87.27
Hibernia Bancorp, Inc.	HIBE	3.36	0.16	0.04	3.04	91.65
Patriot Federal Bank	PFDB	3.51	0.28	0.39	3.25	90.42
Quarry City Savings and Loan Assoc	QRRY	4.07	0.59	0.06	3.64	80.31
Royal Financial, Inc.	RYFL	4.14	0.17	0.09	3.36	83.24
United-American Savings Bank	UASB	3.45	0.46	0.11	2.57	60.93
Versailles Financial Corporation	VERF	3.18	0.02	0.00	2.76	89.84

Average		3.42	0.51	0.12	3.19	85.76
Median		3.48	0.37	0.07	3.31	88.55
Maximum		4.14	1.71	0.39	4.05	101.11
Minimum		1.91	0.02	(0.01)	1.98	60.93

St James Federal Savings Loan Assoc.		3.64	0.23	0.06	3.10	84.56

Variance to the Comparable Median		0.32	(0.42)	(0.00)	0.47	7.03
Variance to the Supplemental Median		0.16	(0.14)	(0.01)	(0.21)	(3.99)

Source: SNL Financial

Based on all the factors discussed above, we believe that a modest upward adjustment relative to the Comparative Group and Supplemental Group is warranted for Earnings Performance.

McAuliffe Financial, LLC Page 38

Market Area Review

As we previously discussed, St. James Federal’s primary market area is concentrated in one county in Minnesota, Watonwan County. Watonwan County is largely rural with no major population centers. Historically, the County’s economy has been heavily concentrated in agricultural and farming related businesses. While Watonwan County has experienced a limited amount of industrial diversification during recent years, unemployment rates continue to remain stable and below national averages, however, growth opportunities remain minimal.

Table 4.8 compares certain demographic and economic data for Watonwan County with the county data of the Comparable Group and Supplemental Group thrifts. All of the Comparable Group thrifts have their deposit bases concentrated in multiple counties, though numerous operate in only a two county network. Like St. James Federal, seven of the Supplemental Group thrifts operate from within a single county, though the smallest county for the Supplement Group had a population of over 40,000 residents. The population in Watowan County was only 11,209 in 2014. Watonwan County experienced a population decline of 0.2% between 2010 and 2014 versus a median growth rate of 0.5% for the Comparable Group’s and 0.9% for the Supplemental Group primary market areas. Watonwan County’s latest median household income of approximately $52,945 compared similarly to the Comparable Group median household income of $52,191 and higher than the $48,744 for the Supplemental Group. The median household income growth expected for Watonwan County between 2014 and 2019 is 10.47% versus 5.72% and 5.62% growth in Comparable Group and Supplemental Group respective markets. As of December 2014, the unemployment rate in Watonwan County was 4.7% compared to the median unemployment rate of 5.4% in the Comparable Group’s market area and 4.9% in the Supplemental Group market area.

Based on the demographic and economic data discussed herein and given Watonwan County’s small population base and limited growth opportunities, on balance, we believe that a moderate discount downward is warranted for market area for both the Comparative Group and Supplemental Group.

Cash Dividends

Thrift institutions have been paying cash dividends as a key component of their capital management strategies. In particular, if a thrift has a strong capital position and does not plan

McAuliffe Financial, LLC Page 39

Table 4.8

Demographic and Economic Data

Comparable Group Companies

McAuliffe Financial, LLC Page 40

First Federal of Northern Michigan Bancorp, Inc. (NASDAQ: FFNM)

Demographic Profile (First Federal of Northern Michigan Bancorp, Inc.)

Ownership: Current

Market: County

Michigan (MI)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Alpena	1	3	162,998	46.66	70.46	70.46	29,008	(1.99)	(1.96)	37,462	4.70	5.6
Cheboygan	4	1	17,192	5.99	7.43	7.43	25,609	(2.08)	(2.11)	36,562	(0.67)	12.0
Emmet	9	1	12,715	1.61	5.50	5.50	33,054	1.10	1.06	50,747	6.24	7.3
Iosco	5	1	12,633	4.61	5.46	5.46	25,041	(3.27)	(3.15)	35,538	2.53	7.8
Otsego	5	1	9,114	2.39	3.94	3.94	23,879	(1.18)	(1.34)	47,743	12.71	6.4
Montmorency	3	1	8,451	10.05	3.65	3.65	9,288	(4.88)	(4.83)	35,468	6.71	9.8
Oscoda	3	1	8,239	12.62	3.56	3.56	8,519	(1.40)	(1.69)	33,831	4.25	8.9
MI Totals		9	231,342		100.00	100.00	154,398
Weighted Average: Michigan Franchise								(1.95)	(1.94)	38,223	4.64
Aggregate: Entire State of Michigan							9,882,647	(0.01)	(0.03)	46,476	2.19	5.6
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

FS Bancorp, Inc. (NASDAQ: FSBW)

Demographic Profile (FS Bancorp, Inc.)

Ownership: Current

Market: County

Washington (WA)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Snohomish	11	4	207,920	2.30	57.40	57.40	744,778	4.41	5.50	65,286	3.30	4.5
King	27	2	93,690	0.15	25.86	25.86	2,034,524	5.35	6.28	70,485	7.02	4.1
Pierce	22	1	36,919	0.41	10.19	10.19	827,385	4.04	5.18	57,536	5.26	7.2
Kitsap	13	1	23,705	0.93	6.54	6.54	258,926	3.10	4.37	62,135	8.53	6.2
WA Totals		8	362,234		100.00	100.00	3,865,613
Weighted Average: Washington Franchise								4.53	5.59	65,635	4.81
Aggregate: Entire State of Washington							7,005,779	4.18	5.28	58,935	6.09	6.2
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

McAuliffe Financial, LLC Page 41

Table 4.8 (cont.)

Demographic and Economic Data

Comparable Group Companies

HMN Financial, Inc. (NASDAQ: HMNF)

Demographic Profile (HMN Financial, Inc.)

Ownership: Current

Market: County

Iowa (IA)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Marshall	9	1	43,210	4.42	100.00	8.22	40,890	0.60	0.92	52,899	16.48	6.1
IA Totals		1	43,210		100.00	8.22	40,890
Weighted Average: Iowa Franchise								0.60	0.92	52,899	16.48
Aggregate: Entire State of Iowa							3,089,088	1.40	1.73	52,827	10.13	4.2
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

Minnesota (MN)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Olmsted	5	4	256,694	7.28	53.21	48.83	148,682	3.07	3.64	67,899	7.72	2.9
Freeborn	6	1	57,998	9.87	12.02	11.03	31,079	(0.56)	0.18	46,093	7.49	4.1
Mower	5	1	53,065	7.91	11.00	10.09	39,636	1.21	1.93	46,950	6.69	3.0
Fillmore	5	1	51,735	11.11	10.72	9.84	20,923	0.27	1.01	51,483	11.33	4.1
Dakota	29	1	21,159	0.37	4.39	4.03	409,226	2.68	3.30	69,299	0.82	3.2
Houston	5	1	20,952	6.29	4.34	3.99	18,787	(1.26)	(0.53)	57,489	11.38	4.4
Winona	7	1	20,847	2.12	4.32	3.97	51,692	0.45	1.18	44,540	3.35	3.1
MN Totals		10	482,450		100.00	91.78	720,025
Weighted Average: Minnesota Franchise								1.81	2.45	59,813	7.64
Aggregate: Entire State of Minnesota							5,424,948	2.28	2.90	59,127	5.47	3.7
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

McAuliffe Financial, LLC Page 42

Table 4.8 (cont.)

Demographic and Economic Data

Comparable Group Companies

McAuliffe Financial, LLC Page 43

La Porte Bancorp, Inc. (NASDAQ: LPSB)

Demographic Profile (La Porte Bancorp, Inc.)

Ownership: Current

Market: County

Indiana (IN)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
LaPorte	2	6	313,358	19.53	87.17	87.17	111,097	(0.33)	0.14	47,072	3.24	8.0
Porter	9	1	46,126	1.66	12.83	12.83	166,118	1.08	1.33	62,376	6.71	6.6
IN Totals		7	359,484		100.00	100.00	277,215
Weighted Average: Indiana Franchise								(0.15)	0.29	49,036	3.69
Aggregate: Entire State of Indiana							6,567,159	1.29	1.62	47,121	2.64	5.8
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

Madison County Financial, Inc. (NASDAQ: MCBK)

Demographic Profile (Madison County Financial, Inc.)

Ownership: Current

Market: County

Nebraska (NE)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Madison	2	2	149,300	10.26	66.86	66.86	35,121	0.70	1.63	49,528	15.29	2.6
Boone	2	1	61,798	23.89	27.68	27.68	5,403	(1.85)	(0.30)	45,890	21.36	2.2
Pierce	4	1	12,196	6.14	5.46	5.46	7,112	(2.12)	(1.04)	57,380	15.85	2.9
Cedar	8	1	0	0.00	0.00	0.00	8,683	(1.91)	(0.86)	48,839	16.25	2.2
NE Totals		5	223,294		100.00	100.00	56,319
Weighted Average: Nebraska Franchise								(0.16)	0.95	48,950	17.00
Aggregate: Entire State of Nebraska							1,874,170	2.62	3.35	53,345	10.93	2.9
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

McAuliffe Financial, LLC Page 44

Table 4.8 (cont.)

Demographic and Economic Data

Comparable Group Companies

Polonia Bancorp, Inc. (NASDAQ: PBCP)

Demographic Profile (Polonia Bancorp, Inc.)

Ownership: Current

Market: County

Pennsylvania (PA)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Philadelphia	23	4	118,248	0.29	58.21	58.21	1,560,706	2.27	2.35	35,735	7.07	6.2
Montgomery	28	1	84,894	0.34	41.79	41.79	813,379	1.69	1.80	78,454	7.17	3.8
PA Totals		5	203,142		100.00	100.00	2,374,085
Weighted Average: Pennsylvania Franchise								2.03	2.12	53,587	7.11
Aggregate: Entire State of Pennsylvania							12,791,303	0.70	0.84	51,961	7.89	4.6
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

Prudential Bancorp, Inc. (NASDAQ: PBIP)

Demographic Profile (Prudential Bancorp, Inc.)

Ownership: Current

Market: County

Pennsylvania (PA)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Philadelphia	13	6	373,153	0.91	90.73	90.73	1,560,706	2.27	2.35	35,735	7.07	6.2
Delaware	24	1	38,117	0.32	9.27	9.27	562,633	0.65	0.90	61,896	4.37	4.5
PA Totals		7	411,270		100.00	100.00	2,123,339
Weighted Average: Pennsylvania Franchise								2.12	2.22	38,160	6.82
Aggregate: Entire State of Pennsylvania							12,791,303	0.70	0.84	51,961	7.89	4.6
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

McAuliffe Financial, LLC Page 45

Table 4.8 (cont.)

Demographic and Economic Data

Comparable Group Companies

McAuliffe Financial, LLC Page 46

United Community Bancorp (NASDAQ: UCBA)

Demographic Profile (United Community Bancorp)

Ownership: Current

Market: County

Indiana (IN)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Dearborn	1	5	370,350	39.45	83.33	83.33	49,579	(0.94)	(0.64)	57,529	1.21	5.3
Ripley	5	3	74,062	10.56	16.67	16.67	28,339	(1.66)	(1.41)	49,062	7.93	6.5
IN Totals		8	444,412		100.00	100.00	77,918
Weighted Average: Indiana Franchise								(1.06)	(0.77)	56,118	2.33
Aggregate: Entire State of Indiana							6,567,159	1.29	1.62	47,121	2.64	5.8
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

Wolverine Bancorp, Inc. (NASDAQ: WBKC)

Demographic Profile (Wolverine Bancorp, Inc.)

Ownership: Current

Market: County

Michigan (MI)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Midland	2	3	208,657	16.35	92.26	92.26	83,692	0.08	(0.16)	50,984	1.27	4.4
Saginaw	15	1	17,499	0.89	7.74	7.74	197,163	(1.50)	(1.51)	40,886	1.90	5.2
MI Totals		4	226,156		100.00	100.00	280,855
Weighted Average: Michigan Franchise								(0.05)	(0.26)	50,203	1.31
Aggregate: Entire State of Michigan							9,882,647	(0.01)	(0.03)	46,476	2.19	5.6
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

McAuliffe Financial, LLC Page 47

Table 4.8 (cont.)

Demographic and Economic Data

Comparable Group Companies

WVS Financial Corp. (NASDAQ: WVFC)

Demographic Profile (WVS Financial Corp.)

Ownership: Current

Market: County

Pennsylvania (PA)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Allegheny	20	4	118,104	0.15	82.28	82.28	1,232,037	0.71	0.86	51,121	9.29	4.1
Butler	16	2	25,436	0.67	17.72	17.72	185,435	0.86	0.97	59,606	9.43	4.1
PA Totals		6	143,540		100.00	100.00	1,417,472
Weighted Average: Pennsylvania Franchise								0.74	0.88	52,625	9.31
Aggregate: Entire State of Pennsylvania							12,791,303	0.70	0.84	51,961	7.89	4.6
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

St James Federal Savings and Loan Association

Demographic Profile (St James Federal Savings and Loan Association)

Ownership: Current

Market: County

Minnesota (MN)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Watonwan	6	1	24,277	7.17	100.00	100.00	11,209	(0.02)	0.71	52,945	10.47	4.7
MN Totals		1	24,277		100.00	100.00	11,209
Weighted Average: Minnesota Franchise								(0.02)	0.71	52,945	10.47
Aggregate: Entire State of Minnesota							5,424,948	2.28	2.90	59,127	5.47	3.7
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

McAuliffe Financial, LLC Page 48

Table 4.8 (cont.)

Demographic and Economic Data

Supplemental Group Companies

CCSB Financial Corp. (OTC Pink: CCFC)

Demographic Profile (CCSB Financial Corp.)

Ownership: Current

Market: County

Missouri (MO)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Clay	14	3	76,492	2.35	100.00	100.00	231,165	4.16	4.08	64,853	11.81	4.6
MO Totals		3	76,492		100.00	100.00	231,165
Weighted Average: Missouri Franchise								4.16	4.08	64,853	11.81
Aggregate: Entire State of Missouri							6,039,326	0.84	1.04	47,043	5.15	5.3
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

Community Investors Bancorp, Inc. (OTC Pink: CIBN)

Demographic Profile (Community Investors Bancorp, Inc.)

Ownership: Current

Market: County

Ohio (OH)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Crawford	4	4	91,106	12.70	94.74	94.74	42,177	(3.67)	(3.73)	42,580	5.00	5.0
Union	8	1	5,054	0.84	5.26	5.26	52,584	0.54	(0.02)	69,879	7.52	3.9
OH Totals		5	96,160		100.00	100.00	94,761
Weighted Average: Ohio Franchise								(3.45)	(3.54)	44,015	5.13
Aggregate: Entire State of Ohio							11,542,573	0.05	0.02	46,760	3.57	4.7
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

McAuliffe Financial, LLC Page 49

Table 4.8 (cont.)

Demographic and Economic Data

Supplemental Group Companies

McAuliffe Financial, LLC Page 50

First Niles Financial, Inc. (OTCQB: FNFI)

Demographic Profile (First Niles Financial, Inc.)

Ownership: Current

Market: County

Ohio (OH)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Trumbull	10	1	61,914	2.28	100.00	100.00	205,216	(2.42)	(2.48)	42,259	4.97	5.1
OH Totals		1	61,914		100.00	100.00	205,216
Weighted Average: Ohio Franchise								(2.42)	(2.48)	42,259	4.97
Aggregate: Entire State of Ohio							11,542,573	0.05	0.02	46,760	3.57	4.7
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

Great American Bancorp, Inc. (OTCQB: GTPS)

Demographic Profile (Great American Bancorp, Inc.)

Ownership: Current

Market: County

Illinois (IL)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Champaign	6	2	150,143	3.59	100.00	100.00	204,540	1.72	1.76	41,014	0.65	5.5
IL Totals		2	150,143		100.00	100.00	204,540
Weighted Average: Illinois Franchise								1.72	1.76	41,014	0.65
Aggregate: Entire State of Illinois							12,894,382	0.50	0.59	54,808	2.89	5.7
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

McAuliffe Financial, LLC Page 51

Table 4.8 (cont.)

Demographic and Economic Data

Supplemental Group Companies

Hibernia Bancorp, Inc. (OTCQB: HIBE)

Demographic Profile (Hibernia Bancorp, Inc.)

Ownership: Current

Market: County

Louisiana (LA)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Orleans	13	2	61,468	0.38	74.87	74.87	384,185	11.74	9.97	34,076	(3.80)	7.1
Jefferson	22	1	20,629	0.21	25.13	25.13	433,916	0.32	1.19	44,273	(0.76)	5.8
LA Totals		3	82,097		100.00	100.00	818,101
Weighted Average: Louisiana Franchise								8.87	7.76	36,638	(3.04)
Aggregate: Entire State of Louisiana							4,642,398	2.40	3.04	44,055	5.09	6.2
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

Patriot Federal Bank (OTCQB: PFDB)

Demographic Profile (Patriot Federal Bank)

Ownership: Current

Market: County

New York (NY)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Fulton	4	1	49,854	7.52	53.16	53.16	54,450	(1.95)	(1.52)	47,075	9.87	6.7
Montgomery	4	2	43,924	6.60	46.84	46.84	49,786	(0.86)	(0.29)	46,549	10.97	6.8
NY Totals		3	93,778		100.00	100.00	104,236
Weighted Average: New York Franchise								(1.44)	(0.94)	46,829	10.38
Aggregate: Entire State of New York							19,674,630	1.53	1.91	57,619	6.61	5.7
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

McAuliffe Financial, LLC Page 52

Table 4.8 (cont.)

Demographic and Economic Data

Supplemental Group Companies

Quarry City Savings and Loan Association (OTCQB: QRRY)

Demographic Profile (Quarry City Savings and Loan Association)

Ownership: Current

Market: County

Missouri (MO)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Johnson	6	1	37,041	6.18	100.00	100.00	55,653	5.81	5.55	51,563	15.42	4.6
MO Totals		1	37,041		100.00	100.00	55,653
Weighted Average: Missouri Franchise								5.81	5.55	51,563	15.42
Aggregate: Entire State of Missouri							6,039,326	0.84	1.04	47,043	5.15	5.3
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

Royal Financial, Inc. (OTCQX: RYFL)

Demographic Profile (Royal Financial, Inc.)

Ownership: Current

Market: County

Illinois (IL)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Cook	93	3	83,056	0.03	100.00	100.00	5,253,507	1.13	1.23	50,676	(0.31)	5.6
IL Totals		3	83,056		100.00	100.00	5,253,507
Weighted Average: Illinois Franchise								1.13	1.23	50,676	(0.31)
Aggregate: Entire State of Illinois							12,894,382	0.50	0.59	54,808	2.89	5.7
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

McAuliffe Financial, LLC Page 53

Table 4.8 (cont.)

Demographic and Economic Data

Supplemental Group Companies

United-American Savings Bank (OTCQB: UASB)

Demographic Profile (United-American Savings Bank)

Ownership: Current

Market: County

Pennsylvania (PA)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Allegheny	23	1	73,001	0.09	100.00	100.00	1,232,037	0.71	0.86	51,121	9.29	4.1
PA Totals		1	73,001		100.00	100.00	1,232,037
Weighted Average: Pennsylvania Franchise								0.71	0.86	51,121	9.29
Aggregate: Entire State of Pennsylvania							12,791,303	0.70	0.84	51,961	7.89	4.6
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

Versailles Financial Corporation (OTC Pink: VERF)

Demographic Profile (Versailles Financial Corporation)

Ownership: Current

Market: County

Ohio (OH)
									Projected	Median	Projected
			Company	Deposit	Percent of	Percent of	Total	Population	Population	HH	HH Income	Unemploy
		Number	Deposits	Market	State	National	Population	Change	Change	Income	Change	ment Rate
	Market	of	in Market	Share	Franchise	Franchise	2014	2010-2014	2014-2019	2014	2014-2019	Dec. 2014
County	Rank	Branches	($000)	(%)	(%)	(%)	(Actual)	(%)	(%)	($)	(%)	(%)
Darke	10	1	34,742	3.35	100.00	100.00	52,208	(1.42)	(1.37)	45,207	4.82	3.9
OH Totals		1	34,742		100.00	100.00	52,208
Weighted Average: Ohio Franchise								(1.42)	(1.37)	45,207	4.82
Aggregate: Entire State of Ohio							11,542,573	0.05	0.02	46,760	3.57	4.7
Aggregate: National							317,199,353	2.74	3.50	51,579	4.58	5.6

McAuliffe Financial, LLC Page 54

Weighted Average is calculated as the sum of (Percent of State/National Franchise * demographic item) within each market. Banks, Thrifts, and Savings Banks include
Note: National Franchise does not include deposits held in U.S. Territories and other non-states, excluding District of Columbia.
Demographic data is provided by Nielsen based primarily on US Census data. For non-census year data, Nielsen uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by Nielsen for some of the data presented on this page. For more information on Nielsen's methodology, see https://www.snl.com/help/Docs/Nielsen_Demographic_Update_2014_Methodology.pdf

Source: SNL Financial.

McAuliffe Financial, LLC Page 55

significant asset growth, at least a moderate level of cash dividends will typically be paid to stockholders.

As shown in Table 4.9, seven of the ten Comparable Group thrifts are currently paying a cash dividend. The group’s median dividend yield is 1.31% and its payouts ratio is 27.2%. Four of the thrifts in the Supplemental Group are paying dividends with a median dividend yield of 2.05%. Just under 75% of all publicly traded thrifts are paying cash dividends with an median yield of 1.56%.

Table 4.9

Dividend Data

Company Name		Dividend
Comparable Group	Ticker	Yield	LTM Dividend Payout Ratio (%)
First Federal of Northern Michigan	FFNM	1.47	15.38
FS Bancorp, Inc.	FSBW	1.24	15.79
HMN Financial, Inc.	HMNF	0.00	NM
La Porte Bancorp, Inc.	LPSB	1.27	19.75
Madison County Financial, Inc.	MCBK	1.19	23.53
Polonia Bancorp, Inc.	PBCP	NA	NM
Prudential Bancorp, Inc.	PBIP	0.98	45.00
United Community Bancorp	UCBA	1.97	54.55
Wolverine Bancorp, Inc.	WBKC	NA	74.07
WVS Financial Corp.	WVFC	1.45	30.77

Average		1.20	34.86
Median		1.26	27.15
Maximum		1.97	74.07
Minimum		0.00	15.38

Supplemental Group
CCSB Financial Corp.	CCFC	NA	NM
Community Investors Bancorp, Inc.	CIBN	2.05	29.41
First Niles Financial, Inc.	FNFI	2.19	75.00
Great American Bancorp, Inc.	GTPS	2.15	26.92
Hibernia Bancorp, Inc.	HIBE	NA	NM
Patriot Federal Bank	PFDB	0.00	NA
Quarry City Savings and Loan Assoc	QRRY	NA	NM
Royal Financial, Inc.	RYFL	NA	NM
United-American Savings Bank	UASB	1.50	15.42
Versailles Financial Corporation	VERF	NA	NM

Average		1.58	36.69
Median		2.05	28.17
Maximum		2.19	75.00
Minimum		0.00	15.42

Source: SNL Securities

McAuliffe Financial, LLC Page 56

St. James Federal’s merger with Well Financial will enable the members who purchase shares in the offering to participate in Wells Financial’s dividend program. Currently, Wells Financial is paying an annualized dividend of $0.60 per share, reflecting a dividend yield of 2.33% at current prices. As a result, we believe that no adjustment is warranted for this factor relative to either the Comparative Group or Supplemental Group.

Liquidity of the Issue

The Comparable Group contains ten companies that trade on the Nasdaq system. Wells Financial currently trades on the OTC Bulletin Board. Given the size of the stock offering, the level of market capitalization of Wells Financial post offering is expected to be approximately $22 million. Therefore, it can be expected that the common stock will continue to have a limited degree of trading activity and liquidity. The average daily trading volume of Wells Financial over the past year is only approximately 350 shares. The Comparative Group has experienced varying degrees of trading volume and, therefore, liquidity in their stocks. The market capitalization of the ten Comparable Group thrifts range from $20.3 million to $113.7 million and the median and average capitalization for the group is $55.1 million and $55.0 million, respectively (see Table 4.10). Therefore, Well Financial’s stock can be expected to have a modestly lower level of liquidity than the Comparative Group.

The median and average capitalization for the Supplemental Group peers was $8.1 million and $9.9 million, respectively. If St. James Federal was pursuing a standard conversion and its’ stock was independent of Wells Financial, the Association’s market capitalization would be less than that of the Supplemental Group. However, by merging into Wells Financial, the capitalization of the combined entity would be slightly larger than that of the Supplemental Group. Wells Financials’ initial public offering was in 1995 and the daily trading activity has been meager since the early days of the offering. An independent offering of St. James Federal’s stock would likely reflect some initial flurry of trading activity but would likely slow as the offering became more seasoned.

Based on the foregoing, we believe that a slight downward adjustment to the pro forma market value of St. James Federal relative to the Comparable Group is warranted. Relative to the Supplemental Group, we believe there is no adjustment necessary as trading activity and liquidity are expected to be similar.

McAuliffe Financial, LLC Page 57

Table 4.10

Market Capitalization and Market Data

Company Name		Market	Stock	High	Low	Book Value	Tang. BV
Comparable Group	Ticker	Value ($M)	Price	Price	Price	Per Share	Per Share
First Federal of Northern Michigan	FFNM	20.31	5.45	6.30	4.69	8.04	7.68
FS Bancorp, Inc.	FSBW	62.64	19.36	19.49	15.50	20.35	20.35
HMN Financial, Inc.	HMNF	53.69	12.01	13.95	8.94	14.77	14.77
La Porte Bancorp, Inc.	LPSB	71.37	12.58	13.15	10.63	14.52	13.00
Madison County Financial, Inc.	MCBK	60.95	20.10	23.00	16.96	20.35	20.01
Polonia Bancorp, Inc.	PBCP	34.69	10.40	10.91	9.25	11.64	11.64
Prudential Bancorp, Inc.	PBIP	113.69	12.22	12.50	10.45	13.68	13.68
United Community Bancorp	UCBA	56.36	12.16	12.58	10.45	15.27	NA
Wolverine Bancorp, Inc.	WBKC	53.87	23.75	24.10	21.45	27.05	27.05
WVS Financial Corp.	WVFC	22.60	11.02	12.50	10.75	15.52	15.52

Average		55.02	13.90	14.85	11.91	16.12	15.97
Median		55.11	12.19	12.86	10.54	15.02	14.77
Maximum		113.69	23.75	24.10	21.45	27.05	27.05
Minimum		20.31	5.45	6.30	4.69	8.04	7.68

Supplemental Group
CCSB Financial Corp.	CCFC	5.74	7.35	8.25	6.85	13.44	13.44
Community Investors Bancorp, Inc.	CIBN	7.75	9.74	10.70	8.30	13.84	13.84
First Niles Financial, Inc.	FNFI	10.30	9.15	9.95	6.20	10.51	10.51
Great American Bancorp, Inc.	GTPS	12.22	26.00	30.00	22.00	35.00	33.97
Hibernia Bancorp, Inc.	HIBE	16.62	17.40	17.85	17.40	22.90	22.90
Patriot Federal Bank	PFDB	8.49	5.80	7.25	5.02	7.82	7.70
Quarry City Savings and Loan Assoc	QRRY	4.85	11.90	11.90	10.20	19.42	19.42
Royal Financial, Inc.	RYFL	20.06	8.00	8.20	7.25	10.32	10.32
United-American Savings Bank	UASB	6.19	20.00	22.00	18.65	23.70	23.70
Versailles Financial Corporation	VERF	6.95	15.75	17.99	14.99	28.36	28.36

Average		9.92	13.11	14.41	11.69	18.53	18.42
Median		8.12	10.82	11.30	9.25	16.63	16.63
Maximum		20.06	26.00	30.00	22.00	35.00	33.97
Minimum		4.85	5.80	7.25	5.02	7.82	7.70

Source: SNL Financial

Management

The entire organization of St. James Federal includes 8 employees and 5 board members. The Association’s management team is small, but it appears to possess the experience and expertise in the key lending and financial service areas that are the focus of the Association’s operations. The financial results of the Association suggest that the Board of Directors and senior management have been effective in implementing an overall operating strategy that can be well managed by the current organizational structure. The Association has indicated that there are currently no senior management vacancies.

McAuliffe Financial, LLC Page 58

The relatively small size of St. James Federal requires that multiple lines responsibilities be concentrated in a small handful of people. St. James Federal’s management appears to have established a favorable reputation for the Association in the communities in which it operates. Given the small market and limited growth opportunities, there has not been a need to significantly expand the staff size. However, any significant expansion in lending or depositor services will likely require that the size and experience of staff be expanded.

The Comparable Group thrifts, to vary degrees, have undertaken expansion of their management teams and support staff as part of their expansion and diversification strategies, many of which have had these strategies in place for some time. Most savings institutions have been confronted with the need to expand and restructure their management team in response to significant changes in financial, regulatory and operational challenges.

On balance, we believe that no specific adjustment to St. James Federal’s pro forma market value relative to the Comparable Group or Supplemental Group is warranted for managerial factors.

Marketing of the Issue

Marketing of the issue takes into consideration: (1) trends and conditions in the overall thrift market, as well as (2) the anticipated impact of the new issue market for thrift conversions on subscription interest for stock offered as part of the St. James conversion merger.

Beginning in 2012, thrift stocks began to show gradual recovery from the financial recession and banking crisis that began in 2008. Thrifts, as a whole, were beginning to see some stabilization and recovery in real estate values and non-performing assets appeared to have reached their peak. Some thrift institutions were able to raise new capital while other thrifts continued addressing operational losses and high levels of non-performing assets. Through 2012 and 2013, thrift institutions continued their trend of improved asset quality and equity offerings were more abundant.

Beginning in the first quarter of 2014, concerns about economic growth in emerging markets, geopolitical turmoil in Ukraine, extreme weather in the U.S. and profit taking tempered the financial markets. Additionally, the markets remained focused on Federal Reserve policy with regard to quantitative easing. The GDP for the first quarter was negative 2.1% reflecting slower consumer spending on health care and the effects of turbulent weather which closed airports and retail establishments throughout the U.S.

McAuliffe Financial, LLC Page 59

During the second quarter, the Federal Open Market Committee (FOMC) made few changes to its policy other than making further reductions in its asset purchase program. As the year progressed, the economy began to transition from an economy driven by economic policy to an economy more reflective of fundamental economic forces such as consumer spending, durable goods orders, inflation and the labor market.

As shown in Table 4.11, the SNL Thrift Index peaked in 2006 at 1,829.29 before dropping to a low of 481.38 in 2011. Since the end of 2011, the Thrift Index has gradually increased to its current post recession high of 735.25. However, the recovery has reflected volatility with the index bouncing between 600 and 700 over the past eighteen months.

As a result of improving financial market conditions, the number of standard thrift conversion offerings has increased with the recovery in the financial markets. A total of seven standard conversion occurred in 2012, three in 2013, nine in 2014 and two so far in 2015. Numerous additional thrift conversion offerings in 2012 and 2013 were second stage mutual holding company conversions. The pro forma price to book value multiples of standard conversions have trended upward since 2012 (see Table 4.12), though the two offerings closed in 2015 shown a slightly lower trend. As shown in Table 4.13, aftermarket price performance has been moderate, with a median price appreciation ranging from 15% to 20% for one day, one week, one month and 3 month trading periods. Historically, converting thrifts stock prices have trended upwards towards existing peer valuation but have found resistance approaching tangible book value until an established trading market has been established, earnings growth was sustained and market comfort with management operating a new public company materialized. As a result, thrift conversions typically trade at discounts to public traded peers.

St. James Federal’s merger with Wells Financial will differ from a standard conversion as Wells Financial will offer stock in an amount equal to the appraised value of St. James Federal. As such, there already exists a trading market for Wells Financial’s common stock. However, like a standard conversion, members of St James Federal will be given priority rights to purchase Wells Financial shares.

St. James Federal has effectively limited a predominant portion of its depositors to the local communities in, and contiguous to, Watonwan County. Therefore, the Association anticipates that most of the subscription interest in its offering will be local, thereby limiting the amount of any potential speculative interest from outside of Minnesota.

McAuliffe Financial, LLC Page 60

Table 4.11

Thrift Stock Index

Relative to Long and Short-Term Rates

		3-Month	12-Month	Long-Term	SNL
	Prime	T-Bill	T-Bill	T-Secur.	Thrift
Month Ended	Rate (1)	Rate (1)	Rate (1) (2)	Index (2)	Index
(Last Day of Period)
12/31/1988	10.50	8.35	8.99	9.01
12/31/1989	10.50	7.88	7.72	7.90
12/31/1990	10.00	6.95	7.05	8.24
12/31/1991	7.21	4.18	4.38	7.70
12/31/1992	6.00	3.29	3.71	7.44
12/31/1993	6.00	3.13	3.61	6.25
12/31/1994	8.50	5.76	7.14	7.87
12/31/1995	8.65	5.29	5.31	6.06
12/31/1996	8.25	5.04	5.47	6.55
12/31/1997	8.50	5.30	5.53	5.99
12/31/1998	7.75	4.50	4.52	5.06
12/31/1999	8.50	5.36	5.84	6.35	562.39
12/31/2000	9.50	5.94	5.60	5.49	874.27
12/31/2001	4.84	1.72	2.22	5.48	918.18
12/31/2002	4.25	1.21	1.45	5.04	1,073.20
12/31/2003	4.00	0.91	1.31	5.11	1,482.32
12/31/2004	5.15	2.22	2.67	4.88	1,605.59
12/31/2005	7.15	3.97	4.35	4.73	1,616.43
12/31/2006	8.25	4.97	4.94	4.78	1,829.29
12/31/2007	7.33	3.07	3.26	4.57	1,058.03
12/31/2008	3.61	0.03	0.49	3.18	653.86
12/31/2009	3.25	0.06	0.47	4.58	586.96
12/31/2010	3.25	0.12	0.29	4.21	592.13
12/31/2011	3.25	0.02	0.11	2.57	481.38
12/31/2012	3.25	0.04	0.15	2.47	565.76

3/31/2013	3.25	0.09	0.14	2.78	602.30
6/30/2013	3.25	0.05	0.14	3.07	625.27
9/30/2013	3.25	0.02	0.11	3.53	650.81
12/31/2013	3.25	0.07	0.13	3.63	706.46

1/31/2014	3.25	0.04	0.11	3.52	685.52
2/28/2014	3.25	0.05	0.11	3.38	701.33
3/31/2014	3.25	0.06	0.13	3.36	718.88
4/30/2014	3.25	0.03	0.10	3.27	699.89
5/31/2014	3.25	0.04	0.09	3.12	699.20
6/30/2014	3.25	0.04	0.10	3.15	723.14
7/31/2014	3.25	0.03	0.10	3.07	702.16
8/30/2014	3.25	0.03	0.10	2.94	717.24
9/30/2014	3.25	0.02	0.10	3.01	697.68
10/31/2014	3.25	0.01	0.10	2.81	725.45
11/30/2014	3.25	0.02	0.12	2.62	723.61
12/31/2014	3.25	0.04	0.22	2.47	738.69

1/31/2015	3.25	0.02	0.16	2.04	699.91
2/13/2015	3.25	0.02	0.22	2.33	735.25

(1) U.S. Financial Data, The Federal Reserve of St. Louis

(2) Treasury 20 Year Rate replaces the discontinued 30-Year Treasury Constant Maturity Rate as of 2/28/02.

Source: SNL Financial

McAuliffe Financial, LLC Page 61

Table 4.12

Standard Conversions

Since 2012

Institution	Ticker	IPO Date	IPO Price	Net Proceeds	Price/Book	Price/Tang. Book	Price/Earnings
				($000)	(%)	(%)	(x)
West End Indiana Bancshares, Inc.	WEIN	1/11/2012	10.0000	10,693	49.1	49.1	20.9
Wellesley Bancorp, Inc.	WEBK	1/26/2012	10.0000	18,379	59.7	59.7	12.6
FS Bancorp, Inc.	FSBW	7/10/2012	10.0000	26,266	61.1	61.1	25.6
HomeTrust Bancshares, Inc.	HTBI	7/11/2012	10.0000	185,481	59.7	59.7	NM
Madison County Financial, Inc.	MCBK	10/4/2012	10.0000	26,577	55.2	56.6	6.9
Hamilton Bancorp, Inc.	HBK	10/10/2012	10.0000	31,394	55.7	58.3	NM
Meetinghouse Bancorp, Inc.	MTGB	11/20/2012	10.0000	4,946	64.7	64.7	29.4
		2012 Average			57.9	58.4	19.1
		2012 Median			59.7	59.7	20.9

Westbury Bancorp, Inc.	WBB	4/10/2013	10.0000	42,279	57.7	57.7	250.0
Sunnyside Bancorp, Inc.	SNNY	7/16/2013	10.0000	6,386	63.0	63.0	NM
Quarry City Savings and Loan Association	QRRY	7/26/2013	10.0000	3,196	54.2	56.4	13.9
		2013 Average			58.3	59.0	132.0
		2013 Median			57.7	57.7	132.0

Coastway Bancorp, Inc.	CWAY	1/15/2014	10.0000	40,778	72.2	72.2	500.0
Edgewater Bancorp, Inc.	EGDW	1/17/2014	10.0000	4,578	52.7	55.0	NM
Home Bancorp Wisconsin, Inc.	HWIS	4/24/2014	10.0000	6,638	64.6	64.6	NM
Sunshine Bancorp, Inc.	SBCP	7/15/2014	10.0000	35,860	67.8	67.8	NM
Blue Hills Bancorp, Inc.	BHBK	7/22/2014	10.0000	239,742	72.0	74.8	100.0
Entegra Financial Corp.	ENFC	10/1/2014	10.0000	61,724	66.5	66.5	7.6
Pilgrim Bancshares, Inc.	PLRM	10/13/2014	10.0000	17,724	73.3	73.3	50.0
Melrose Bancorp, Inc.	MELR	10/22/2014	10.0000	22,364	64.9	64.9	54.0
MB Bancorp, Inc.	MBCQ	12/30/2014	10.0000	17,571	60.6	60.6	NM
		2014 Average			66.3	66.3	37.2
		2014 Median			65.7	65.7	50.0

First Northwest Bancorp	FNWB	1/30/2015	10.0000	102,652	70.2	70.2	62.5
MW Bancorp, Inc.	MWBC	1/30/2015	10.0000	6,601	56.8	56.8	NM
		2015 Average			63.5	63.5	62.5
		2015 Median			63.5	63.5	62.5

Source: SNL Financial

Table 4.13

Aftermarket Price Performance

					% Price	% Price	% Price	% Price
					Change One	Change One	Change One	Change 3
Institution		Ticker	IPO Date	IPO Price	Day	Week	Month	Months
West End Indiana Bancshares, Inc.	4293367	WEIN	1/11/2012	10.0000	12.60	12.50	20.00	20.00
Wellesley Bancorp, Inc.	4298699	WEBK	1/26/2012	10.0000	20.00	20.90	22.90	26.50
FS Bancorp, Inc.	4304579	FSBW	7/10/2012	10.0000	0.10	0.70	2.10	7.50
HomeTrust Bancshares, Inc.	4309281	HTBI	7/11/2012	10.0000	17.00	20.00	24.50	36.00
Madison County Financial, Inc.	4095155	MCBK	10/4/2012	10.0000	48.90	46.10	45.09	61.00
Hamilton Bancorp, Inc.	4328225	HBK	10/10/2012	10.0000	19.00	17.00	12.50	13.90
Meetinghouse Bancorp, Inc.	4315942	MTGB	11/20/2012	10.0000	12.50	27.50	20.00	14.20
Westbury Bancorp, Inc.	4066453	WBB	4/10/2013	10.0000	35.20	35.10	33.30	36.50
Sunnyside Bancorp, Inc.	4381269	SNNY	7/16/2013	10.0000	5.00	4.50	0.10	-1.30
Quarry City Savings and Loan Association	1000790	QRRY	7/26/2013	10.0000	7.50	2.00	0.50	3.00
Coastway Bancorp, Inc.	4320571	CWAY	1/15/2014	10.0000	9.20	8.50	1.90	2.80
Edgewater Bancorp, Inc.	4410547	EGDW	1/17/2014	10.0000	0.00	2.50	2.50	4.00
Home Bancorp Wisconsin, Inc.	4396910	HWIS	4/24/2014	10.0000	-3.90	-7.40	-17.50	-15.50
Sunshine Bancorp, Inc.	4436252	SBCP	7/15/2014	10.0000	20.30	19.00	19.30	19.20
Blue Hills Bancorp, Inc.	4436012	BHBK	7/22/2014	10.0000	23.80	21.50	29.70	32.00
Entegra Financial Corp.	4290505	ENFC	10/1/2014	10.0000	32.80	30.70	34.00	43.90
Pilgrim Bancshares, Inc.	4436228	PLRM	10/13/2014	10.0000	11.50	9.40	8.20	9.00
Melrose Bancorp, Inc.	4436001	MELR	10/22/2014	10.0000	30.50	31.20	31.50	31.10
MB Bancorp, Inc.	4560377	MBCQ	12/30/2014	10.0000	4.50	6.00	6.10	NA
First Northwest Bancorp	4343673	FNWB	1/30/2015	10.0000	21.80	22.50	NA	NA
MW Bancorp, Inc.	4559464	MWBC	1/30/2015	10.0000	15.00	14.70	NA	NA

Source: SNL Financial

McAuliffe Financial, LLC Page 62

Based on the above mentioned factors, we believe that a new issue discount applied to the price to book (and tangible book) valuation approach is necessary and appropriate in St. James Federal’s offering. As a result, we believe a slight downward adjustment is warranted for the marketing of new stock.

Summary of Valuation Adjustments

Overall, based on the factors discussed in this section, we have concluded that St. James Federal’s pro forma market value should reflect the following valuation adjustments relative to the Comparable Group:

Valuation Factor	Valuation Adjustment
Financial Condition	Slight Upward
Balance Sheet Growth	Modest Downward Adjustment
Earnings Performance	Modest Upward Adjustment
Market Area	Moderate Downward
Dividends	No Adjustment
Liquidity of the Issue	Slight Downward
Management	No Adjustment
Marketing of the Issue	Slight Downward
Relative to the Supplemental Group

Valuation Factor	Valuation Adjustment
Financial Condition	Slight Upward
Balance Sheet Growth	Modest Downward Adjustment
Earnings Performance	Modest Upward Adjustment
Market Area	Moderate Downward
Dividends	No Adjustment
Liquidity of the Issue	No Adjustment
Management	No Adjustment
Marketing of the Issue	Slight Downward

McAuliffe Financial, LLC Page 63

V.	MARKET VALUE DETERMINATION

Introduction

In accordance with the accepted valuation methodology promulgated by the regulators, i.e., the pro forma market value approach, we have considered three key pricing ratios: (1) price/earnings (or “P/E”), (2) price/book value (or “P/B”), and (3) price/assets (or “P/A”). All of these pricing approaches were calculated on a pro forma basis including the effects of the stock proceeds. We have incorporated the valuation assumptions and parameters disclosed in Wells Financial’s offering prospectus for reinvestment rate, effective income tax rate, stock benefit plans and offering expenses.

In our estimate of St. James Federal’s pro forma market value, the pricing ratios of the Comparable Group and Supplemental Group were analyzed. We also assessed the pricing ratios of all publicly traded thrifts as well as recent thrift conversion offerings.

Discussion of Pricing Ratios

Price to Earnings Ratio

We believe that investors place their primary emphasis on making purchase decisions on the recent earnings results and expected profitability of savings institutions. Therefore, we believe it is appropriate to place considerable emphasis on the pro forma price/earnings valuation approach in deriving a fair market value for a converting savings institution. However, price/earnings ratios for some savings institutions are less meaningful as a result of the variability of reported earnings due to non-operating gains and losses. As a proper basis for comparison, the price to core earnings ratio was also utilized for both the Association, Comparable Group ant the Supplemental Group to eliminate any non-recurring items.

Price to Book Value/Price to Tangible Book Value Ratio

We also give considerable weight to the pro forma price/book value approach. This valuation method also is closely analyzed by investors in making investment decisions, particularly for a converting thrift institution. However, it is important to note that the “book value” of a company is an accounting derived concept that represents the historically accumulated retained earnings of such entity. Such book value does not necessarily take into consideration the current earnings power of the company. Obviously, a converting thrift institution has a base of capital in place prior to the time of conversion. To attempt to value such

McAuliffe Financial, LLC Page 64

converting institution at a pro forma price/book value ratio equal to or even close to the price/book value ratios of publicly traded stock institutions will result, in most cases, in an unrealistic valuation that is unacceptable in the marketplace. Thus, a disproportionate reliance on a price/book value approach may result in unrealistic estimated pro forma market value of the Association. This is particularly true since investors will be seeking a certain minimum, and thus reasonable, return on equity (“ROE”).

Therefore, we believe that in determining an appropriate value for a converting institution such as St. James Federal, the pro forma price/book value ratio must be balanced against the pro forma price/earnings ratio and the pro forma price/assets ratio. Investors will also price financial institutions on a tangible book basis because it incorporates the price/book approach, adjusted for intangibles, if any.

Price to Assets Ratio

One other valuation method, the pro forma price/assets ratio, is most applicable for valuing savings institutions with low net worth and/or very low operating income or losses. Since this is not the case for St. James Federal, we have placed less weight on this approach but have considered the reasonableness of the resulting price/assets ratio in our valuation process.

Pro Forma Value

Based upon the adjustments discussed in the previous section, St. James Federal’s midpoint value is estimated to be $2,300,000. Based upon a range below and above the midpoint value, the relative values are $1,955,000 at the minimum and $2,645,000 at the maximum, respectively. At the super maximum of the range, the offering value would be $3,041,750.

At the various levels of the estimated value range, the offering would result in the following offering data:

Table 5.1

Value Range

	Total	Price	Total
	Shares	Per Share	Value

Appraised Value – Midpoint	85,185	$27.00	$2,300,000
Range:
- Minimum	72,407	$27.00	$1,955,000
- Maximum	97,963	$27.00	$2,645,000
- Super-Maximum	112,657	$27.00	$3,041,750

McAuliffe Financial, LLC Page 65

Table 5.2 highlights the key pro forma pricing ratios for St. James Federal, based on the above valuation range, and compares such ratios to the Comparable Group’s mean and median pricing ratios as well as to the Supplemental Group ratios.

Table 5.2

Pricing Ratios

		St. James Federal	Comparable Group		Supplemental Group
			Mean	Median	Mean	Median
	Min	13.71
Price-Core Earnings Ratio (P/CoreE)	Mid	15.98	27.40	16.66	32.98	17.61
	Max	18.12
	Smax	20.61

	Min	50.93
Price-to-Book Ratio (P/B)	Mid	55.34	84.68	87.21	71.52	74.20
	Max	59.13
	Smax	62.97

	Min	50.93
Price-to-Tangible Book Ratio (P/TB)	Mid	55.34	86.72	88.57	71.87	75.64
	Max	59.13
	Smax	62.97

	Min	6.91
Price-to-Assets (P/A)	Mid	8.04	13.03	11.97	9.78	8.66
	Max	9.14
	Smax	10.38

Table 5.3 specifically compares the Association’s pro forma price/earnings, price/core

Table 5.3

Comparable and Supplemental Group

Pricing Multiple Comparison

	Price Relative to
Comparable Group	CoreEarnings	Book	Tangible Book	Assets
St. James Federal (Midpoint)	15.98	55.34	55.34	8.04
Comparable Group Average	27.40	84.68	86.72	13.03
Discount (Premium)	41.67	34.65	36.19	38.29
Comparable Group Median	16.66	87.21	88.57	11.97
Discount (Premium)	4.09	36.55	37.52	32.82

	Price Relative to
Supplemental Group	CoreEarnings	Book	Tangible Book	Assets
St. James Federal (Midpoint)	15.98	55.34	55.34	8.04
Supplemental Group Average	32.98	71.52	71.87	9.78
Discount (Premium)	51.55	22.63	23.00	17.83
Supplemental Group Median	17.61	74.20	75.64	8.66
Discount (Premium)	9.28	25.42	26.84	7.12

McAuliffe Financial, LLC Page 66

earnings, price/book (and price/tangible book), and price/assets ratios, based on the $2,300,000 midpoint value, to the Comparable Group’s average and median ratios and as the Supplemental Group’s average and median ratios. Based on St. James Federal’s midpoint value, the Association is priced at a premium relative to earnings and discounts on a price/book value (and price/tangible book value) basis and price/assets basis.

Table 5.4 presents in more detail the pro forma pricing calculations for St. James Federal, the Comparable Group and the Supplemental Group.

Valuation Conclusion

It is therefore McAuliffe Financial’s opinion that as of February 13, 2015, the estimated pro forma market value of St. James Federal was $2,300,000 at the midpoint of a range with a minimum of $1,955,000 to a maximum of $2,645,000 at 15% below and 15% above the midpoint of the range, respectively. Based on an adjusted maximum value of 15% above the maximum value, the adjusted maximum value or super maximum value is $3,041,750.

This appraisal represents an initial valuation for St. James Federal. Due to the duration of time that passes between the time this appraisal report is written and the time the offering closes, numerous factors could lead McAuliffe Financial to update or revise the appraised value of the Association. Some factors that could lead McAuliffe Financial to adjust the appraised value include: (1) changes in the Association’s operations and financial condition; (2) changes in the market valuation or financial condition of the Comparable Group or Supplemental Group; (3) changes in the financial markets; and (4) changes in the market for thrift conversions. Should there be material changes to any of these factors, McAuliffe Financial will prepare an appraisal update to appropriately adjust the value of the Association. At the time of closing of the stock offering, McAuliffe Financial will prepare a final appraisal to determine if the valuation range is still appropriate and determine the exact valuation amount appropriate for the Association.

McAuliffe Financial, LLC Page 67

Table 5.4

St. James Federal Savings & Loan Association

As of February 13, 2015

				Market		Per Share Data (2)
				Capitalization		Core	Book						Dividends (4)			Financial Characteristics (6)
					Market	12 Month	Value/	Pricing Ratios (3)					Amount/		Payout	Total	Equity/	Tang Eq./	NPAs/	Reported		Core
		State	Exchange	Price (1)	Value	EPS	Share	P/E	P/B	P/TB	P/A	P/Core	Share	Yield	Ratio	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
				($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
St James Federal S & LA
Supermaximum					3.04	1.31	43.04	27.55	62.97	62.97	10.38	20.61
Maximum					2.65	1.49	45.77	24.55	59.13	59.13	9.14	18.12
Midpoint		MN		27.00	2.30	1.69	48.91	21.60	55.34	55.34	8.04	15.98	0.00	0.00	0.00	27,215	10.12	10.12	0.71	0.36	3.55	0.49	4.84
Minimum					1.96	1.97	53.15	18.62	50.93	50.93	6.91	13.71
All Publicly Traded Thrifts
Averages				17.84	428.14	0.98	16.35	19.28	105.68	114.44	12.99	24.87	0.31	1.82	49.45	3,219,807	12.86	12.23	1.91	0.73	6.00	0.76	6.10
Median				14.84	109.11	0.83	14.81	15.91	98.78	103.78	12.72	16.41	0.20	1.47	39.34	1,002,266	12.50	11.25	1.58	0.69	5.44	0.74	5.46
Comparable Group
Averages				13.90	55.02	0.72	16.12	23.05	84.68	86.72	13.03	27.40	0.18	1.20	34.86	418,691	15.22	14.92	1.37	0.65	4.39	0.63	4.17
Median				12.19	55.11	0.73	15.02	19.71	87.21	88.57	11.97	16.66	0.16	1.26	27.15	423,805	13.54	13.10	1.48	0.66	3.97	0.55	4.05
Comparable Group
First Federal of Northern Michigan Bancorp, Inc.	FFNM	MI	NASDAQ	5.45	20.31	0.66	8.04	10.48	67.77	70.96	6.51	8.31	0.08	1.47	15.38	311,923	9.61	9.22	1.23	0.77	7.05	0.56	4.80
FS Bancorp, Inc.	FSBW	WA	NASDAQ	19.36	62.64	1.53	20.35	12.74	95.15	95.15	12.29	9.27	0.24	1.24	15.79	509,754	12.92	12.92	0.24	1.01	7.17	1.01	7.22
HMN Financial, Inc.	HMNF	MN	NASDAQ	12.01	53.69	1.23	14.77	9.76	81.33	81.33	9.46	10.01	0.00	0.00	NM	577,426	13.16	13.16	2.43	1.21	9.12	1.21	9.12
La Porte Bancorp, Inc.	LPSB	IN	NASDAQ	12.58	71.37	0.81	14.52	15.53	86.62	96.76	13.76	16.36	0.16	1.27	19.75	518,616	15.89	14.46	2.12	0.86	5.38	0.86	5.35
Madison County Financial, Inc.	MCBK	NE	NASDAQ	20.10	60.95	1.05	20.35	19.71	98.78	100.46	20.22	15.80	0.24	1.19	23.53	301,929	20.47	20.20	0.15	1.01	4.69	1.04	4.84
Polonia Bancorp, Inc.	PBCP	PA	NASDAQ	10.40	34.69	0.00	11.64	NM	89.38	89.38	11.65	86.67	0.00	NA	NM	297,885	13.03	13.03	1.51	0.00	0.02	0.00	0.02
Prudential Bancorp, Inc.	PBIP	PA	NASDAQ	12.22	113.69	0.17	13.68	61.10	89.33	89.33	21.72	61.10	0.09	0.98	45.00	527,082	24.31	24.31	1.46	0.37	1.51	0.32	1.30
United Community Bancorp	UCBA	IN	NASDAQ	12.16	56.36	0.43	15.27	27.64	79.61	85.02	11.07	28.28	0.24	1.97	54.55	508,938	13.91	12.94	2.73	0.40	2.88	0.41	2.93
Wolverine Bancorp, Inc.	WBKC	MI	NASDAQ	23.75	53.87	0.81	27.05	29.32	87.81	87.81	15.94	16.96	0.60	NA	74.07	338,671	18.15	18.15	1.68	0.55	2.84	0.55	2.84
WVS Financial Corp.	WVFC	PA	NASDAQ	11.02	22.60	0.53	15.52	21.19	70.99	70.99	7.67	21.19	0.16	1.45	30.77	294,689	10.80	10.80	0.16	0.33	3.25	0.34	3.29
Supplemental Comparable Group
Averages				13.11	9.92	0.52	18.53	32.48	71.52	71.87	9.78	32.98	0.11	1.58	36.69	103,721	13.94	13.90	1.58	0.32	2.73	0.25	2.49
Median				10.82	8.12	0.37	16.63	25.92	74.20	75.64	8.66	17.61	0.00	2.05	28.17	100,941	12.20	12.20	1.32	0.33	2.12	0.24	1.93
CCSB Financial Corp.	CCFC	MO	OTC Pink	7.35	5.74	0.14	13.44	52.50	54.70	54.70	6.57	91.88	0.00	NA	NM	87,263	12.02	12.02	4.36	0.11	0.97	0.11	0.97
Community Investors Bancorp, Inc.	CIBN	OH	OTC Pink	9.74	7.75	0.66	13.84	14.32	70.35	70.35	5.89	8.40	0.20	2.05	29.41	131,599	8.37	8.37	2.84	0.42	5.03	0.41	4.87
First Niles Financial, Inc.	FNFI	OH	OTCQB	9.15	10.30	0.01	10.51	45.75	87.06	87.06	10.69	NM	0.15	2.19	75.00	96,437	12.39	12.39	1.79	0.23	1.77	0.01	0.09
Great American Bancorp, Inc.	GTPS	IL	OTCQB	26.00	12.22	1.07	35.00	16.67	74.28	76.54	6.92	21.67	0.42	2.15	26.92	176,704	9.31	9.06	1.28	0.42	4.45	0.29	3.05
Hibernia Bancorp, Inc.	HIBE	LA	OTCQB	17.40	16.62	0.49	22.90	NM	75.97	75.97	15.76	NM	0.00	NA	NM	105,445	20.75	20.75	0.30	0.10	0.48	0.05	2.47
Patriot Federal Bank	PFDB	NY	OTCQB	5.80	8.49	(0.08)	7.82	NA	74.12	75.31	6.94	NM	0.00	0.00	NA	122,365	9.36	9.22	0.98	(0.01)	(0.08)	(0.04)	(0.42)
Quarry City Savings and Loan Association	QRRY	MO	OTCQB	11.90	4.85	0.56	19.42	21.07	61.26	61.26	10.38	12.40	0.00	NA	NM	46,757	16.94	16.94	0.68	0.52	2.99	0.52	2.99
Royal Financial, Inc.	RYFL	IL	OTCQX	8.00	20.06	0.14	10.32	30.77	77.54	77.54	15.66	50.00	0.00	NA	NM	128,043	20.20	20.20	2.20	0.48	2.47	0.27	1.39
United-American Savings Bank	UASB	PA	OTCQB	20.00	6.19	1.98	23.70	10.28	84.39	84.39	6.87	13.56	0.30	1.50	15.42	90,084	8.14	8.14	1.36	0.69	8.39	0.70	8.56
Versailles Financial Corporation	VERF	OH	OTC Pink	15.75	6.95	0.25	28.36	68.48	55.54	55.54	12.17	NM	0.00	NA	NM	52,513	21.91	21.91	0.00	0.19	0.83	0.20	0.91

(1)	Closing Price.
(2)	EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effective basis, and is shown on a pro forma basis where appropriate.
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; P/Core = Price to core earnings.
(4)	Indicated 12 month dividend, based on last quarterly dividend declared.
(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total asset balances.
(7)	Excludes from averages and medians those companies that are subject of acutal or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, SNL Financial, LC and McAuliffe Financial calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

McAuliffe Financial, LLC Page 68

EXHIBITS

McAuliffe Financial, LLC Page 69

LIST OF EXHIBITS

St. James Federal Savings and Loan Association

EXHIBIT
NUMBER	DESCRIPTION

I-1	Map of Branch Location

III-1	General Characteristics of Publicly Traded Thrifts

V-1	Market Value Characteristics of Publicly Traded Thrifts
V-2	Pro Forma Calculations
V-3	Pro Forma Analysis

VI -1	Firm Qualifications Statement

McAuliffe Financial, LLC Page 70

EXHIBIT I-1

Map of Branch Locations

McAuliffe Financial, LLC Page 71

McAuliffe Financial, LLC Page 72

Office Locations

Coon Rapids
Buffalo
Brooklyn Park
Blaine
Litchfield
Willmar
Cokato
Roseville
Stillwater
Minneapolis
St Paul
Hudson
Hutchinson
Minnetonka
Richfield
Woodbury
Eagan
Chaska
Shakopee
Cottage Grove
Olivia
Hector
Glencoe
Burnsville
Prior Lake
Lakeville
Redwood Falls
Gaylord
New Prague
Northfield
Sleepy Eye
New Ulm
St Peter
Faribault
Warsaw
Zumbrota
Mankato
Lake Crystal
Waseca
Owatonna
Byron
St James
Mapleton
Blooming Prairie
Windom
Truman
Stewartville
Wells
Jackson
Fairmont
Blue Earth
Albert Lea
Austin
Northwood
North Dakota
Minnesota
South Dakota
Wisconsin
Michigan
Iowa
Nebraska
Illinois
Indiana
Ohio
Kansas
Missouri
Kentucky
Chicago
Detroit
Des Moines
Milwaukee
Indianapolis
Wells Financial Corp
St James FS & LA

EXHIBIT III-1

General Characteristics of Public-Traded

Thrifts

As of February 13, 2015

Exhibit III-1

Key Financial Characteristics

			IPO	Total	Total	Total	Equity/
Company	Ticker	St	Date	Assets	Deposits	Equity	Assets	ROA	Exchange	Branches
Cullman Bancorp, Inc. (MHC)	CULL	AL	10/9/2009	232,483	144,082	43,175	18.57	0.98	OTCQB	4
SouthFirst Bancshares, Inc.	SZBI	AL	2/14/1995	92,407	79,901	8,059	8.72	NA	OTC Pink	3
BofI Holding, Inc.	BOFI	CA	3/14/2005	5,194,721	4,005,395	450,422	8.67	1.56	NASDAQ	1
Broadway Financial Corporation	BYFC	CA	1/9/1996	337,993	217,092	27,442	8.12	0.53	NASDAQ	3
First ULB Corp.	FUBP	CA		352,374	307,925	31,308	8.88	NA	OTCQX	9
Malaga Financial Corporation	MLGF	CA		947,000	709,000	104,225	11.01	1.22	OTCQB	5
Provident Financial Holdings, Inc.	PROV	CA	6/28/1996	1,112,390	905,512	144,350	12.98	0.74	NASDAQ	15
Simplicity Bancorp, Inc.	SMPL	CA	11/19/2010	863,351	656,542	137,541	15.93	0.61	NASDAQ	8
First Connecticut Bancorp, Inc.	FBNK	CT	6/30/2011	2,484,352	1,733,041	233,555	9.40	0.41	NASDAQ	25
Naugatuck Valley Financial Corporation	NVSL	CT	6/30/2011	489,125	376,911	59,433	12.15	-0.42	NASDAQ	10
People's United Financial, Inc.	PBCT	CT	4/16/2007	35,997,100	26,138,200	4,633,100	12.87	0.75	NASDAQ	406
PSB Holdings, Inc. (MHC)	PSBH	CT	10/5/2004	471,918	348,937	51,870	10.99	0.23	NASDAQ	8
SI Financial Group, Inc.	SIFI	CT	1/13/2011	1,350,533	1,010,713	157,739	11.68	0.33	NASDAQ	26
United Financial Bancorp, Inc.	UBNK	CT	3/4/2011	5,476,809	4,035,311	602,408	11.00	0.16	NASDAQ	58
WSFS Financial Corporation	WSFS	DE	11/26/1986	4,853,320	3,649,235	489,051	10.08	1.17	NASDAQ	46
Atlantic Coast Financial Corporation	ACFC	FL	2/4/2011	706,498	440,780	72,336	10.24	0.19	NASDAQ	12
EverBank Financial Corp	EVER	FL	5/2/2012	21,617,788	15,508,697	1,747,594	8.08	0.77	NYSE	12
Sunshine Bancorp, Inc.	SBCP	FL	7/15/2014	222,852	155,689	63,704	28.59	NA	NASDAQ	5
Sunshine Financial, Inc.	SSNF	FL	4/6/2011	149,569	125,067	23,468	15.69	0.00	OTCQB	6
Charter Financial Corporation	CHFN	GA	4/9/2013	979,777	701,475	213,186	21.76	0.58	NASDAQ	17
Heritage Financial Group, Inc.	HBOS	GA	11/30/2010	1,705,614	1,322,109	160,017	9.38	0.50	NASDAQ	37
Territorial Bancorp Inc.	TBNK	HI	7/13/2009	1,691,897	1,359,679	216,378	12.79	0.85	NASDAQ	29
Webster City Federal Bancorp (MHC)	WCFB	IA	8/15/1994	113,693	97,251	15,682	13.79	NA	OTCQB	2
AJS Bancorp, Inc.	AJSB	IL	10/10/2013	216,309	163,009	34,852	16.11	1.03	OTCQB	3
Allied First Bancorp, Inc.	AFBA	IL	12/31/2001	119,986	109,053	1,939	1.62	NA	OTC Pink	1
BankFinancial Corporation	BFIN	IL	6/24/2005	1,465,410	1,211,713	216,121	14.75	2.83	NASDAQ	20
Ben Franklin Financial, Inc.	BFFID	IL	1/23/2015	92,094	81,976	9,100	9.88	-1.34	OTC Pink	2
First BancTrust Corporation	FIRT	IL	4/19/2001	429,318	344,184	39,593	9.22	0.76	OTCQX	7
Great American Bancorp, Inc.	GTPS	IL	6/30/1995	176,704	151,958	16,457	9.31	0.42	OTCQB	2
Harvard Illinois Bancorp, Inc.	HARI	IL	4/9/2010	169,347	134,626	15,600	9.21	-2.74	OTCQB	3
IF Bancorp, Inc.	IROQ	IL	7/8/2011	549,833	405,393	83,721	15.23	0.62	NASDAQ	6
Jacksonville Bancorp, Inc.	JXSB	IL	7/15/2010	311,900	245,900	45,000	14.43	0.95	NASDAQ	6
Midland Capital Holdings Corporation	MCPH	IL	6/30/1993	120,197	107,178	12,208	10.16	-0.18	OTC Pink	4
Mutual Federal Bancorp, Inc. (MHC)	MFDB	IL	4/6/2006	80,541	65,902	14,862	18.45	NA	OTCQB	1
Ottawa Savings Bancorp, Inc. (MHC)	OTTW	IL	7/15/2005	160,769	135,111	22,402	13.93	0.57	OTCQB	3
Park Bancorp, Inc.	PFED	IL	8/12/1996	163,670	127,375	5,947	3.63	-1.04	OTCQB	4
Royal Financial, Inc.	RYFL	IL	1/21/2005	128,043	85,366	25,866	20.20	0.49	OTCQX	3

Exhibit III-1

Key Financial Characteristics

			IPO	Total	Total	Total	Equity/
Company	Ticker	St	Date	Assets	Deposits	Equity	Assets	ROA	Exchange	Branches
Sugar Creek Financial Corp.	SUGR	IL	4/9/2014	91,411	72,586	13,156	14.39	0.35	OTCQB	2
DSA Financial Corporation	DSFN	IN	7/30/2004	119,697	90,037	18,260	15.26	0.83	OTC Pink	2
FFW Corporation	FFWC	IN	4/5/1993	341,177	288,845	34,504	10.11	1.27	OTC Pink	5
Fidelity Federal Bancorp	FDLB	IN	8/31/1987	195,651	130,202	22,349	11.42	NA	OTCQB	9
First Capital, Inc.	FCAP	IN	1/4/1999	472,761	412,636	NA	NA	1.23	NASDAQ	12
La Porte Bancorp, Inc.	LPSB	IN	10/5/2012	518,616	340,768	82,388	15.89	0.86	NASDAQ	7
Mid-Southern Savings Bank, FSB (MHC)	MSVB	IN	4/9/1998	192,991	171,637	20,567	10.66	-0.23	OTCQB	4
NorthWest Indiana Bancorp	NWIN	IN		775,044	633,946	76,165	9.83	0.98	OTCQB	14
Peoples Bancorp, Inc.	PBNI	IN	7/7/1987	486,555	368,702	61,325	12.60	0.74	OTC Pink	16
Third Century Bancorp	TDCB	IN	6/30/2004	123,938	93,395	15,539	12.54	0.19	OTCQB	5
United Community Bancorp	UCBA	IN	1/10/2013	508,938	420,552	70,788	13.91	0.40	NASDAQ	8
West End Indiana Bancshares, Inc.	WEIN	IN	1/11/2012	257,693	201,711	30,611	11.88	0.47	OTCQB	5
Capitol Federal Financial, Inc.	CFFN	KS	12/22/2010	9,056,356	4,705,012	1,465,929	16.19	0.81	NASDAQ	47
First Independence Corporation	FFSL	KS	10/8/1993	135,958	91,741	13,881	10.21	0.42	OTC Pink	5
Kentucky First Federal Bancorp (MHC)	KFFB	KY	3/3/2005	295,740	211,716	67,217	22.73	0.63	NASDAQ	7
Poage Bankshares, Inc.	PBSK	KY	9/13/2011	411,774	318,190	66,807	16.22	0.22	NASDAQ	8
Century Next Financial Corporation	CTUY	LA	10/1/2010	169,697	135,812	21,618	12.74	0.80	OTCQB	2
FPB Financial Corp.	FPBF	LA	7/1/1999	226,672	176,887	23,291	10.28	0.95	OTCQB	5
Hibernia Bancorp, Inc.	HIBE	LA	1/28/2009	103,176	78,820	21,756	21.09	0.10	OTCQB	3
Home Bancorp, Inc.	HBCP	LA	10/3/2008	1,221,415	993,573	154,144	12.62	0.81	NASDAQ	27
Home Federal Bancorp, Inc. of Louisiana	HFBL	LA	12/22/2010	346,307	252,764	43,292	12.50	0.95	NASDAQ	5
Louisiana Bancorp, Inc.	LABC	LA	7/10/2007	333,346	193,098	58,397	17.52	0.88	NASDAQ	4
State Investors Bancorp, Inc.	SIBC	LA	7/7/2011	268,880	157,970	41,527	15.44	0.39	NASDAQ	4
Blue Hills Bancorp, Inc.	BHBK	MA	7/22/2014	1,728,148	1,212,716	411,606	23.82	-0.01	NASDAQ	10
BSB Bancorp, Inc.	BLMT	MA	10/5/2011	1,335,717	932,583	135,132	10.12	0.31	NASDAQ	6
Chicopee Bancorp, Inc.	CBNK	MA	7/20/2006	639,222	483,558	88,134	13.79	-0.10	NASDAQ	9
Georgetown Bancorp, Inc.	GTWN	MA	7/12/2012	271,020	182,354	30,712	11.33	0.55	NASDAQ	3
Hampden Bancorp, Inc.	HBNK	MA	1/17/2007	711,101	488,892	85,722	12.05	0.51	NASDAQ	10
Hingham Institution for Savings	HIFS	MA	12/20/1988	1,552,205	1,089,217	121,515	7.83	1.52	NASDAQ	13
Meetinghouse Bancorp, Inc.	MTGB	MA	11/20/2012	109,163	87,483	10,450	9.57	-0.15	OTC Pink	2
Melrose Bancorp, Inc.	MELR	MA	10/22/2014	212,698	189,965	21,628	10.17	NA	NASDAQ	1
Meridian Bancorp, Inc.	EBSB	MA	7/29/2014	3,278,526	2,503,935	577,710	17.62	0.75	NASDAQ	27
Peoples Federal Bancshares, Inc.	PEOP	MA	7/7/2010	597,020	430,213	104,466	17.50	0.17	NASDAQ	8
Pilgrim Bancshares, Inc.	PLRM	MA	10/13/2014	194,530	180,194	13,056	6.71	NA	OTC Pink	3
Wellesley Bancorp, Inc.	WEBK	MA	1/26/2012	535,115	422,245	49,346	9.22	0.36	NASDAQ	4
Westfield Financial, Inc.	WFD	MA	1/4/2007	1,320,096	834,218	142,543	10.80	0.48	NASDAQ	14
American Bank Holdings, Inc.	ABKH	MD		456,676	318,223	45,941	10.06	NA	OTCQB	5

Exhibit III-1

Key Financial Characteristics

			IPO	Total	Total	Total	Equity/
Company	Ticker	St	Date	Assets	Deposits	Equity	Assets	ROA	Exchange	Branches
BV Financial, Inc. (MHC)	BVFL	MD	1/14/2005	173,899	146,548	20,528	11.80	0.45	OTC Pink	5
Colombo Bank	IFSB	MD	6/6/1985	199,575	143,463	20,421	10.23	-1.72	OTCQB	5
Fraternity Community Bancorp, Inc.	FRTR	MD	4/1/2011	162,812	113,880	27,215	16.72	-0.16	OTCQB	3
Hamilton Bancorp, Inc.	HBK	MD	10/10/2012	288,655	223,841	60,405	20.93	-0.25	NASDAQ	5
MB Bancorp, Inc.	MBCQ	MD	12/30/2014	136,116	100,473	17,348	12.75	NA	OTC Pink	3
Severn Bancorp, Inc.	SVBI	MD		776,681	543,814	83,810	10.79	0.37	NASDAQ	4
Auburn Bancorp, Inc. (MHC)	ABBB	ME	8/18/2008	73,041	51,329	5,760	7.89	-0.49	OTC Pink	2
Edgewater Bancorp, Inc.	EGDW	MI	1/17/2014	116,958	91,838	13,466	11.51	-0.88	OTCQB	5
First Federal of Northern Michigan Bancorp, Inc.	FFNM	MI	4/4/2005	311,923	258,506	29,973	9.61	0.77	NASDAQ	9
Flagstar Bancorp, Inc.	FBC	MI	4/30/1997	9,839,851	7,068,606	1,372,821	13.95	-0.70	NYSE	107
Sturgis Bancorp, Inc.	STBI	MI	11/10/1988	312,455	234,296	30,350	9.71	NA	OTCQX	11
Wolverine Bancorp, Inc.	WBKC	MI	1/20/2011	338,671	220,510	61,461	18.15	0.55	NASDAQ	4
HMN Financial, Inc.	HMNF	MN	6/30/1994	577,426	496,750	76,013	13.16	1.21	NASDAQ	11
Redwood Financial, Inc.	REDW	MN	7/10/1995	227,713	192,551	25,365	11.14	NA	OTC Pink	8
CCSB Financial Corp.	CCFC	MO	1/9/2003	87,114	72,889	10,414	11.95	0.22	OTC Pink	3
Farmers & Merchants Bancorp, Inc.	FMBA	MO		126,650	94,048	12,352	9.75	NA	Grey Mkt	5
Liberty Bancorp, Inc.	LBCP	MO	7/24/2006	468,755	384,772	65,498	13.97	0.85	OTC Pink	12
NASB Financial, Inc.	NASB	MO	9/27/1985	1,168,083	773,762	199,892	17.11	1.42	OTCQX	9
Pulaski Financial Corp.	PULB	MO	12/3/1998	1,426,456	1,098,333	114,512	8.03	0.89	NASDAQ	13
Quarry City Savings and Loan Association	QRRY	MO	7/26/2013	46,757	37,660	7,919	16.94	0.52	OTCQB	1
ASB Bancorp, Inc.	ASBB	NC	10/12/2011	760,050	603,379	94,397	12.42	0.33	NASDAQ	13
Entegra Financial Corp.	ENFC	NC	10/1/2014	903,648	703,117	107,319	11.88	0.71	NASDAQ	12
KS Bancorp, Inc.	KSBI	NC	12/30/1993	318,451	248,915	21,768	6.84	0.41	OTCQB	10
LifeStore Financial Group (MHC)	LSFG	NC	10/7/1996	254,961	175,741	17,906	7.02	0.34	OTC Pink	5
Little Bank, Inc.	LTLB	NC		339,169	277,432	32,534	9.59	0.88	OTCQB	7
Wake Forest Bancshares, Inc. (MHC)	WAKE	NC	4/3/1996	112,533	88,697	22,354	19.86	0.78	OTC Pink	1
Equitable Financial Corp. (MHC)	EQFC	NE	11/9/2005	181,939	149,979	19,692	10.82	NA	OTC Pink	6
Madison County Financial, Inc.	MCBK	NE	10/4/2012	301,929	210,307	61,807	20.47	1.01	NASDAQ	5
Guaranty Bancorp, Inc.	GUAA	NH		393,898	300,754	39,470	10.02	0.77	OTCQB	10
New Hampshire Thrift Bancshares, Inc.	NHTB	NH	5/27/1986	1,503,786	1,152,714	139,836	9.30	0.68	NASDAQ	36
Cape Bancorp, Inc.	CBNJ	NJ	2/1/2008	1,079,894	797,056	140,878	13.05	0.62	NASDAQ	15
Clifton Bancorp Inc.	CSBK	NJ	4/2/2014	1,211,527	731,070	357,693	29.52	0.54	NASDAQ	12
Colonial Financial Services, Inc.	COBK	NJ	7/13/2010	552,709	477,861	62,811	11.36	0.18	NASDAQ	9
Delanco Bancorp, Inc.	DLNO	NJ	10/18/2013	126,720	109,053	13,641	10.76	-0.73	OTC Pink	2
Hudson City Bancorp, Inc.	HCBK	NJ	6/7/2005	36,569,082	19,376,544	4,781,410	13.08	0.42	NASDAQ	136
Investors Bancorp, Inc.	ISBC	NJ	5/8/2014	18,773,639	12,172,326	3,577,855	19.06	0.76	NASDAQ	136
Kearny Financial Corp. (MHC)	KRNY	NJ	2/24/2005	3,547,869	2,464,845	493,234	13.90	0.28	NASDAQ	42

Exhibit III-1

Key Financial Characteristics

			IPO	Total	Total	Total	Equity/
Company	Ticker	St	Date	Assets	Deposits	Equity	Assets	ROA	Exchange	Branches
Lincoln Park Bancorp (MHC)	LPBC	NJ	12/20/2004	224,925	111,500	17,100	7.60	0.48	OTCQB	2
Magyar Bancorp, Inc. (MHC)	MGYR	NJ	1/24/2006	524,545	445,842	46,184	8.80	0.12	NASDAQ	6
MSB Financial Corp. (MHC)	MSBF	NJ	1/5/2007	345,491	269,263	41,116	11.90	0.28	NASDAQ	5
Northfield Bancorp, Inc.	NFBK	NJ	1/25/2013	3,020,869	1,620,665	593,928	19.66	0.73	NASDAQ	30
Ocean Shore Holding Co.	OSHC	NJ	12/21/2009	1,024,754	787,078	105,811	10.33	0.61	NASDAQ	11
OceanFirst Financial Corp.	OCFC	NJ	7/3/1996	2,356,714	1,720,135	218,259	9.26	0.86	NASDAQ	24
Oritani Financial Corp.	ORIT	NJ	6/24/2010	3,250,934	1,792,867	507,713	15.62	1.31	NASDAQ	26
Provident Financial Services, Inc.	PFS	NJ	1/16/2003	8,523,377	5,792,523	1,144,099	13.42	0.92	NYSE	90
Wawel Bank (MHC)	WAWL	NJ	4/1/2004	76,513	63,505	12,057	15.76	-1.56	OTCQB	2
Alamogordo Financial Corp. (MHC)	ALMG	NM	5/16/2000	253,968	204,665	30,570	12.04	0.99	OTCQB	4
Astoria Financial Corporation	AF	NY	11/18/1993	15,640,021	9,504,909	1,580,070	10.10	0.61	NYSE	87
Carver Bancorp, Inc.	CARV	NY	10/25/1994	644,115	520,410	53,131	8.25	-0.27	NASDAQ	10
CMS Bancorp, Inc.	CMSB	NY	4/4/2007	273,344	226,782	23,876	8.73	0.25	NASDAQ	6
Dime Community Bancshares, Inc.	DCOM	NY	6/26/1996	4,497,107	2,659,792	459,725	10.22	1.03	NASDAQ	25
FSB Community Bankshares, Inc. (MHC)	FSBC	NY	8/15/2007	245,960	175,307	21,204	8.62	0.27	OTCQB	5
Gouverneur Bancorp, Inc. (MHC)	GOVB	NY	3/23/1999	142,190	82,500	28,200	19.83	1.19	OTC Pink	3
Greene County Bancorp, Inc. (MHC)	GCBC	NY	12/30/1998	712,422	583,181	64,464	9.05	0.97	NASDAQ	14
Hometown Bancorp, Inc. (MHC)	HTWC	NY	6/29/2007	130,686	116,645	8,591	6.57	-3.12	OTCQB	4
Lake Shore Bancorp, Inc. (MHC)	LSBK	NY	4/4/2006	487,471	386,939	71,630	14.69	0.65	NASDAQ	11
New York Community Bancorp, Inc.	NYCB	NY	11/23/1993	48,559,217	28,328,734	5,781,815	11.91	1.01	NYSE	278
NorthEast Community Bancorp, Inc. (MHC)	NECB	NY	7/6/2006	502,062	364,116	103,567	20.63	0.26	NASDAQ	9
Oneida Financial Corp.	ONFC	NY	7/7/2010	798,169	689,170	95,833	12.01	0.66	NASDAQ	14
Pathfinder Bancorp, Inc.	PBHC	NY	10/17/2014	561,024	415,568	69,204	12.34	0.52	NASDAQ	17
Patriot Federal Bank	PFDB	NY	12/31/2005	122,365	93,840	11,452	9.36	-0.01	OTCQB	3
Seneca-Cayuga Bancorp, Inc. (MHC)	SCAY	NY	7/11/2006	279,558	198,882	30,549	10.93	0.84	OTCQB	10
Sunnyside Bancorp, Inc.	SNNY	NY	7/16/2013	94,505	81,391	12,102	12.81	-0.25	OTCQB	1
TrustCo Bank Corp NY	TRST	NY		4,644,439	4,032,241	393,444	8.47	0.97	NASDAQ	144
ASB Financial Corp.	ASBN	OH	5/11/1995	246,837	199,995	26,118	10.58	0.50	OTC Pink	7
Central Federal Corporation	CFBK	OH	12/30/1998	307,630	250,963	34,357	11.17	0.37	NASDAQ	4
Cheviot Financial Corp.	CHEV	OH	1/18/2012	571,237	451,784	96,182	16.84	0.53	NASDAQ	12
Community Investors Bancorp, Inc.	CIBN	OH	2/7/1995	131,599	94,419	11,009	8.37	0.42	OTC Pink	5
First Defiance Financial Corp.	FDEF	OH	10/2/1995	2,178,952	1,760,813	278,954	12.80	1.10	NASDAQ	33
First Niles Financial, Inc.	FNFI	OH	10/27/1998	97,154	60,354	11,596	11.94	0.22	OTCQB	1
Greenville Federal Financial Corporation (MHC)	GVFF	OH	1/5/2006	149,547	101,063	19,890	13.30	0.58	OTCQB	2
Home City Financial Corporation	HCFL	OH	12/30/1996	151,552	106,825	15,755	10.40	0.87	OTCQX	2
Home Loan Financial Corporation	HLFN	OH	3/26/1998	178,355	131,305	23,147	12.98	1.68	OTC Pink	4
MW Bancorp, Inc.	MWBC	OH	1/30/2015	90,373	61,547	8,811	9.75	NA	OTC Pink	1

Exhibit III-1

Key Financial Characteristics

			IPO	Total	Total	Total	Equity/
Company	Ticker	St	Date	Assets	Deposits	Equity	Assets	ROA	Exchange	Branches
Peoples-Sidney Financial Corporation	PPSF	OH	4/28/1997	110,781	93,804	14,883	13.43	-0.06	OTC Pink	5
Perpetual Federal Savings Bank	PFOH	OH	4/19/1991	349,143	277,921	61,883	17.72	0.80	OTC Pink	1
TFS Financial Corporation (MHC)	TFSL	OH	4/23/2007	12,067,843	8,539,214	1,812,693	15.02	0.56	NASDAQ	38
United Community Financial Corp.	UCFC	OH	7/9/1998	1,833,550	1,347,836	240,135	13.10	2.82	NASDAQ	32
Versailles Financial Corporation	VERF	OH	1/11/2010	52,513	33,697	11,503	21.91	0.19	OTC Pink	1
Wayne Savings Bancshares, Inc.	WAYN	OH	1/9/2003	417,519	348,922	40,002	9.58	0.64	NASDAQ	12
Alliance Bancorp, Inc. of Pennsylvania	ALLB	PA	1/18/2011	423,472	348,708	65,650	15.50	0.46	NASDAQ	8
Beneficial Bancorp, Inc.	BNCL	PA	1/13/2015	4,359,892	3,443,174	611,650	14.03	0.37	NASDAQ	60
ESB Financial Corporation	ESBF	PA	6/13/1990	1,938,923	1,267,432	213,623	11.02	0.94	NASDAQ	23
ESSA Bancorp, Inc.	ESSA	PA	4/4/2007	1,567,754	1,106,454	169,486	10.81	0.60	NASDAQ	28
Eureka Financial Corporation	EKFC	PA	3/1/2011	154,451	129,437	23,049	14.92	1.03	OTC Pink	2
Fox Chase Bancorp, Inc.	FXCB	PA	6/29/2010	1,094,616	711,909	175,911	16.07	0.76	NASDAQ	10
Harleysville Savings Financial Corporation	HARL	PA	8/4/1987	773,588	495,572	62,640	8.10	0.61	OTCQX	9
Malvern Bancorp, Inc.	MLVF	PA	10/12/2012	603,170	440,625	77,885	12.91	0.10	NASDAQ	8
Northwest Bancshares, Inc.	NWBI	PA	12/18/2009	7,775,033	5,632,542	1,062,647	13.67	0.79	NASDAQ	165
Polonia Bancorp, Inc.	PBCP	PA	11/13/2012	297,885	195,682	38,815	13.03	0.00	NASDAQ	5
Prudential Bancorp, Inc.	PBIP	PA	10/10/2013	527,082	391,442	128,131	24.31	0.37	NASDAQ	8
Quaint Oak Bancorp, Inc.	QNTO	PA	7/5/2007	155,643	124,405	17,575	11.29	0.88	OTCQX	2
Standard Financial Corp.	STND	PA	10/7/2010	446,731	309,561	74,116	16.59	0.75	OTCQX	11
United-American Savings Bank	UASB	PA	8/6/2010	90,084	75,594	7,336	8.14	0.69	OTCQB	1
William Penn Bancorp, Inc. (MHC)	WMPN	PA	4/16/2008	315,265	175,501	60,023	19.04	0.91	OTC Pink	3
WVS Financial Corp.	WVFC	PA	11/29/1993	294,689	141,537	31,829	10.80	0.33	NASDAQ	6
Coastway Bancorp, Inc.	CWAY	RI	1/15/2014	451,480	344,102	70,394	15.59	-0.29	NASDAQ	11
First Federal of South Carolina, FSB (MHC)	FSGB	SC	11/14/1994	72,829	66,143	4,938	6.78	0.07	OTCQB	3
Oconee Federal Financial Corp. (MHC)	OFED	SC	1/14/2011	357,096	277,948	77,431	21.68	1.05	NASDAQ	7
HF Financial Corp.	HFFC	SD	4/8/1992	1,263,013	946,787	101,862	8.07	0.35	NASDAQ	27
Meta Financial Group, Inc.	CASH	SD	9/20/1993	2,108,063	1,788,879	183,683	8.71	0.76	NASDAQ	12
Athens Bancshares Corporation	AFCB	TN	1/7/2010	302,404	248,572	42,680	14.11	0.90	NASDAQ	7
SFB Bancorp, Inc.	SFBK	TN	5/30/1997	56,951	42,841	14,094	24.75	NA	OTCQB	2
United Tennessee Bankshares, Inc.	UNTN	TN	1/5/1998	191,692	169,518	19,391	10.12	0.79	OTCQB	3
BancAffiliated, Inc.	BAFI	TX	6/1/2001	437,391	309,954	37,626	8.60	1.01	OTC Pink	4
Anchor Bancorp	ANCB	WA	1/26/2011	377,454	298,772	62,702	16.61	2.47	NASDAQ	11
First Financial Northwest, Inc.	FFNW	WA	10/10/2007	936,997	614,127	181,412	19.36	1.17	NASDAQ	1
First Northwest Bancorp	FNWB	WA	1/30/2015	924,151	740,824	83,009	8.98	0.35	NASDAQ	9
FS Bancorp, Inc.	FSBW	WA	7/10/2012	509,754	420,444	65,836	12.92	1.01	NASDAQ	8
HomeStreet, Inc.	HMST	WA	2/10/2012	3,535,090	2,445,430	302,238	8.55	0.69	NASDAQ	34
Riverview Bancorp, Inc.	RVSB	WA	10/1/1997	828,435	689,330	102,430	12.36	2.39	NASDAQ	17

Exhibit III-1

Key Financial Characteristics

			IPO	Total	Total	Total	Equity/
Company	Ticker	St	Date	Assets	Deposits	Equity	Assets	ROA	Exchange	Branches
Timberland Bancorp, Inc.	TSBK	WA	1/13/1998	749,917	617,986	84,267	11.24	0.81	NASDAQ	22
Anchor BanCorp Wisconsin Inc.	ABCW	WI	7/16/1992	2,106,520	1,858,807	214,709	10.19	0.62	NASDAQ	53
Bank Mutual Corporation	BKMU	WI	10/30/2003	2,328,446	1,718,756	284,491	12.22	0.63	NASDAQ	77
Guaranty Financial Corp. (MHC)	GFCJ	WI	6/21/1993	1,096,748	1,040,489	NA	NA	NA	OTC Pink	153
Home Bancorp Wisconsin, Inc.	HWIS	WI	4/24/2014	119,432	97,685	12,766	10.69	-1.03	OTC Pink	4
Waterstone Financial, Inc.	WSBF	WI	1/23/2014	1,799,325	875,151	448,513	24.93	0.70	NASDAQ	11
Westbury Bancorp, Inc.	WBB	WI	4/10/2013	594,614	472,688	86,526	14.55	-0.19	NASDAQ	9

EXHIBIT V-1

Market Value Characteristics of Public-Traded

Thrifts

As of February 13, 2015

Exhibit V-1

Selected Financial and Pricing Characteristics

					Core	Price	Price	Price	Div.	Market	Qtrly	YTD		NPA	Equity	Int.	Effic.	Net Oper.
Company	Ticker	St	Price	P/E	P/E	BV	Tang. BV	Assets	Yield	Value	Chng	Chng	Assets	Assets	Assets	Margin	Ratio	Exp.	ROA	ROE
Cullman Bancorp, Inc. (MHC)	CULL	AL	18.00	NA	NA	106.9	106.9	19.86	1.39	46.2	-10.00	-10.00	232,483	NA	18.57	NA	64.66	2.66	0.98	5.33
SouthFirst Bancshares, Inc.	SZBI	AL	4.15	NA	NA	56.4	NA	3.25	0.00	2.9	6.41	6.41	92,407	NA	8.72	NA	NA	NA	NA	NA
BofI Holding, Inc.	BOFI	CA	91.39	20.1	18.3	308.3	308.3	26.45	NA	1,377.8	17.45	17.45	5,194,721	0.70	8.67	3.93	34.40	1.53	1.56	18.31
Broadway Financial Corporation	BYFC	CA	1.28	14.2	8.0	94.4	94.4	7.67	0.00	37.2	-2.29	-2.29	337,993	8.13	8.12	3.59	103.43	3.94	0.53	6.76
First ULB Corp.	FUBP	CA	15.15	NA	NM	80.6	79.9	7.16	NA	21.5	0.00	0.00	352,374	2.40	8.88	NA	NA	NA	NA	NA
Malaga Financial Corporation	MLGF	CA	21.50	11.6	11.4	124.4	124.4	13.69	3.72	129.6	-1.15	-1.15	947,000	NA	11.01	3.30	NA	1.18	1.22	11.07
Provident Financial Holdings, Inc.	PROV	CA	15.85	18.4	15.9	98.8	98.8	12.82	2.78	142.6	4.76	4.76	1,112,390	1.38	12.98	2.86	82.29	4.88	0.74	5.57
Simplicity Bancorp, Inc.	SMPL	CA	17.70	26.4	29.0	94.7	97.4	15.16	2.03	131.0	3.21	3.21	863,207	1.79	16.01	3.08	75.55	2.72	0.56	3.52
First Connecticut Bancorp, Inc.	FBNK	CT	15.20	24.5	18.1	104.3	104.3	9.81	1.32	243.6	-6.86	-6.86	2,484,352	NA	9.40	2.90	79.46	2.51	0.41	3.98
Naugatuck Valley Financial Corporation	NVSL	CT	9.14	NM	39.3	107.7	107.7	13.08	0.00	64.0	6.78	6.78	489,125	1.65	12.15	3.45	105.21	4.29	-0.42	-3.54
People's United Financial, Inc.	PBCT	CT	14.95	17.8	16.4	99.3	181.8	12.78	4.41	4,601.6	-1.52	-1.52	35,997,100	NA	12.87	3.09	64.91	2.49	0.75	5.44
PSB Holdings, Inc. (MHC)	PSBH	CT	7.62	47.6	74.5	96.2	111.0	10.46	1.57	49.8	-2.06	-2.06	476,321	NA	10.88	2.29	85.46	2.39	0.20	1.84
SI Financial Group, Inc.	SIFI	CT	11.32	31.4	NA	91.7	104.0	10.71	1.41	144.7	-0.09	-0.09	1,350,533	NA	11.68	3.11	82.71	3.07	0.33	2.82
United Financial Bancorp, Inc.	UBNK	CT	12.78	NM	13.3	103.3	127.5	NA	3.13	652.7	-11.00	-11.00	5,476,809	NA	11.00	3.54	64.33	2.46	0.16	1.28
WSFS Financial Corporation	WSFS	DE	79.54	13.8	14.4	152.9	173.3	15.41	0.75	747.9	3.45	3.45	4,853,320	1.08	10.08	3.68	62.88	3.03	1.17	12.22
Atlantic Coast Financial Corporation	ACFC	FL	3.95	43.9	40.2	86.9	86.9	NA	0.00	61.3	-0.50	-0.50	706,498	NA	10.24	2.58	88.94	3.01	0.19	1.89
EverBank Financial Corp	EVER	FL	18.26	16.6	NA	141.4	146.0	10.52	0.88	2,258.4	-4.20	-4.20	21,617,788	0.52	8.08	3.14	70.60	3.31	0.77	8.82
Sunshine Bancorp, Inc.	SBCP	FL	12.03	NA	NA	82.6	82.6	22.15	NA	50.9	-1.64	-1.64	229,820	NA	26.81	2.91	118.78	3.82	-1.11	-5.90
Sunshine Financial, Inc.	SSNF	FL	18.05	NM	71.7	89.0	89.6	13.97	NA	20.9	0.28	0.28	149,569	NA	15.69	3.88	98.28	4.97	0.00	-0.03
Charter Financial Corporation	CHFN	GA	11.55	36.1	28.1	91.9	94.0	20.00	1.73	194.8	0.87	0.87	979,777	1.05	21.76	3.26	81.44	3.45	0.58	2.43
Heritage Financial Group, Inc.	HBOS	GA	24.84	26.1	18.7	143.4	155.0	13.46	1.13	229.5	-4.09	-4.09	1,705,614	0.88	9.38	4.70	80.11	4.87	0.50	5.46
Territorial Bancorp Inc.	TBNK	HI	21.70	14.4	15.3	99.5	99.7	12.72	2.95	215.2	0.70	0.70	1,691,897	NA	12.79	3.37	61.47	2.14	0.85	6.56
Webster City Federal Bancorp (MHC)	WCFB	IA	7.65	NA	NA	155.1	166.7	21.39	0.00	24.3	4.08	4.08	113,693	NA	13.79	NA	NA	NA	NA	NA
AJS Bancorp, Inc.	AJSB	IL	13.60	13.5	25.5	90.5	90.5	14.58	1.47	30.2	0.00	0.00	216,309	2.63	16.11	2.33	93.51	1.99	1.03	6.79
Allied First Bancorp, Inc.	AFBA	IL	0.05	NA	NA	NM	NM	NA	NA	0.0	0.00	0.00	119,986	NA	1.62	NA	NA	NA	NA	NA
BankFinancial Corporation	BFIN	IL	11.75	5.8	1.7	114.7	115.7	16.92	1.36	247.9	-0.93	-0.93	1,465,410	NA	14.75	3.41	80.09	3.10	2.83	22.58
Ben Franklin Financial, Inc.	BFFID	IL	10.40	NM	NM	79.4	79.4	7.84	NA	7.2	5.84	5.84	92,094	6.05	9.88	3.16	122.65	4.06	-1.34	-13.01
First BancTrust Corporation	FIRT	IL	16.15	NA	NA	86.3	87.7	NA	0.99	34.2	-0.31	-0.31	433,751	NA	9.35	NA	NA	NA	NA	NA
Great American Bancorp, Inc.	GTPS	IL	26.00	16.7	21.7	74.3	76.5	6.92	2.15	12.2	16.85	16.85	176,704	NA	9.31	3.06	87.27	4.05	0.42	4.45
Harvard Illinois Bancorp, Inc.	HARI	IL	10.50	NA	NA	NA	NA	NA	NA	8.8	-26.06	-26.06	NA	NA	NA	NA	NA	NA	NA	-58.59
IF Bancorp, Inc.	IROQ	IL	16.70	19.6	20.8	86.6	86.6	13.18	0.60	72.5	-1.24	-1.24	549,833	1.10	15.23	2.93	68.17	2.34	0.62	4.18
Jacksonville Bancorp, Inc.	JXSB	IL	23.00	13.9	17.9	91.9	97.9	13.26	1.39	41.4	0.00	0.00	311,900	NA	14.43	3.61	73.20	3.28	0.95	6.81
Midland Capital Holdings Corporation	MCPH	IL	11.82	NM	NM	36.1	36.1	3.66	1.35	4.4	-0.25	-0.25	120,197	NA	10.16	2.86	102.76	3.08	-0.18	-1.77
Mutual Federal Bancorp, Inc. (MHC)	MFDB	IL	2.55	NA	NA	56.5	NA	10.42	0.00	8.4	13.33	13.33	80,541	NA	18.45	NA	NA	NA	NA	NA
Ottawa Savings Bancorp, Inc. (MHC)	OTTW	IL	10.00	22.2	24.4	94.5	94.5	13.17	0.00	28.9	0.00	0.00	160,769	4.69	13.93	3.58	62.86	2.34	0.57	4.43
Park Bancorp, Inc.	PFED	IL	0.49	NM	NM	9.8	9.8	0.36	0.00	0.6	-14.04	-14.04	163,670	6.27	3.63	2.76	142.08	4.10	-1.04	-26.15
Royal Financial, Inc.	RYFL	IL	8.00	30.8	50.0	77.5	77.5	15.66	NA	20.1	4.58	4.58	128,043	NA	20.20	4.14	83.24	3.36	0.48	2.47
Sugar Creek Financial Corp.	SUGR	IL	9.90	31.8	30.9	71.0	71.0	10.24	0.00	9.4	4.21	4.21	91,740	2.29	14.43	2.98	84.56	2.69	0.31	2.35
DSA Financial Corporation	DSFN	IN	10.60	17.7	18.7	95.0	95.0	14.50	4.15	17.4	1.92	1.92	119,697	0.99	15.26	NA	69.18	2.53	0.83	5.54
FFW Corporation	FFWC	IN	23.00	6.6	9.5	87.6	91.3	7.77	2.35	26.2	6.98	6.98	341,177	NA	10.11	3.49	67.34	2.88	1.27	12.92
Fidelity Federal Bancorp	FDLB	IN	6.70	NA	NA	64.5	NA	4.03	0.00	7.4	0.00	0.00	195,651	NA	11.42	NA	NA	NA	NA	NA
First Capital, Inc.	FCAP	IN	24.50	12.1	NA	119.5	132.2	NA	3.43	67.1	0.66	0.66	472,761	1.08	NA	3.99	63.83	3.08	1.23	NA
La Porte Bancorp, Inc.	LPSB	IN	12.58	15.5	16.4	86.6	96.8	13.76	1.27	71.4	0.72	0.72	518,616	NA	15.89	3.17	71.48	2.42	0.86	5.38
Mid-Southern Savings Bank, FSB (MHC)	MSVB	IN	9.65	NA	NA	69.5	69.5	NA	0.00	14.2	-3.50	-3.50	192,991	5.83	10.66	3.17	73.65	2.76	-0.23	-2.30
NorthWest Indiana Bancorp	NWIN	IN	27.50	10.6	11.3	102.7	105.0	10.09	3.64	78.2	3.77	3.77	775,044	1.63	9.83	3.81	68.06	2.78	0.98	10.27
Peoples Bancorp, Inc.	PBNI	IN	25.75	17.4	NA	97.1	100.9	12.24	3.11	59.5	-0.19	-0.19	486,555	NA	12.60	NA	73.16	2.53	0.74	5.75
Third Century Bancorp	TDCB	IN	7.75	43.1	22.9	NA	NA	NA	1.55	9.9	1.17	1.17	123,938	1.49	12.54	3.36	92.30	3.49	0.19	1.55
United Community Bancorp	UCBA	IN	12.16	27.6	NA	79.6	85.0	11.07	1.97	56.4	4.56	4.56	508,938	NA	13.91	2.58	82.03	2.53	0.40	2.88
West End Indiana Bancshares, Inc.	WEIN	IN	20.30	21.6	15.4	90.7	90.7	10.78	1.18	27.4	-2.40	-2.40	257,693	NA	11.88	4.08	70.08	3.13	0.47	4.07

Exhibit V-1

Selected Financial and Pricing Characteristics

					Core	Price	Price	Price	Div.	Market	Qtrly	YTD		NPA	Equity	Int.	Effic.	Net Oper.
Company	Ticker	St	Price	P/E	P/E	BV	Tang. BV	Assets	Yield	Value	Chng	Chng	Assets	Assets	Assets	Margin	Ratio	Exp.	ROA	ROE
Capitol Federal Financial, Inc.	CFFN	KS	12.74	22.0	21.2	122.2	122.2	19.79	2.67	1,791.9	-0.31	-0.31	9,056,356	0.62	16.19	1.94	43.23	0.91	0.81	5.29
First Independence Corporation	FFSL	KS	14.50	21.0	14.5	87.2	87.2	8.91	0.00	12.1	-17.61	-17.61	135,958	NA	10.21	3.25	86.24	3.46	0.42	4.29
Kentucky First Federal Bancorp (MHC)	KFFB	KY	8.02	34.9	NA	100.9	128.7	22.38	4.99	67.8	-1.83	-1.83	303,114	NA	22.17	NA	70.50	2.83	0.63	2.84
Poage Bankshares, Inc.	PBSK	KY	14.95	NM	15.4	86.9	89.9	14.09	1.34	58.0	0.54	0.54	411,774	0.97	16.22	3.92	82.19	3.46	0.22	1.30
Century Next Financial Corporation	CTUY	LA	18.00	14.3	NA	86.4	86.4	11.00	NA	18.7	0.00	0.00	169,697	NA	12.74	NA	73.04	3.48	0.80	5.91
FPB Financial Corp.	FPBF	LA	16.10	9.4	8.6	83.4	83.4	8.57	1.74	19.4	0.63	0.63	226,672	1.99	10.28	4.88	74.08	4.05	0.95	9.44
Hibernia Bancorp, Inc.	HIBE	LA	17.40	NM	NA	76.0	76.0	15.76	NA	16.6	0.00	0.00	105,445	NA	20.75	3.36	91.65	3.04	0.10	0.48
Home Bancorp, Inc.	HBCP	LA	21.42	15.1	13.4	99.0	104.1	12.49	1.31	152.6	-6.63	-6.63	1,221,415	1.99	12.62	4.66	65.00	3.25	0.81	6.67
Home Federal Bancorp, Inc. of Louisiana	HFBL	LA	19.45	13.1	11.9	98.4	98.4	12.30	1.44	42.1	-0.41	-0.41	346,307	NA	12.50	3.87	66.78	2.88	0.95	6.90
Louisiana Bancorp, Inc.	LABC	LA	20.59	19.4	17.2	102.3	102.3	17.92	1.36	59.7	-8.28	-8.28	333,346	NA	17.52	3.23	65.01	2.30	0.88	4.87
State Investors Bancorp, Inc.	SIBC	LA	21.10	39.8	29.3	115.9	115.9	17.91	NA	48.7	1.83	1.83	271,900	NA	15.46	3.52	75.26	2.57	0.48	3.06
Blue Hills Bancorp, Inc.	BHBK	MA	12.97	NA	NA	89.7	92.7	21.36	NA	369.2	-4.49	-4.49	1,728,148	0.27	23.82	2.78	80.82	2.52	-0.01	-0.07
BSB Bancorp, Inc.	BLMT	MA	18.88	38.5	29.5	125.0	125.0	12.01	NA	171.2	1.34	1.34	1,425,550	NA	9.61	2.64	75.91	2.15	0.35	3.24
Chicopee Bancorp, Inc.	CBNK	MA	16.33	NM	68.0	97.7	97.7	13.46	1.71	86.1	-2.51	-2.51	639,222	1.92	13.79	3.65	77.99	3.15	-0.10	-0.64
Georgetown Bancorp, Inc.	GTWN	MA	17.55	20.6	17.6	104.4	104.4	11.83	0.97	32.1	6.69	6.69	271,020	NA	11.33	3.79	77.31	3.14	0.55	5.04
Hampden Bancorp, Inc.	HBNK	MA	21.40	31.9	35.1	138.3	138.3	16.68	1.50	118.9	0.90	0.90	711,101	1.36	12.05	3.11	69.62	2.38	0.51	4.20
Hingham Institution for Savings	HIFS	MA	87.30	8.4	NA	152.9	152.9	11.97	1.28	185.8	0.33	0.33	1,552,205	NA	7.83	3.23	41.53	1.37	1.52	19.30
Meetinghouse Bancorp, Inc.	MTGB	MA	12.56	NM	157.0	81.7	81.7	7.82	NA	8.3	-4.85	-4.85	109,163	0.02	9.57	3.08	103.88	3.88	-0.15	-1.08
Melrose Bancorp, Inc.	MELR	MA	13.99	NA	NA	NA	NA	NA	NA	39.6	5.66	5.66	212,698	NA	10.17	NA	NA	NA	NA	NA
Meridian Bancorp, Inc.	EBSB	MA	12.34	29.4	35.0	116.9	119.7	20.59	NA	675.1	9.98	9.98	3,278,526	NA	17.62	3.19	66.15	2.26	0.75	5.69
Peoples Federal Bancshares, Inc.	PEOP	MA	21.62	NM	139.5	129.1	129.1	22.59	0.93	134.9	-4.08	-4.08	597,020	NA	17.50	3.13	80.43	2.58	0.17	1.01
Pilgrim Bancshares, Inc.	PLRM	MA	11.00	NA	NA	NA	NA	NA	NA	24.7	0.73	0.73	194,530	3.50	6.71	NA	84.10	NA	NA	NA
Wellesley Bancorp, Inc.	WEBK	MA	18.75	24.4	NA	93.4	93.4	8.62	0.53	46.1	-2.30	-2.30	535,115	NA	9.22	3.37	79.38	2.77	0.36	3.71
Westfield Financial, Inc.	WFD	MA	7.41	21.8	20.9	97.4	97.4	10.51	1.62	138.8	0.95	0.95	1,320,096	NA	10.80	2.60	72.44	2.01	0.48	4.18
American Bank Holdings, Inc.	ABKH	MD	11,100.00	NA	NA	43.3	NA	4.36	0.00	19.9	-7.50	-7.50	456,676	NA	10.06	NA	NA	NA	NA	NA
BV Financial, Inc. (MHC)	BVFL	MD	6.80	21.9	NA	98.1	98.9	11.92	0.00	20.4	6.25	6.25	171,093	NA	12.15	NA	75.13	2.87	0.45	3.94
Colombo Bank	IFSB	MD	0.39	NA	NM	657.4	657.4	67.27	0.00	134.3	25.81	25.81	199,575	5.03	10.23	4.76	132.35	7.65	-1.72	-17.02
Fraternity Community Bancorp, Inc.	FRTR	MD	16.00	NM	NM	81.2	81.2	13.57	NA	22.1	1.27	1.27	162,812	3.44	16.72	2.79	102.89	2.90	-0.16	-0.99
Hamilton Bancorp, Inc.	HBK	MD	12.89	NM	224.4	72.8	76.4	15.24	NA	44.1	-0.85	-0.85	288,655	3.04	20.93	2.84	106.53	3.21	-0.25	-1.24
MB Bancorp, Inc.	MBCQ	MD	10.80	NA	NA	NA	NA	NA	NA	22.9	2.37	2.37	136,116	7.08	12.75	NA	NA	NA	NA	NA
Severn Bancorp, Inc.	SVBI	MD	4.45	NM	NA	78.3	78.8	5.97	0.00	44.8	-1.96	-1.96	776,681	5.47	10.79	3.30	86.46	3.07	0.37	3.54
Auburn Bancorp, Inc. (MHC)	ABBB	ME	8.00	NM	20.1	69.9	69.9	5.51	NA	4.0	0.00	0.00	73,041	3.47	7.89	3.79	89.46	3.47	-0.49	-5.80
Edgewater Bancorp, Inc.	EGDW	MI	10.10	NA	NM	50.1	50.1	5.77	NA	6.7	-0.49	-0.49	116,958	4.28	11.51	3.29	115.78	4.57	-0.88	-9.40
First Federal of Northern Michigan Bancorp, Inc.	FFNM	MI	5.45	10.5	8.3	67.8	71.0	6.51	1.47	20.3	-0.73	-0.73	311,923	1.23	9.61	3.46	91.62	3.67	0.77	7.05
Flagstar Bancorp, Inc.	FBC	MI	14.85	NM	NA	75.6	75.6	8.74	0.00	836.5	-5.59	-5.59	9,839,851	NA	13.95	2.92	90.19	5.54	-0.70	-4.94
Sturgis Bancorp, Inc.	STBI	MI	10.00	NA	NA	68.7	83.0	NA	1.20	20.7	12.36	12.36	312,455	NA	9.71	NA	NA	NA	NA	NA
Wolverine Bancorp, Inc.	WBKC	MI	23.75	29.3	17.0	87.8	87.8	15.94	NA	53.9	-0.84	-0.84	338,671	1.68	18.15	3.57	69.01	2.73	0.55	2.84
HMN Financial, Inc.	HMNF	MN	12.01	9.8	10.0	81.3	81.3	9.46	0.00	53.7	-3.15	-3.15	577,426	NA	13.16	3.48	84.68	3.51	1.21	9.12
Redwood Financial, Inc.	REDW	MN	29.75	NA	NA	70.1	101.2	6.00	0.00	13.3	0.00	0.00	227,713	NA	11.14	NA	NA	NA	NA	NA
CCSB Financial Corp.	CCFC	MO	7.35	52.5	91.9	54.7	54.7	6.57	NA	5.7	5.00	5.00	87,263	NA	12.02	3.55	95.69	3.69	0.11	0.97
Farmers & Merchants Bancorp, Inc.	FMBA	MO	20.00	NA	NA	90.4	90.5	8.82	NA	11.2	0.00	0.00	126,650	NA	9.75	NA	NA	NA	NA	NA
Liberty Bancorp, Inc.	LBCP	MO	15.50	NA	NA	90.9	97.7	NA	0.97	46.1	0.00	0.00	468,755	4.18	13.97	4.44	63.48	3.06	0.85	6.33
NASB Financial, Inc.	NASB	MO	28.60	11.7	NA	105.8	107.0	16.36	1.40	212.8	18.18	18.18	1,300,256	NA	15.46	3.78	72.90	5.04	1.58	9.44
Pulaski Financial Corp.	PULB	MO	11.79	12.4	11.3	120.5	124.8	9.67	3.22	142.2	-4.38	-4.38	1,426,456	3.35	8.03	3.52	65.69	2.68	0.89	10.34
Quarry City Savings and Loan Association	QRRY	MO	11.90	21.1	12.4	61.3	61.3	10.38	NA	4.9	10.70	10.70	46,757	0.68	16.94	4.07	80.31	3.64	0.52	2.99
ASB Bancorp, Inc.	ASBB	NC	19.90	33.7	31.2	92.3	92.3	11.46	NA	87.1	-7.44	-7.44	760,050	2.15	12.42	2.82	88.55	3.14	0.33	2.51
Entegra Financial Corp.	ENFC	NC	15.40	16.9	NA	93.9	93.9	11.16	NA	100.8	7.02	7.02	903,648	NA	11.88	3.33	74.42	2.85	0.71	10.59
KS Bancorp, Inc.	KSBI	NC	13.00	17.1	10.9	78.2	78.2	5.35	1.85	17.0	18.18	18.18	318,451	NA	6.84	3.42	83.83	3.33	0.41	5.30
LifeStore Financial Group (MHC)	LSFG	NC	10.80	11.4	NA	60.1	69.1	4.23	0.00	11.0	0.00	0.00	260,076	NA	7.04	3.39	79.64	4.69	0.38	5.44

Exhibit V-1

Selected Financial and Pricing Characteristics

					Core	Price	Price	Price	Div.	Market	Qtrly	YTD		NPA	Equity	Int.	Effic.	Net Oper.
Company	Ticker	St	Price	P/E	P/E	BV	Tang. BV	Assets	Yield	Value	Chng	Chng	Assets	Assets	Assets	Margin	Ratio	Exp.	ROA	ROE
Little Bank, Inc.	LTLB	NC	11.88	12.5	NA	112.2	112.2	10.77	1.26	36.5	-6.31	-6.31	339,169	NA	9.59	NA	63.87	2.46	0.88	9.29
Wake Forest Bancshares, Inc. (MHC)	WAKE	NC	14.85	19.2	18.6	76.4	76.4	15.18	1.62	17.1	-7.19	-7.19	112,533	0.92	19.86	2.76	51.55	1.38	0.78	4.01
Equitable Financial Corp. (MHC)	EQFC	NE	6.00	NA	NA	97.0	NA	10.50	NA	19.1	6.76	6.76	181,939	NA	10.82	NA	NA	NA	NA	NA
Madison County Financial, Inc.	MCBK	NE	20.10	19.7	15.8	98.8	100.5	20.22	1.19	61.0	3.93	3.93	301,929	NA	20.47	3.80	57.19	2.52	1.01	4.69
Guaranty Bancorp, Inc.	GUAA	NH	18.50	6.0	NA	55.4	55.4	4.65	0.00	18.0	0.00	0.00	393,898	0.87	10.02	3.50	81.94	3.25	0.77	7.93
New Hampshire Thrift Bancshares, Inc.	NHTB	NH	15.43	13.0	10.7	96.7	163.5	8.52	3.37	127.4	-1.22	-1.22	1,503,786	NA	9.30	3.08	74.59	3.17	0.68	6.81
Cape Bancorp, Inc.	CBNJ	NJ	8.82	14.5	21.2	71.8	85.7	9.37	2.72	101.2	-6.27	-6.27	1,079,894	NA	13.05	3.58	64.19	2.53	0.62	4.80
Clifton Bancorp Inc.	CSBK	NJ	13.46	51.8	42.1	100.4	100.4	30.49	1.78	365.5	-0.96	-0.96	1,198,171	NA	30.36	2.38	61.47	1.39	0.54	2.09
Colonial Financial Services, Inc.	COBK	NJ	13.41	49.7	86.9	82.4	82.4	9.37	NA	51.9	0.07	0.07	552,709	3.74	11.36	2.57	82.16	2.37	0.18	1.64
Delanco Bancorp, Inc.	DLNO	NJ	7.00	NM	NM	48.5	48.5	5.22	NA	6.6	1.16	1.16	126,720	6.17	10.76	3.30	91.42	3.44	-0.73	-6.86
Hudson City Bancorp, Inc.	HCBK	NJ	9.92	31.0	123.8	109.7	113.3	14.35	1.61	5,246.8	-1.98	-1.98	36,569,082	NA	13.08	1.19	65.01	0.77	0.42	3.28
Investors Bancorp, Inc.	ISBC	NJ	11.70	30.8	24.7	117.1	121.2	22.31	1.71	4,188.8	4.23	4.23	18,773,639	0.81	19.06	3.23	54.87	1.83	0.76	4.71
Kearny Financial Corp. (MHC)	KRNY	NJ	13.48	NM	99.0	184.1	236.6	25.60	0.00	908.2	-1.96	-1.96	3,547,869	NA	13.90	2.40	75.83	1.85	0.28	2.01
Lincoln Park Bancorp (MHC)	LPBC	NJ	7.00	11.5	13.5	73.8	74.0	5.61	0.00	12.6	4.48	4.48	224,925	1.39	7.60	NA	63.19	1.69	0.48	6.31
Magyar Bancorp, Inc. (MHC)	MGYR	NJ	8.45	NM	78.6	106.4	106.4	9.37	NA	49.1	0.12	0.12	524,545	NA	8.80	3.32	84.38	2.88	0.12	1.37
MSB Financial Corp. (MHC)	MSBF	NJ	10.25	51.3	51.3	124.9	124.9	14.86	0.00	51.4	0.00	0.00	345,491	5.65	11.90	2.97	80.34	2.40	0.28	2.39
Northfield Bancorp, Inc.	NFBK	NJ	14.53	35.4	33.3	118.4	121.8	23.28	1.93	703.3	-1.82	-1.82	3,020,869	1.29	19.66	2.97	60.04	1.84	0.73	3.07
Ocean Shore Holding Co.	OSHC	NJ	14.07	14.4	NA	85.0	91.1	8.78	1.71	90.0	-1.75	-1.75	1,024,754	NA	10.33	3.15	67.72	2.11	0.61	5.90
OceanFirst Financial Corp.	OCFC	NJ	16.85	14.2	14.2	130.5	130.5	12.08	3.09	284.8	-1.69	-1.69	2,356,714	1.89	9.26	3.28	64.04	2.50	0.86	9.18
Oritani Financial Corp.	ORIT	NJ	14.48	15.1	15.1	126.8	126.8	19.80	4.83	639.1	-5.97	-5.97	3,250,934	0.67	15.62	3.30	38.31	1.32	1.31	7.81
Provident Financial Services, Inc.	PFS	NJ	18.64	15.3	13.4	105.7	166.8	14.19	3.43	1,209.8	3.21	3.21	8,523,377	NA	13.42	3.27	58.00	2.01	0.92	6.75
Wawel Bank (MHC)	WAWL	NJ	3.50	NM	NM	62.3	62.3	9.81	NA	7.5	7.36	7.36	76,513	4.86	15.76	3.66	218.91	5.68	-1.56	-9.70
Alamogordo Financial Corp. (MHC)	ALMG	NM	16.00	14.4	5.5	87.9	89.3	10.58	0.00	26.9	6.67	6.67	253,968	1.53	12.04	3.71	100.27	5.40	0.99	7.45
Astoria Financial Corporation	AF	NY	13.18	15.0	15.7	90.8	104.1	8.49	1.21	1,317.2	-1.35	-1.35	15,640,021	NA	10.10	2.30	71.64	1.82	0.61	6.12
Carver Bancorp, Inc.	CARV	NY	5.68	NM	20.2	215.9	215.9	3.50	0.00	21.0	-9.12	-9.12	644,373	3.07	8.41	3.05	112.16	4.41	-0.11	-1.32
CMS Bancorp, Inc.	CMSB	NY	13.19	50.7	27.9	109.0	109.0	9.23	NA	24.6	2.41	2.41	267,832	NA	8.98	3.49	83.93	2.95	0.19	2.21
Dime Community Bancshares, Inc.	DCOM	NY	15.63	12.7	12.5	125.3	142.6	12.81	3.58	576.0	-3.99	-3.99	4,497,107	0.49	10.22	3.03	46.29	1.42	1.03	9.83
FSB Community Bankshares, Inc. (MHC)	FSBC	NY	9.15	24.1	NA	NA	NA	NA	NA	16.3	-5.18	-5.18	245,960	NA	8.62	2.95	88.39	3.44	0.27	3.22
Gouverneur Bancorp, Inc. (MHC)	GOVB	NY	13.75	17.6	22.4	108.4	108.4	21.51	2.47	30.6	14.58	14.58	142,190	NA	19.83	NA	63.55	3.02	1.19	6.46
Greene County Bancorp, Inc. (MHC)	GCBC	NY	29.50	18.8	16.2	193.1	193.1	17.47	2.44	124.6	-1.99	-1.99	712,422	1.11	9.05	3.37	61.15	2.52	0.97	10.83
Hometown Bancorp, Inc. (MHC)	HTWC	NY	1.20	NM	NM	32.5	34.7	2.14	0.00	2.8	9.09	9.09	130,686	NA	6.57	4.03	126.82	5.87	-3.12	-41.37
Lake Shore Bancorp, Inc. (MHC)	LSBK	NY	13.50	24.5	NA	111.2	111.2	16.34	2.07	79.7	-0.44	-0.44	487,471	NA	14.69	3.21	76.46	2.63	0.65	4.58
New York Community Bancorp, Inc.	NYCB	NY	16.37	15.0	14.1	125.3	217.1	14.92	6.11	7,245.2	2.31	2.31	48,559,217	NA	11.91	2.66	43.74	1.22	1.01	8.41
NorthEast Community Bancorp, Inc. (MHC)	NECB	NY	6.96	69.6	56.5	83.2	84.0	17.16	1.72	86.1	-3.60	-3.60	502,062	4.97	20.63	3.72	88.82	3.48	0.26	1.17
Oneida Financial Corp.	ONFC	NY	13.15	18.0	19.7	97.4	134.8	NA	3.65	92.3	1.15	1.15	798,169	NA	12.01	2.95	86.95	5.72	0.66	5.44
Pathfinder Bancorp, Inc.	PBHC	NY	9.87	15.7	NA	77.0	83.8	7.84	1.22	42.9	0.67	0.67	561,024	NA	12.34	3.40	76.45	2.92	0.52	5.89
Patriot Federal Bank	PFDB	NY	5.80	NA	NM	74.1	75.3	6.94	0.00	8.5	9.43	9.43	122,365	0.98	9.36	3.51	90.42	3.25	-0.01	-0.08
Seneca-Cayuga Bancorp, Inc. (MHC)	SCAY	NY	10.60	12.0	NA	98.1	99.4	8.89	NA	24.5	4.95	4.95	281,022	NA	10.68	4.22	74.21	3.34	0.74	6.94
Sunnyside Bancorp, Inc.	SNNY	NY	9.95	NA	NM	65.2	65.2	8.35	NA	7.9	0.40	0.40	94,505	0.45	12.81	2.59	119.09	3.12	-0.25	-1.89
TrustCo Bank Corp NY	TRST	NY	6.82	14.6	15.5	164.4	164.7	13.93	3.85	646.9	-6.06	-6.06	4,644,439	NA	8.47	3.16	52.55	1.85	0.97	11.54
ASB Financial Corp.	ASBN	OH	12.81	20.0	20.0	97.1	107.9	10.27	5.62	25.4	-1.44	-1.44	246,837	1.37	10.58	3.49	83.52	3.44	0.50	4.84
Central Federal Corporation	CFBK	OH	1.31	26.2	32.8	90.2	90.2	7.00	0.00	20.7	7.38	7.38	307,630	2.77	11.17	3.08	97.85	3.39	0.37	3.89
Cheviot Financial Corp.	CHEV	OH	14.44	30.7	35.9	100.9	115.3	16.98	2.49	97.0	1.62	1.62	571,237	NA	16.84	2.99	72.80	2.28	0.53	3.28
Community Investors Bancorp, Inc.	CIBN	OH	9.74	14.3	8.4	70.4	70.4	5.89	2.05	7.7	4.17	4.17	131,599	2.84	8.37	3.93	77.16	3.59	0.42	5.03
First Defiance Financial Corp.	FDEF	OH	31.98	13.4	13.2	105.9	137.3	13.55	2.19	294.5	-6.11	-6.11	2,178,952	2.52	12.80	3.67	64.04	3.05	1.10	8.59
First Niles Financial, Inc.	FNFI	OH	9.15	45.8	NM	87.1	87.1	10.69	2.19	10.3	-2.66	-2.66	96,437	1.79	12.39	1.91	101.11	1.98	0.23	1.77
Greenville Federal Financial Corporation (MHC)	GVFF	OH	8.80	20.0	NA	91.7	91.7	12.05	3.18	18.3	1.50	1.50	152,215	NA	13.13	NA	79.42	3.07	0.59	4.60
Home City Financial Corporation	HCFL	OH	16.75	10.9	10.5	85.4	85.4	8.87	1.91	13.4	3.08	3.08	151,552	NA	10.40	3.64	62.94	2.31	0.87	8.35
Home Loan Financial Corporation	HLFN	OH	20.00	9.7	10.6	120.7	120.7	15.66	4.40	27.9	2.56	2.56	178,355	NA	12.98	NA	51.60	2.65	1.68	12.74

Exhibit V-1

Selected Financial and Pricing Characteristics

					Core	Price	Price	Price	Div.	Market	Qtrly	YTD		NPA	Equity	Int.	Effic.	Net Oper.
Company	Ticker	St	Price	P/E	P/E	BV	Tang. BV	Assets	Yield	Value	Chng	Chng	Assets	Assets	Assets	Margin	Ratio	Exp.	ROA	ROE
MW Bancorp, Inc.	MWBC	OH	12.00	NA	NA	NA	NA	NA	NA	10.5	NA	NA	96,006	NA	9.29	NA	100.71	NA	NA	NA
Peoples-Sidney Financial Corporation	PPSF	OH	8.00	NM	17.1	66.9	66.9	8.99	4.00	10.0	-4.76	-4.76	110,781	4.16	13.43	3.78	78.08	3.17	-0.06	-0.46
Perpetual Federal Savings Bank	PFOH	OH	22.00	19.5	11.2	87.8	87.8	15.56	3.45	54.3	4.76	4.76	349,143	3.70	17.72	3.26	29.84	0.99	0.80	4.57
TFS Financial Corporation (MHC)	TFSL	OH	14.47	65.8	NA	238.8	240.1	35.87	1.94	4,316.6	-2.79	-2.79	12,067,843	2.13	15.02	2.34	57.45	1.50	0.56	3.57
United Community Financial Corp.	UCFC	OH	5.28	5.3	22.3	108.3	108.3	14.18	0.76	260.0	-1.68	-1.68	1,833,550	NA	13.10	3.10	84.94	3.09	2.82	23.38
Versailles Financial Corporation	VERF	OH	15.75	68.5	NA	55.5	55.5	12.17	NA	6.9	-6.80	-6.80	52,513	NA	21.91	3.18	89.84	2.76	0.19	0.83
Wayne Savings Bancshares, Inc.	WAYN	OH	13.85	14.6	NA	97.2	101.5	9.31	2.60	38.9	3.36	3.36	417,519	NA	9.58	3.20	73.18	2.57	0.64	6.62
Alliance Bancorp, Inc. of Pennsylvania	ALLB	PA	16.50	34.4	22.9	101.2	101.2	15.69	1.45	66.4	-10.38	-10.38	423,472	1.93	15.50	3.60	74.52	2.69	0.46	2.84
Beneficial Bancorp, Inc.	BNCL	PA	11.54	52.9	44.1	156.0	197.5	NA	NA	954.5	3.45	3.45	4,751,522	0.40	12.86	2.84	80.26	2.57	0.40	2.95
ESB Financial Corporation		PA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	1,938,923	NA	11.02	2.84	59.10	1.66	0.94	9.10
ESSA Bancorp, Inc.	ESSA	PA	12.50	14.7	12.0	84.4	91.1	9.12	2.24	142.9	4.17	4.17	1,567,754	1.83	10.81	2.97	70.64	2.31	0.60	5.35
Eureka Financial Corporation	EKFC	PA	19.50	15.0	15.2	103.1	103.1	15.30	2.05	23.6	-2.99	-2.99	154,451	0.49	14.84	4.09	60.45	2.48	1.03	6.80
Fox Chase Bancorp, Inc.	FXCB	PA	16.31	23.0	21.5	109.4	109.4	17.59	3.43	192.5	-2.16	-2.16	1,094,616	0.90	16.07	3.19	60.83	2.06	0.76	4.63
Harleysville Savings Financial Corporation	HARL	PA	18.25	14.6	14.3	108.1	108.1	8.75	4.60	67.7	6.10	6.10	773,588	NA	8.10	2.57	64.06	1.75	0.61	7.72
Malvern Bancorp, Inc.	MLVF	PA	12.30	NM	64.9	103.6	103.6	13.37	0.00	80.7	1.74	1.74	603,170	0.80	12.91	2.70	97.75	2.75	0.10	0.76
Northwest Bancshares, Inc.	NWBI	PA	11.91	17.8	15.7	106.2	127.6	14.51	4.70	1,128.1	-4.95	-4.95	7,775,033	1.72	13.67	3.47	65.68	2.74	0.79	5.69
Polonia Bancorp, Inc.	PBCP	PA	10.40	NM	86.7	89.4	89.4	11.65	NA	34.7	-0.48	-0.48	297,885	NA	13.03	2.88	97.91	4.23	0.00	0.02
Prudential Bancorp, Inc.	PBIP	PA	12.22	61.1	61.1	89.3	89.3	21.72	0.98	113.7	-2.24	-2.24	527,082	1.46	24.31	2.65	81.04	2.24	0.37	1.51
Quaint Oak Bancorp, Inc.	QNTO	PA	19.75	14.4	12.3	102.2	102.2	11.54	1.22	18.0	1.28	1.28	155,643	NA	11.29	4.18	68.44	3.77	0.88	7.31
Standard Financial Corp.	STND	PA	21.35	17.1	NA	81.5	92.6	13.52	1.12	60.4	-1.84	-1.84	446,731	NA	16.59	2.95	68.69	2.32	0.75	4.50
United-American Savings Bank	UASB	PA	20.00	10.3	13.6	84.4	84.4	6.87	1.50	6.2	0.00	0.00	90,084	1.36	8.14	3.45	60.93	2.57	0.69	8.39
William Penn Bancorp, Inc. (MHC)	WMPN	PA	21.00	26.9	30.9	127.4	127.4	24.25	1.24	76.5	1.94	1.94	315,265	1.81	19.04	3.23	56.28	1.65	0.91	4.94
WVS Financial Corp.	WVFC	PA	11.02	21.2	21.2	71.0	71.0	7.67	1.45	22.6	2.22	2.22	294,689	0.16	10.80	1.58	70.09	1.20	0.33	3.25
Coastway Bancorp, Inc.	CWAY	RI	11.02	NA	55.1	77.5	77.5	NA	NA	54.5	-5.16	-5.16	465,826	NA	15.14	3.38	97.52	4.16	-0.22	-1.41
First Federal of South Carolina, FSB (MHC)	FSGB	SC	1.70	28.7	NM	34.9	35.1	2.36	0.00	1.7	0.00	0.00	72,829	8.63	6.78	3.35	101.58	4.99	0.07	1.24
Oconee Federal Financial Corp. (MHC)	OFED	SC	20.41	30.9	28.4	153.8	153.8	33.35	1.96	119.8	2.05	2.05	357,096	0.61	21.68	3.37	49.09	1.69	1.05	4.95
HF Financial Corp.	HFFC	SD	14.82	23.5	14.2	102.6	107.7	8.28	3.04	104.5	6.24	6.24	1,263,013	1.14	8.07	2.94	74.20	2.86	0.35	4.35
Meta Financial Group, Inc.	CASH	SD	34.34	14.0	11.0	116.1	132.2	10.12	1.51	220.5	-2.00	-2.00	2,108,063	0.10	8.71	2.73	76.32	3.99	0.76	9.28
Athens Bancshares Corporation	AFCB	TN	24.77	16.3	NA	107.2	107.6	NA	0.81	44.6	-2.48	-2.48	302,404	2.50	14.11	4.28	75.40	4.36	0.90	6.52
SFB Bancorp, Inc.	SFBK	TN	29.99	NA	NA	82.7	82.7	NA	1.33	11.0	17.61	17.61	56,951	NA	24.75	NA	NA	NA	NA	NA
United Tennessee Bankshares, Inc.	UNTN	TN	16.00	8.9	7.1	68.9	68.9	6.97	3.13	13.4	5.61	5.61	191,692	0.94	10.12	3.19	57.59	2.04	0.79	8.07
BancAffiliated, Inc.	BAFI	TX	75.00	NA	NA	168.5	168.5	NA	NA	63.4	0.00	0.00	501,412	NA	8.02	NA	NA	NA	NA	NA
Anchor Bancorp	ANCB	WA	22.14	5.7	1.6	90.0	90.0	14.96	NA	56.5	8.53	8.53	377,454	3.41	16.61	3.97	93.81	4.32	2.47	17.61
First Financial Northwest, Inc.	FFNW	WA	12.19	17.2	15.2	101.9	101.9	19.73	1.64	184.9	1.25	1.25	936,997	6.92	19.36	3.77	54.10	2.03	1.17	5.82
First Northwest Bancorp	FNWB	WA	12.53	NA	NA	NA	NA	NA	NA	164.1	NA	NA	924,151	1.52	8.98	2.89	84.02	2.82	0.35	3.53
FS Bancorp, Inc.	FSBW	WA	19.36	12.7	9.3	95.1	95.1	12.29	1.24	62.6	6.08	6.08	509,754	0.24	12.92	5.12	74.02	5.30	1.01	7.17
HomeStreet, Inc.	HMST	WA	17.75	11.9	12.1	87.3	91.6	7.46	0.00	263.7	1.95	1.95	3,535,090	2.89	8.55	3.51	87.85	7.77	0.69	7.69
Riverview Bancorp, Inc.	RVSB	WA	4.48	5.1	24.8	98.8	131.9	12.16	0.00	100.7	0.00	0.00	828,435	3.15	12.36	3.50	86.34	3.71	2.40	20.40
Timberland Bancorp, Inc.	TSBK	WA	10.92	13.2	11.6	91.4	98.0	10.27	2.20	77.0	3.02	3.02	749,917	4.32	11.24	3.86	71.85	3.49	0.81	7.34
Anchor BanCorp Wisconsin Inc.	ABCW	WI	33.49	20.9	NA	140.4	140.4	15.35	NA	319.7	-2.76	-2.76	2,082,379	NA	10.93	3.48	84.62	4.22	0.69	6.89
Bank Mutual Corporation	BKMU	WI	7.18	23.2	NA	119.1	119.2	14.38	2.23	334.4	4.66	4.66	2,328,446	NA	12.22	3.32	73.11	2.94	0.63	5.13
Guaranty Financial Corp. (MHC)	GFCJ	WI	3.00	NA	NA	NM	NA	0.57	0.00	5.6	0.00	0.00	1,031,003	NA	2.45	NA	NA	NA	NA	NA
Home Bancorp Wisconsin, Inc.	HWIS	WI	7.70	NA	NM	54.9	54.9	5.61	NA	6.9	-1.79	-1.79	123,373	NA	10.22	3.21	119.95	4.18	-0.98	-11.05
Waterstone Financial, Inc.	WSBF	WI	12.97	36.0	23.2	99.5	99.7	24.81	1.54	446.4	-1.37	-1.37	1,799,325	4.39	24.93	2.49	81.15	5.77	0.70	3.23
Westbury Bancorp, Inc.	WBB	WI	16.13	NM	46.2	93.6	93.6	13.62	NA	79.4	-1.66	-1.66	594,614	1.18	14.55	3.45	91.80	4.26	-0.19	-1.19

EXHIBIT V-2

Pro Forma Calculations

At or For the Year Ended December 31, 2014
Based Upon the Sale at $27 Per Share of

112,657
72,407	85,185	97,963	Shares at
Shares at	Shares at	Shares at	Adjusted
Minimum of	Midpoint of	Maximum of	Maximum
Offering	Offering	Offering	Offering
Range	Range	Range	Range (1)
(Dollars in thousands, except per share amounts)

Gross Proceeds	$1,955	$2,300	$2,645	$3,042
Expenses	(715)	(715)	(715)	(723)
Estimated net proceeds	1,240	1,585	1,930	2,319
Common stock acquired by employee stock ownership plan (2)	(156)	(184)	(212)	(243)
Estimated net proceeds	$1,084	$1,401	$1,718	$2,076

For the twelve months ended December 31, 2014
Net income
Historical (2)	$96	$96	$96	$96
Pro Forma adjustments:
Income on adjusted net proceeds	12	15	18	22
Employee stock ownership plan (2)	(10)	(12)	(14)	(16)
Pro forma income	$97	$99	$100	$102

Net income per share
Historical	$1.43	$1.21	$1.06	$0.92
Pro Forma adjustments:
Income on net proceeds	0.17	0.19	0.20	0.21
Employee stock ownership plan (2)	(0.15)	(0.15)	(0.15)	(0.15)
Pro forma income	$1.45	$1.25	$1.10	$0.98

Offering price to pro forma net income per share	18.62	x	21.60	x	24.55	x	27.55	x

Shares considered outstanding in calculating pro forma income per share	67,194	79,052	90,910	104,546

At December 31, 2014
Stockholders Equity:
Historical (2)	$2,755	$2,755	$2,755	$2,755
Estimated net proceeds	1,240	1,585	1,930	2,319
Common stock acquired by employee stock ownership plan (2)	(156)	(184)	(212)	(243)
Pro forma stockholders' equity	$3,839	$4,156	$4,473	$4,831

Stockholders equity per share:
Historical	$38.05	$32.34	$28.12	$24.45
Estimated net proceeds	17.13	18.61	19.70	20.59
Common stock acquired by employee stock ownership plan (2)	(2.16)	(2.16)	(2.16)	(2.16)
Pro forma stockholders' equity	$53.01	$48.79	$45.66	$42.88

Offering price as percentage of pro forma stockholders' equity per share	50.93%	55.34%	59.13%	62.97%

Shares considered outstanding in calculating offering price as a percentage of pro forma stockholders' equity per share	72,407	85,185	97,963	112,657

(1) As adjusted to give effect to a 15% increase in the number of shares outstanding after the offering which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares, or changes in market conditions or general financial and economic conditions following the commencement of the offering.

(2) Derived from St. James Federal Savings and Loan Association’s December 31, 2014 financial statements.

EXHIBIT V-3

Pro Forma Analysis

Valuation Parameters

12 month earnings	Y	$96
Pre conversion book value	B	$2,755
Pre conversion assets	A	$27,215

Return on Money	R	0.39%
Conversion Expenses	X	31.09%
ESOP Purchases	E	8.00%
Cost of ESOP borrowing	S	0.00%
Amort. Of ESOP borrowing	T	10
Amort. Of MRP amount	N	5
MRP purchases	M	0.00%
Stock Foundation Amount	F	0.00%
Tax Benefit	Z	0
Tax Rate	TAX	34%

Pro Forma Calculation

Calculation of Estimated Value (V) at Midpoint Value
3.	V=	P/E*Y	=	$2,300,000
	1-P/E*PCT*((1-X-E-M-F)*R-(1-TAX)*E/T-(1-TAX)*M/N)

2.	V=	P/B*(B+Z)	=	$2,300,000
		1-P/B*PCT*(1-X-E-M-F)

1.	V=	P/A*A	=	$2,300,000
		1-P/A*PCT*(1-X-E-M-F)

The appraisal was performed on a market basis and not on the above formulas.

Conclusion

	Total	Price	Total
	Shares	Per Share	Value

Appraised Value - Midpoint	85,185	$27.00	$2,300,000

Range:
- Minimum	72,407	$27.00	$1,955,000
- Midpoint	85,185	$27.00	$2,300,000
- Maximum	97,963	$27.00	$2,645,000
- Supermaximum	112,657	$27.00	$3,041,750

EXHIBIT VI-1

Firm Qualifications Statement

McAuliffe Financial, LLC
A Bank Consulting Firm

McAuliffe Financial, LLC was founded in 2006 by Kevin McAuliffe to provide financial advisory services to the banking sector. Kevin McAuliffe has over 25 years experience advising and representing banks and has unique experience in understanding the relationships between banks and other service providers. Independent from investment banks and broker/dealers, McAuliffe Financial provides consulting that is unbiased from transactional fees that often influence consulting relationships. Proper preparation and planning for growth, whether through organic or external means, is critical to maximizing your goals. With years of building financial models that extensively quantify the financial variables of financial institutions, McAuliffe Financial is prepared to work closely with you to chart your path to success.

Our clients benefit from an independent array of consulting services that include:

Business and Strategic planning;

Strategic presentations to boards of directors;

Financial modeling;

M&A advisory;

Preparing stock valuations and fairness opinions;

Business and Strategic Planning – McAuliffe Financial has developed financial models that provide forecasting depth beyond traditional line items for financial institutions. The principal of the firm has developed over 100 business plans for banks and has participated in many planning retreats with senior management and board members.

Mergers and Acquisitions – Since 1985, the principal of McAuliffe Financial has been involved in over 40 bank merger and acquisition transactions. His involvement has included structuring financial terms of the transactions, financial forecasting, mark-to-market analyses, marketing financial institutions for sale, finding appropriate suitors and negotiating deal pricing.

Stock Valuations and Fairness Opinions – The principal of McAuliffe Financial has been actively involved in over 170 valuation appraisals for thrifts converting from mutual-to-stock form of ownership. Additionally, he has written over 30 fairness opinions for bank combinations. McAuliffe Financial also prepares stock valuations for ESOPs, goodwill impairment analyses and companies with illiquid stock.

Equity Offerings – The principal of McAuliffe Financial has been involved in over 160 mutual-to-stock conversion offerings. Additionally, he has raised over $150 million in secondary equity offerings and trust preferred securities.